Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT dated as of December 5, 2016 (this “Amendment”) to the Senior Secured Term Loan Agreement dated as of July 15, 2016 (the “Credit Agreement”) among Verso Paper Finance Holdings LLC, a Delaware limited liability company (“Holdings”), Verso Paper Holdings LLC, a Delaware limited liability company (the “Borrower”), each of the Subsidiary Loan Parties party thereto from time to time, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties, and the Lead Arrangers party thereto.

RECITALS:

WHEREAS, the Credit Agreement contemplates certain Permitted Restructuring Transactions and a Permitted Restructuring Transactions Amendment to be entered into in connection therewith;

WHEREAS, the parties hereto desire to amend the Credit Agreement upon the terms and conditions set forth herein in connection with the Permitted Restructuring Transactions; and

WHEREAS, the Lenders party hereto constitute the Required Lenders and such Lenders hereby notify the other parties hereto of their consent to this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).

2. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date:

(a) The Credit Agreement is hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto, except that any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Annex A shall remain in effect without any amendment or other modification thereto.

(b) The Credit Agreement is hereby further amended by (i) replacing Schedule 1.01A with Schedule 1.01A hereto, (ii) replacing Schedule 1.01C with Schedule 1.01C hereto, (iii) adding Schedule 1.01E in the form attached as Schedule 1.01E hereto, (iv) replacing Exhibit A-2 thereto with Exhibit A-2 hereto, (v) replacing Exhibit A-3 thereto with Exhibit A-3 hereto and (vi) replacing Exhibit I thereto with Exhibit I hereto.

(c) The Required Lenders acknowledge that, effective as of November 12, 2016, certain of the requirements in the definition of “Collateral and Guarantee Requirement” and Schedule 5.13 have been modified as set forth on Schedule A hereto.

(d) The Required Lenders hereby consent to the merger of Verso Paper Holdings LLC with and into NewPage LLC, with NewPage LLC as the surviving entity, as contemplated in Schedule 1.01A, and, immediately after the completion of such merger, the change of NewPage LLC’s name to Verso Paper Holding LLC, in each such case, on terms and conditions as set forth in the Assumption and Reaffirmation Agreement (as defined in Schedule 1.01E) and the form of agreement and plan of merger attached hereto as Exhibit M hereto or otherwise reasonably satisfactory to the Required Lenders and the Collateral Agent.

(e) The Required Lenders hereby acknowledge and consent that, for the transactions set forth on Schedule 1.01A attached hereto, the Loan Parties will not be required to provide any additional notices required under Section 5.10(e) of the Amended Credit Agreement, Section 4.03(a) of the Collateral Agreement or any other similar notices required under any other Loan Documents (provided, that the Borrower shall provide written notice to the Administrative Agent prior to or concurrently with the closing of such transactions or any portion thereof).

3. Representations and Warranties. The Borrower represents and warrants to each of the Agents and the Lenders, on and as of the Amendment Effective Date, that:

(a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or in the case of representations and warranties qualified by materiality or material adverse effect, true and correct in all respects) immediately prior to, and after giving effect to this Amendment, with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or in the case of representations and warranties qualified by materiality or material adverse effect, true and correct in all respects) as of such earlier date;

(b) at the time of, and immediately after giving effect to, this Amendment, no Event of Default or Default shall have occurred and be continuing or would result therefrom;

(c) each of the Loan Parties has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and each other agreement or instrument contemplated hereby to which it is or will be a party;

(d) the execution, delivery and performance by each of the Loan Parties of this Amendment, and the transactions contemplated hereby, (i) have been duly authorized by all corporate, equityholder, partnership or limited liability company action required to be obtained by such Loan Party and (ii) do not and will not (x) violate (A) any provision of law, statute, rule or regulation, (B) the certificate or memorandum or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or bylaws of such Loan Party, (C) any applicable order, judgment or decree of any court or any rule, regulation or order of any Governmental Authority or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is or may be bound, (y) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (x) (other than subclause (B) thereof) or (ii) of this Section 3(d) would reasonably be expected to have, individually or in the aggregate, a

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Material Adverse Effect or (z) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens;

(e) this Amendment has been duly executed and delivered by each of the Loan Parties and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) except to the extent set forth in any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries that are not Loan Parties;

(f) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by each of the Loan Parties of this Amendment, the transactions contemplated hereby, the creation, perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for: (i) the filing of Uniform Commercial Code financing statements, (ii) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (iii) recordations of the Mortgages, (iv) such actions, consents, approvals, registrations and filings as have been made or obtained and are in full force and effect, (v) such actions, consents, approvals, registrations and filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (vi) equivalent foreign filings to those listed in clauses (i) through (v) above;

(g) following the consummation of the Permitted Restructuring Transactions, all Subsidiaries of Holdings (other than (i) the Borrower, (ii) at the Borrower’s option, Immaterial Subsidiaries, (iii) CWPC and (iv) Verso Quinnesec REP LLC to the extent it is subject to the restrictions on granting security interests on its assets pursuant to the terms set forth in the QLICI Facility) shall be Guarantors under the Loan Documents; and

(h) the ABL Credit Agreement has not been amended, restated, supplemented or otherwise modified, except pursuant to ABL Amendment One.

4. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) that the following conditions precedent have been satisfied:

(a) the Administrative Agent shall have executed this Amendment and received (x) signature pages to this Amendment duly executed by the Required Lenders and each Loan Party (as of the date such other signature pages are received by the Administrative Agent) or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that each such party has signed a counterpart of this Amendment;

(b) the Agents shall have received all fees payable thereto or to any Lender on or prior to the Amendment Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Amendment Effective Date, including,

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to the extent invoiced at least one Business Day prior to the Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, out-of-pocket charges and disbursements of Ropes & Gray LLP and Skadden, Arps, Slate, Meagher & Flom LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document;

(c) the Borrower shall have delivered to the Administrative Agent and the Lenders an officer’s certificate, dated as of the Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders; and

(d) the ABL Agent, the requisite lenders under the ABL Credit Agreement and the Loan Parties party hereto shall have executed an amendment to the ABL Credit Agreement in connection with the Permitted Restructuring Transactions, which amendment shall have become effective on terms and conditions reasonably acceptable to the Administrative Agent and the Required Lenders (“ABL Amendment One”), and the Borrower shall have delivered to the Administrative Agent a true and correct copy of ABL Amendment One.

5. Ratification. Except to the extent hereby specifically amended, the Credit Agreement and each of the other Loan Documents remain in full force and effect and are hereby ratified and affirmed. Each Loan Party expressly confirms that, with effect from (and including) the Amendment Effective Date, the Security Documents shall apply and extend to the liabilities and obligations of each relevant Loan Party under the Credit Agreement and the other Loan Documents (in each case, as amended and modified by this Amendment).

6. Miscellaneous. This Amendment shall be limited precisely as written and, except as expressly provided herein, this Amendment (and the execution, delivery and performance hereof) shall not, and shall not be deemed to, (a) be a consent granted pursuant to, or a waiver or modification of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein, (b) be considered a novation or (c) prejudice or operate as a waiver of any right, power or remedy which any Agent or any other Secured Party may now have or have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein. Unless the context requires otherwise, on and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Loan Parties agree that their obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment. This Amendment is a “Loan Document” for purposes of the Amended Credit Agreement and the other Loan Documents and shall be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

7. Counterparts; Binding Effect. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 4. Delivery of an executed counterpart to this Amendment by facsimile transmission (or other electronic transmission (e.g., a “pdf” or “tif”) pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original. From and after the Amendment Effective Date, this Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Agents and the Lenders and their respective successors and assigns in accordance with the terms of the Credit Agreement as amended hereby.

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8. Applicable Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Loan Parties:

VERSO PAPER FINANCE HOLDINGS LLC VERSO PAPER HOLDINGS LLC

BUCKSPORT LEASING LLC

ESCANABA PAPER COMPANY

LUKE PAPER COMPANY

NEWPAGE CONSOLIDATED PAPERS INC.

NEWPAGE CORPORATION

NEWPAGE HOLDINGS INC.

NEWPAGE INVESTMENT COMPANY LLC

NEWPAGE WISCONSIN SYSTEM INC.

NEXTIER SOLUTIONS CORPORATION

VERSO ANDROSCOGGIN LLC

VERSO FIBER FARM LLC

VERSO MAINE ENERGY LLC

VERSO PAPER INC.

VERSO PAPER LLC

VERSO QUINNESEC LLC

VERSO QUINNESEC REP HOLDING INC.

VERSO SARTELL LLC

WICKLIFFE PAPER COMPANY LLC

By:	/s/ Allen J. Campbell
Name: Allen J. Campbell
Title: Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to Senior Secured Term Loan Agreement]

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

[Lender signature pages on file with the Borrower and the Administrative Agent]

[Signature Page to First Amendment to Senior Secured Term Loan Agreement]

Annex A

Amended Credit Agreement

(see attached)

~~Execution Copy~~Annex A to Amendment One

$220,000,000

SENIOR SECURED TERM LOAN AGREEMENT

Dated as of July 15, 2016,

Among

VERSO PAPER FINANCE HOLDINGS LLC

(which, following the consummation of the Permitted Restructuring Transactions (or applicable portion thereof) shall change its name to VERSO HOLDING LLC),

as Holdings,

VERSO PAPER HOLDINGS LLC,

as the Borrower,

EACH OF THE SUBSIDIARY LOAN PARTIES PARTY HERETO,

THE LENDERS PARTY HERETO,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent,

and

BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC. AND CREDIT SUISSE

SECURITIES (USA) LLC

as Joint Lead Arrangers and Joint Book Runners

Page

~~Article~~ARTICLE 1

DEFINITIONS

Section 1.01	Defined Terms	2
Section 1.02	Terms Generally	~~52~~54
Section 1.03	Exchange Rates; Currency Equivalents	~~53~~54
Section 1.04	Timing of Payment or Performance	~~53~~55
Section 1.05	Times of Day	~~53~~55
Section 1.06	Application to First Tier Covenant Party’s Subsidiaries	55

~~Article~~ARTICLE 2 THE CREDITS

Section 2.01	Commitments and Term Loans; Original Issue Discount	~~53~~55
Section 2.02	Loans and Borrowings	~~54~~55
Section 2.03	Requests for Borrowings	~~54~~56
Section 2.04	Funding of Borrowings	~~55~~57
Section 2.05	Interest Elections	~~56~~57
Section 2.06	Repayment of Loans; Evidence of Debt	~~57~~59
Section 2.07	Scheduled Repayment of Loans	~~58~~59
Section 2.08	Prepayment of Loans	~~59~~61
Section 2.09	Fees	~~60~~62
Section 2.10	Interest	~~61~~63
Section 2.11	Alternate Rate of Interest	~~62~~63
Section 2.12	Increased Costs	~~62~~64
Section 2.13	Break Funding Payments	~~63~~65
Section 2.14	Taxes	~~64~~65
Section 2.15	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~68~~69
Section 2.16	Mitigation Obligations; Replacement of Lenders	~~70~~72
Section 2.17	Illegality	~~71~~73
Section 2.18	Loan Extensions	~~71~~73
Section 2.19	Defaulting Lender	~~73~~75

~~Article~~ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01	Organization; Powers	~~74~~76
Section 3.02	Authorization	~~75~~76
Section 3.03	Enforceability	~~75~~77
Section 3.04	Governmental Approvals	~~75~~77
Section 3.05	Financial Statements	~~76~~77
Section 3.06	No Material Adverse Effect	~~76~~77

(continued)

Page

Section 3.07	Properties	~~76~~77
Section 3.08	Subsidiaries	~~78~~79
Section 3.09	Litigation; Compliance with Laws	~~78~~80
Section 3.10	Federal Reserve Regulations	~~78~~80
Section 3.11	Investment Company Act	~~79~~80
Section 3.12	Use of Proceeds	~~79~~80
Section 3.13	Taxes	~~79~~80
Section 3.14	No Material Misstatements	~~79~~81
Section 3.15	Employee Benefit Plans	~~80~~81
Section 3.16	Environmental Matters	~~80~~82
Section 3.17	Security Documents	~~81~~82
Section 3.18	[Reserved]~~82~~	83
Section 3.19	Solvency	~~82~~83
Section 3.20	Labor Matters	~~82~~84
Section 3.21	Insurance	~~83~~84
Section 3.22	No Default	~~83~~85
Section 3.23	Intellectual Property; Licenses; Etc	~~83~~85
Section 3.24	Senior Debt	~~83~~85
Section 3.25	USA PATRIOT Act/OFAC	~~83~~85
Section 3.26	Foreign Corrupt Practices Act	~~84~~86

~~Article~~ARTICLE 4

CONDITIONS OF LENDING

Section 4.01	All Credit Events	~~84~~86
Section 4.02	First Credit Event	~~85~~87

~~Article~~ARTICLE 5

AFFIRMATIVE COVENANTS

Section 5.01	Existence; Businesses and Properties	~~89~~91
Section 5.02	Insurance	~~90~~91
Section 5.03	Taxes and Claims	~~91~~93
Section 5.04	Financial Statements, Reports, Etc	~~92~~94
Section 5.05	Litigation and Other Notices	~~95~~97
Section 5.06	Compliance with Laws	~~95~~97
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~95~~97
Section 5.08	Use of Proceeds	~~96~~98
Section 5.09	Compliance with Environmental Laws	~~96~~98
Section 5.10	Further Assurances; Additional Security	~~96~~98
Section 5.11	Term Priority Collateral Account	~~99~~101
Section 5.12	Lender Calls	~~100~~102
Section 5.13	Post-Closing Matters	~~100~~102
Section 5.14	CWPC	~~100~~102

(continued)

Page

Section 5.15 Certain Permitted Restructuring Transactions Matters		102

~~Article~~ARTICLE 6

NEGATIVE COVENANTS

Section 6.01	Indebtedness	~~100~~102
Section 6.02	Liens	~~104~~107
Section 6.03	Sale and Lease Back Transactions	~~108~~111
Section 6.04	Investments, Loans and Advances	~~109~~111
Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~111~~114
Section 6.06	Dividends and Distributions	~~115~~118
Section 6.07	Transactions with Affiliates	~~117~~120
Section 6.08	Business of the ~~Borrower and the Subsidiaries 118~~Covenant Parties	122
Section 6.09	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, Bylaws and Certain Other Agreements; Etc	~~118~~122
Section 6.10	Total Net Leverage Ratio	~~122~~125
Section 6.11	Hedging Agreements	~~122~~126
Section 6.12	No Other “Designated Senior Debt”	~~122~~126
Section 6.13	Fiscal Year; Accounting	~~123~~126
Section 6.14	CWPC	~~123~~126

~~Article~~ARTICLE 7

HOLDINGS COVENANTS

Section 7.01	Holdings Covenants	~~123~~126

~~Article~~ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

Section 8.01	Events of Default; Certain Remedies	~~123~~127
Section 8.02	Right to Cure	~~126~~130

~~Article~~ARTICLE 9

THE AGENTS

Section 9.01	Appointment	~~127~~131
Section 9.02	Delegation of Duties	~~128~~131
Section 9.03	Exculpatory Provisions	~~128~~132
Section 9.04	Reliance by Agents	~~129~~133
Section 9.05	Notice of Default	~~130~~133
Section 9.06	Non-Reliance on Agents and Other Lenders	~~130~~134
Section 9.07	Indemnification	~~131~~134
Section 9.08	Agent in Its Individual Capacity	~~131~~135
Section 9.09	Successor Administrative Agent	~~131~~135
Section 9.10	Agents and Lead Arrangers	~~132~~135

(continued)

Page

Section 9.11	[Reserved]	~~132~~136
Section 9.12	Security Documents, Collateral Agent and Applicable Collateral Agent	~~132~~136
Section 9.13	Right to Realize on Collateral and Enforce Guarantees	~~133~~137
Section 9.14	Indemnification by the Lenders	~~134~~137

~~Article~~ARTICLE 10

MISCELLANEOUS

Section 10.01	Notices; Communications	~~134~~138
Section 10.02	Survival of Agreement	~~136~~139
Section 10.03	Binding Effect	~~136~~140
Section 10.04	Successors and Assigns	~~136~~140
Section 10.05	Expenses; Indemnity	~~143~~147
Section 10.06	Right of Set-Off	~~146~~149
Section 10.07	APPLICABLE LAW	~~146~~149
Section 10.08	Waivers; Amendment	~~146~~150
Section 10.09	Interest Rate Limitation	~~150~~153
Section 10.10	Entire Agreement	~~150~~153
Section 10.11	WAIVER OF JURY TRIAL	~~150~~153
Section 10.12	Severability	~~150~~154
Section 10.13	Counterparts	~~151~~154
Section 10.14	Headings	~~151~~154
Section 10.15	Jurisdiction; Consent to Service of Process	~~151~~154
Section 10.16	Confidentiality	~~152~~155
Section 10.17	Platform; Borrower Materials	~~152~~156
Section 10.18	Release of Liens and Guarantees	~~153~~157
Section 10.19	Judgment Currency	~~154~~157
Section 10.20	USA PATRIOT Act Notice	~~155~~158
Section 10.21	Affiliate Lenders	~~155~~158
Section 10.22	Agency of the Borrower for the Loan Parties	~~157~~160
Section 10.23	No Advisory or Fiduciary Responsibility	~~157~~160
Section 10.24	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~158~~161
Section 10.25	Marshalling; Payments Set Aside	~~158~~162

Exhibits and Schedules

Exhibit A-1	Form of Assignment and Acceptance
Exhibit A-2	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibit A-3	Form of Affiliate Assignment and Acceptance
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Note
Exhibit F	Form of ABL Intercreditor Agreement
Exhibit G	Form of Collateral Agreement
Exhibit H	Form of Mortgage
Exhibit I	Form of Compliance Certificate
Exhibit J	Form of Certification of Consolidated Annual Budget
Exhibit K	Form of Non-Bank Tax Certificates
Exhibit L	Form of Assumption and Reaffirmation Agreement

Schedule 1.01A	Permitted Restructuring Transactions
Schedule 1.01B	Properties
Schedule 1.01C	Mortgaged Properties
Schedule 1.01D	Immaterial Subsidiaries
Schedule 1.01E	Certain Conditions and Deliverables relating to Permitted Restructuring Transactions
Schedule 2.01(a)	Term Loan Commitments
Schedule 3.07(e)	Options or Rights on Mortgaged Property
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Existing Agreements Relating to Equity Interests
Schedule 3.16	Environmental Matters
Schedule 3.21	Insurance
Schedule 5.13	Post-Closing Matters
Schedule 6.01	Existing Indebtedness
Schedule 6.02(a)	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.07	Transactions with Affiliates
Schedule 6.09	Burdensome Agreements
Schedule 10.01	Notice Information

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This SENIOR SECURED TERM LOAN AGREEMENT dated as of July 15, ~~2016 (this “Agreement”),~~2016, is by and among VERSO PAPER FINANCE HOLDINGS LLC (which, following the consummation of the Permitted Restructuring Transactions (or applicable portion thereof) shall change its name to VERSO HOLDING LLC), a Delaware limited liability company (“Holdings”), VERSO PAPER HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), EACH OF THE SUBSIDIARY LOAN PARTIES party hereto, the LENDERS party hereto from time to time, BARCLAYS BANK PLC (“Barclays”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders and other Secured Parties (in such capacity, the “Collateral Agent”), and BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC. AND CREDIT SUISSE SECURITIES (USA) LLC as joint lead arrangers and joint book runners (in such capacities, the “Lead Arrangers”).

WHEREAS, the capitalized terms used in these recitals shall have the respective meanings set forth in Section 1.01;

WHEREAS, on January 26, 2016, Verso Corporation, Holdings, the Borrower and certain of Verso Corporation’s Subsidiaries (including all of the initial Subsidiary Loan Parties) (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, which were administratively consolidated as Chapter 11 Case No. 16-10163 (KG) (collectively, the “Cases”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, on June 23, 2016, the Bankruptcy Court entered that certain Findings Of Fact, Conclusions Of Law, And Order Confirming Debtors’ First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, confirming the joint plan of reorganization for the Debtors annexed thereto as Exhibit A (together with all exhibits, schedules, annexes, supplements and other attachments thereto, and, to the extent amended, waived, modified or supplemented on or after entry of such order, such amendments, waivers, modifications or supplements that are not adverse to the rights and interests of each of the Lead Arrangers, the Agents and the Lenders, in their capacities as such (unless otherwise consented to in accordance with Section 4.02(q)), the “Reorganization Plan”);

WHEREAS, the Borrower has requested that the Lenders provide term loans in an aggregate principal amount not to exceed $220.0 million (i) for working capital and general corporate purposes (including for Permitted Business Acquisitions) of the Loan Parties and their Subsidiaries, including, together with a portion of the loans made under the ABL Loan Documents, to refinance on the Closing Date the indebtedness outstanding under the DIP ABL Credit Agreements (and to replace or backstop letters of credit outstanding thereunder) and the DIP Term Loan Agreement in accordance with the Reorganization Plan, (ii) to pay outstanding allowed administrative expenses and allowed claims all in accordance with the Reorganization Plan and (iii) to pay the Transaction Expenses; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABL Agent” shall have the meaning assigned to the term “ABL Facility Agent” in the ABL Intercreditor Agreement.

“ABL Credit Agreement” shall mean that certain Asset-Based Revolving Credit Agreement, dated as of the Closing Date, by and among Holdings, the Borrower, the other First Tier Covenant Parties party thereto, the Subsidiary Loan Parties party thereto, the lenders party thereto and the ABL Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Excess Availability” shall mean “Excess Availability” as defined in the ABL Credit Agreement (as in effect on the Closing Date without giving effect to any amendment, modification or waiver thereof).

“ABL Facility” shall mean the revolving credit facility evidenced by the ABL Loan Documents, including commitments, loans and other extensions of credit thereunder.

“ABL Intercreditor Agreement” shall mean the ABL Intercreditor Agreement, dated as of the Closing Date, by and between the ABL Agent and the Collateral Agent, and acknowledged by the Loan Parties, substantially in the form of Exhibit F or such other form agreed to by the Agents and the Required Lenders that is no less favorable to the Lenders, taken as a whole, or is otherwise approved by the Required Lenders.

“ABL Loan Documents” shall mean the ABL Credit Agreement, any note issued or mortgage granted thereunder, and any other “Loan Documents” (as defined in the ABL Credit Agreement), as each such document may be amended, restated, supplemented or otherwise modified from time to time.

“ABL Obligations” shall mean “ABL Obligations” as such term is defined in the ABL Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement (or other analogous term in another Permitted Senior Intercreditor Agreement).

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the Prime Rate in effect on such day and (c) the Adjusted LIBO Rate for Dollars for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the London interbank offered rate administered by ICE Benchmark Administration Limited for deposits in Dollars (as set forth by Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) or such other commercially available source providing quotations of LIBO Rate as may be designated by the Administrative Agent from time to time) on such day. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article 2.

“Account” shall have the meaning assigned to such term in the Uniform Commercial Code, and shall include any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Account Debtor” shall mean, with respect to any Account, each person obligated thereon.

“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(c).

“Adjusted Consolidated Basis” shall mean the results of operations and financial position of the Subsidiaries of Holdings on a consolidated basis in accordance with GAAP, excluding (for the avoidance of doubt) the results of operations and financial position of Holdings itself.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal (rounded upwards, if necessary, to the next 1/16 of 1%) to the greater of (a) (i) the LIBO Rate in effect for such Interest Period divided by (ii) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any, and (b) 1.00%.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and shall include any duly appointed successor in that capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.

“Adverse Proceeding” shall mean any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, Borrower, any other First Tier Covenant Party or any of their respective subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims).

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided that (a) any person which owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a person shall be deemed an Affiliate of such person, (b) each director (or comparable manager) of a person shall be deemed to be an Affiliate of such person and (c) each partnership in which a person is a general partner shall be deemed an Affiliate of such person. Unless the context otherwise requires, a reference herein to an Affiliate shall mean an Affiliate of any Loan Party.

“Affiliate Assignment and Acceptance” shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit A-3 hereto, with such amendments or modifications as the parties thereto may elect (but not in contravention of any terms and conditions contained herein applicable to Affiliate Lenders) as may be approved by the Administrative Agent.

“Affiliate Lender” shall have the meaning assigned to such term in Section 10.21(a).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall ~~have the meaning assigned to such term in the introductory paragraph of this Agreement, as the same shall be~~mean this Senior Secured Loan Agreement by and among Holdings, the Borrower, the other First Tier Covenant Parties party thereto and the Subsidiary Loan Parties party hereto, the Lenders party hereto from time to time, the Administrative Agent, the Collateral Agent, and the Lead Arrangers, as amended by Amendment One and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 10.19.

“All-in Yield” shall mean, as to any Loans, the yield thereon payable to all Lenders (or other lenders, as applicable) providing such Loans in the primary syndication thereof, as reasonably determined by the Administrative Agent (in consultation with the Lenders), whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Loans); provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees paid to arrangers for such Loans and customary consent fees for an amendment paid generally to consenting lenders.

“Amendment One” shall mean the First Amendment, dated as of December 5, 2016, to this Agreement, among the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Amendment One Effective Date” shall mean the “Amendment Effective Date” as defined in Amendment One.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Holdings~~, the Borrower~~ or its subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Collateral Agent” shall mean (i) (a) with respect to the ABL Priority Collateral (or other analogous term in another Permitted Senior Intercreditor Agreement, as applicable), the ABL Agent and (b) with respect to the Non-ABL Priority Collateral (or other analogous term in another Permitted Senior Intercreditor Agreement, as applicable), the Intercreditor Agent (as defined in the ABL Intercreditor Agreement (or other analogous term in another Permitted Senior Intercreditor Agreement, as applicable)), or (ii) if at any time there is no ABL Facility then in effect, the Collateral Agent.

“Applicable Date” shall have the meaning assigned to such term in Section 10.08(h).

“Applicable Margin” shall mean for any day with respect to any Term Loan, 11% per annum in the case of any Eurocurrency Loan and 10% per annum in the case of any ABR Loan.

“Applicable Period” shall mean an Excess Cash Flow Period or an Excess Cash Flow Interim Period, as the case may be.

“Approved Fund” shall have the meaning assigned to such term in Section 10.04(b).

“Asset Sale” shall mean any sale, transfer or other disposition (including any sale and leaseback of assets (including any Sale and Lease Back Transaction permitted under Section 6.03) and any mortgage or lease of Real Property) to any person of any asset or assets of ~~the Borrower or any Subsidiary~~any Covenant Party.

“Assignee” shall have the meaning assigned to such term in Section 10.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 10.04), in the form of Exhibit A-1 or such other form as shall be approved by the Administrative Agent.

“Assumption and Reaffirmation Agreement” shall have the meaning assigned to such term in Schedule 1.01E.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Court” shall have the meaning assigned to such term in the recitals hereto.

“Barclays” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is not a corporation and is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 10.17(a).

“Borrower Notice” shall have the meaning assigned to such term in clause (h) of the definition of “Collateral and Guarantee Requirement”.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean $500,000.00, except in the case of ABR Loans, $250,000.00.

“Borrowing Multiple” shall mean $500,000.00, except in the case of ABR Loans, $100,000.00.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

“Budget” shall have the meaning assigned to such term in Section 5.04(f).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.

“Capital Advisory Fee” shall mean the fee mutually agreed among the Borrower, the Lenders and Ducera Partners LLC as compensation for services rendered in connection with the preparation and negotiation of this Agreement and the other Loan Documents and for services to be rendered after the Closing Date by Ducera Partners LLC, acting in its capacity as a Third Party Reviewer. Such Capital Advisory Fee shall be paid by the Borrower on the Closing Date.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for the ~~Borrower and the Subsidiaries~~Covenant Parties shall not include:

(a) expenditures to the extent they are made with proceeds of the issuance of Equity Interests of Holdings or a cash capital contribution to ~~the Borrower~~a First Tier Covenant Party after the Closing Date, which issuance or capital contribution is made no more than 12 months prior to the making of such expenditures (or, if such expenditures are contractually committed to be made within 12 months of such issuance or capital contribution, such expenditures are actually made within 18 months of the receipt of such proceeds);

(b) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the ~~Borrower and the Subsidiaries~~Covenant Parties within 12 months of receipt of such proceeds (or, if such expenditures are contractually committed to be made within 12 months of such receipt, such expenditures are actually made within 18 months of the receipt of such proceeds);

(c) interest capitalized during such period;

(d) expenditures that are accounted for as capital expenditures of such person and that, pursuant to a written agreement, are actually paid for by a third party (excluding Holdings~~, the Borrower~~ or any ~~Subsidiary thereof~~Covenant Party) and for which neither Holdings~~, the Borrower~~ nor any ~~Subsidiary~~Covenant Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e) [reserved];

(f) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business;

(g) Investments constituting all or a portion of the purchase price of a Permitted Business Acquisition; or

(h) the purchase of property, plant or equipment made within 12 months of the sale of any property, plant or equipment to the extent purchased with the proceeds of such sale (or, if such purchase is contractually committed to be made within 12 months of such sale, such purchase is actually made within 18 months of the receipt of such proceeds).

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cases” shall have the meaning assigned to such term in the recitals hereto.

“Cash Interest Expense” shall mean, with respect to the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay in kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any debt issuance costs, commissions, financing fees paid by, or on behalf of, ~~the Borrower or any Subsidiary~~any Covenant Party, including such fees paid in connection with the Transactions and the expensing of any non-recurring bridge, commitment or other financing fees, including those paid in connection with the Transactions or any amendment of this Agreement, (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements, (d) cash interest income of the ~~Borrower and the Subsidiaries~~Covenant Parties for such period and (e) the accretion or accrual of discounted liabilities during such period.

“Cash Management Agreement” shall mean any agreement to provide to Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Code.

A “Change in Control” shall be deemed to occur if:

(a) at any time, (i) Holdings shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower or any other First Tier Covenant Party (except that (x) QLICI Subsidiary may have a separate managing member as further described in the definition of “QLICI Put / Call Option” and (y) QLICI Subsidiary may merge with and into Holdings or dissolve so long as such merger or dissolution is consummated in accordance with the terms of Section 6.05(b)(v) hereof), (ii) a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall at any time be occupied by persons who were neither (A) nominated or approved by the Board of Directors of Holdings or a Permitted Holder, (B) appointed by managers so nominated or approved nor (C) appointed by a Permitted Holder, or (iii) a “change of control” (or similar event) shall occur under the ABL Credit Agreement or any other Material Indebtedness or any Disqualified Stock with an aggregate principal amount or liquidation preference in excess of $25.0 million; or

(b) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders or any “group” more than 50% of the voting interest of which consists of Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Holdings’ Equity Interests.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by a Lender with any request or directive promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law”.

“Charges” shall have the meaning assigned to such term in Section 10.09.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term Loans or Extended Term Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of Term Loans or Extended Term Loans. Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

“Class Loans” shall have the meaning assigned to such term in Section 10.08(h).

“Closing Date” shall mean the first Business Day on which all of the conditions precedent set forth in Section 4.02 are satisfied or waived in accordance with Section 10.08.

“Co-Investors” shall mean each beneficial owner of at least 4.0% of the Equity Interests of Verso Corporation immediately after the consummation of the Transactions.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of any Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any duly appointed successor in that capacity.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of the Closing Date, among Holdings, the Borrower, each other First Tier Covenant Party, each Subsidiary Loan Party, the Collateral Agent, and the other parties thereto, substantially in the form of Exhibit G or such other form agreed to by the Administrative Agent and the Collateral Agent (in consultation with the Lenders), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to Section 5.10(f) hereof and any Intercreditor Agreement) and, with respect to the requirements described below on the Closing Date, subject to Section 5.13:

(a) on the Closing Date, the Collateral Agent shall have received (i) from Holdings, the Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such person and (ii) an Acknowledgment and Consent in the form attached to the Collateral Agreement, executed and delivered by each issuer of Pledged Collateral, if any, that is a Subsidiary of ~~the Borrower~~Holdings but is not a Loan Party;

(b) on the Closing Date, (i) the Collateral Agent shall have received a pledge of all the issued and outstanding Equity Interests of (x) the Borrower and (y) each Subsidiary owned on the Closing Date directly by the Borrower or any Subsidiary Loan Party, and (ii) the Applicable Collateral Agent (or such other person as is provided in the ABL Intercreditor Agreement) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) all Indebtedness of Holdings~~, the Borrower~~ and each ~~Subsidiary~~Covenant Party having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5.0 million and in the case of all such Indebtedness an aggregate principal amount in excess of $15.0 million (other than (A) Indebtedness consisting of current liabilities among the Loan Parties incurred in the ordinary course of business in connection with the cash management operations of Holdings and its subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Administrative Agent (in consultation with the Lenders)) and (ii) the Applicable Collateral Agent (or such other person as is provided in the ABL Intercreditor Agreement) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d) in the case of any person that becomes a First Tier Covenant Party or a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received a supplement to each of the Collateral Agreement and each applicable Intercreditor Agreement, in the form specified therein, duly executed and delivered on behalf of such First Tier Covenant Party or Subsidiary Loan Party;

(e) after the Closing Date, (i) (A) all the outstanding Equity Interests of any person that becomes a First Tier Covenant Party or a Subsidiary Loan Party after the Closing Date, (B) subject to the definition of “Excluded Assets” set forth in Section 5.10(f), all the Equity Interests that are acquired by a Loan Party after the Closing Date and (C) in accordance with Section 5.13, all of the Equity Interests of CWPC, shall have been pledged pursuant to the Collateral Agreement; provided that in no event shall more than 65% of the issued and outstanding voting Equity Interests and 100% of non-voting Equity Interests of any “first-tier” Foreign Subsidiary or any FSHCO directly owned by such Loan Party be pledged to secure the Obligations, and in no event shall any of the issued and outstanding voting Equity Interests of any Foreign Subsidiary that is not a “first-tier” Foreign Subsidiary of a Loan Party be pledged to secure the Obligations, and (ii) the Applicable Collateral Agent (or such other person as is provided in the ABL Intercreditor Agreement) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(f) except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions required by law or reasonably requested by the Collateral Agent or the Administrative Agent (in consultation with the Lenders) to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Applicable Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g) on the Closing Date, or as soon as reasonably practicable after the Closing Date but in any event within 120 days following the Closing Date (or such longer time as the Administrative Agent

(in consultation with the Lenders) shall agree taking into account the requirement to obtain a Flood Certificate pursuant to clause (h) below), the Borrower and each Loan Party shall deliver, or cause to be delivered, to the Collateral Agent, (i) counterparts of each Mortgage (and any related Security Documents) to be entered into with respect to each Mortgaged Property set forth on Schedule 1.01C, duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing, which Mortgages the Borrower or ~~its Subsidiaries~~such Loan Party shall cause to be recorded or filed in such manner and such place as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent granted pursuant to such Mortgages and shall pay in full all taxes, fees and other charges payable in connection therewith, (ii) opinions of local counsel (which counsel shall be reasonably acceptable to the Collateral Agent), delivered to the Collateral Agent and the Required Lenders, addressing customary matters as determined by the Collateral Agent in its reasonable discretion, which opinions may contain customary qualifications reasonably satisfactory to the Collateral Agent and shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent, (iii) copies of the existing surveys (if any) with respect to each Mortgaged Property, redated and certified to the Collateral Agent, and to the extent no survey exists, a new survey of each such Mortgaged Property, certified to the Collateral Agent, which new surveys shall comply with the Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys (effective February 23, 2016) and shall include all “Table A” items as the Collateral Agent and Required Lenders shall reasonably request, (iv) a fully paid policy of title insurance (written on the ALTA 2006 Extended Coverage Loan Policy form or such other substantially equivalent form as the Collateral Agent shall approve in its commercially reasonable but sole discretion) (or “pro forma” or marked up commitment having the same effect as such title insurance policy) (A) in a form satisfactory to the Collateral Agent in its sole and absolute discretion, insuring the Lien of such Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except (subject to the exceptions in Section 6.02) Permitted Liens, together with such endorsements (including zoning endorsements where available) as the Collateral Agent may request or agree to in its commercially reasonable but sole discretion (including, for the avoidance of doubt, so called “pro tanto” endorsements aggregating coverage for this Agreement and the ABL Credit Agreement, if available) and any such coinsurance and reinsurance (with provisions for direct access) as shall be required by the Collateral Agent in its commercially reasonable but sole discretion, (B) in an amount satisfactory to the Collateral Agent and the Required Lenders in their commercially reasonable but sole discretion, and (C) issued by a nationally recognized title insurance company reasonably satisfactory to the Collateral Agent (individually and collectively, as the context may require, the “Title Policy”), (v) to the extent FIRREA requires an appraisal after the Closing Date due to a Change in Law, an appraisal complying with the requirements of FIRREA prepared by a third-party appraiser reasonably selected by the Collateral Agent (at the direction of the Required Lenders), (vi) [reserved], (vii) subject to the ~~Borrower~~applicable Loan Party’s commercially reasonable efforts, a tenant estoppel certificate from the tenant under any lease of all or a portion of any Mortgaged Property, in form reasonably acceptable to the Collateral Agent, (viii) for any Mortgaged Property for which a zoning endorsement is not available, a zoning opinion letter or municipality zoning letter in form reasonably acceptable to the Collateral Agent, and (ix) other documents including, but not limited to, any consents, agreements and confirmations of third parties, as the Collateral Agent may reasonably request with respect to any such Mortgages or Mortgaged Property;

(h) on the Closing Date, or to the extent not satisfied on the Closing Date, in accordance with Section 5.13, and, with respect to any Real Property proposed to become Mortgaged Property after the Closing Date, promptly prior to it constituting Collateral, the Borrower and each Loan Party shall deliver to the Collateral Agent (and the Collateral Agent shall deliver to each Lender):

(i) a completed Flood Certificate with respect to each Mortgaged Property, which Flood Certificate shall (x) be addressed to the Collateral Agent and (y) otherwise comply with the Flood Program;

(ii) if such Flood Certificate states that such Mortgaged Property has improvements located in a Flood Zone, the Borrower’s written acknowledgment of receipt of written notification from the Collateral Agent (x) as to the existence of such Mortgaged Property within a Flood Zone and (y) as to whether the community in which each Mortgaged Property is located is participating in the Flood Program (the “Borrower Notice”); and

(iii) if such Mortgaged Property has improvements located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the Borrower and other Loan Parties have obtained flood insurance, either by purchase of a policy through the National Flood Insurance Program or by purchase of private flood insurance, that is in compliance with all applicable requirements of the Flood Program (the “Evidence of Flood Insurance”);

(i) on the Closing Date or, to the extent not satisfied on the Closing Date, in accordance with Section 5.13, the Collateral Agent shall have received evidence of the Insurance and liability insurance required by the terms of this Agreement and, subject to Section 5.10(f), the Mortgages;

(j) except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(k) after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.10.

“Commitments” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its

Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.12, 2.13, 2.14 or 10.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of Conduit Lender and provided that the designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, Disqualified Stock, Indebtedness in respect of the deferred purchase price of property or services and all Guarantees of Indebtedness described in this definition of the ~~Borrower and the Subsidiaries~~Covenant Parties determined on ~~a consolidated basis~~an Adjusted Consolidated Basis on such date.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:

(a) any net-after tax extraordinary gains or losses or income or expense or charge (less all fees and expenses related thereto) shall be excluded;

(b) any net after-tax income or loss from disposed, abandoned, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, closed or discontinued operations shall be excluded;

(c) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Borrower) shall be excluded;

(d) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Agreements or other derivative instruments shall be excluded;

(e) (i) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period, (ii) [reserved], (iii) the Net Income of any person or any Unrestricted Subsidiary accrued prior to the date it becomes a subsidiary of ~~the Borrower~~a First Tier Covenant Party or is redesignated a Subsidiary, as applicable, or is merged into or consolidated with the Borrower, any other First Tier Covenant Party or any of ~~its~~the Subsidiaries or that person’s assets are acquired by the Borrower, any other First Tier Covenant Party or any of ~~its~~the Subsidiaries shall be excluded and (iv) the Net Income of any Subsidiary ~~of the Borrower~~ to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, shall be excluded;

(f) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(g) effects of purchase accounting adjustments in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any acquisition permitted hereunder consummated after the Closing Date shall be excluded;

(h) any non-cash impairment charges or asset write-offs resulting from the application of Accounting Standards Codification (“ASC”) 350, Intangibles — Goodwill and Other or ASC 360, Property, Plant, and Equipment, and the amortization of intangibles pursuant to ASC 805, Business Combinations (other than non-cash impairment charges or asset write-offs attributable to inventory or accounts receivable), shall be excluded;

(i) any non-cash expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded;

(j) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded;

(k) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations shall be excluded;

(l) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded;

(m) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included;

(n) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of Consolidated Net Income to the extent the expense reimbursed was previously excluded pursuant to this clause (n); and

(o) non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the ~~Borrower and the consolidated Subsidiaries,~~Covenant Parties determined ~~in accordance with GAAP~~on an Adjusted Consolidated Basis, as set forth on the consolidated balance sheet of ~~the Borrower~~Holdings (or other entity whose financial statements are delivered pursuant to Section 5.04) as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or (b) (or for any date prior to the date of the first requirement under Section 5.04(a) or (b), the consolidated balance sheet for the fiscal quarter ended March 31, 2016); provided that in each case, such amount shall be calculated on a Pro Forma Basis after giving effect to any acquisition or disposition of assets that may have occurred on or after such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covenant Parties” shall mean the First Tier Covenant Parties and each of their Subsidiaries.

“Credit Event” shall have the meaning assigned to such term in Article 4.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) the cumulative amount of net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Holdings or any Parent Entity after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of ~~the Borrower~~a First Tier Covenant Party not previously applied for a purpose other than use in the Cumulative Credit; provided that this clause (a) shall exclude sales of Equity Interests financed as contemplated by Section 6.04(o) ~~and~~, any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b), and amounts contributed under Section 6.06(i), plus

(b) 100% of the aggregate amount of contributions to the common capital of ~~the Borrower~~a First Tier Covenant Party received in cash after the Closing Date (subject to the same exclusions as are applicable to clause (a) above); provided that the ~~Borrower and the Subsidiaries~~Covenant Parties shall be in Pro Forma Compliance, minus

(c) any amounts thereof used to make Investments pursuant to Section 6.04(i)(y) after the Closing Date prior to such time, minus

(d) payments or distributions in respect of Junior Financings, Permitted Unsecured Financings or other Indebtedness pursuant to Section 6.09(b)(i)(E)(1) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (a) above), minus

(e) payments made in respect of Plan or Withdrawal Liability pursuant to Section 6.09(d) after the Closing Date, minus

(f) the amount of any Restricted Payments pursuant to Section 6.06(g) after the Closing Date.

“Cure Amount” shall have the meaning assigned to such term in Section 8.02.

“Cure Right” shall have the meaning assigned to such term in Section 8.02.

“Current Assets” shall mean, with respect to the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on ~~a consolidated~~the balance sheet of the ~~Borrower and the Subsidiaries~~Covenant Parties on an Adjusted Consolidated Basis as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” shall mean, with respect to the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a ~~consolidated~~ balance sheet of the ~~Borrower and the Subsidiaries~~Covenant Parties on an Adjusted Consolidated Basis as current liabilities at such date of determination, other than: (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid) and (c) accruals for current or deferred Taxes based on income or profits.

“CWPC” shall mean Consolidated Water Power Company, a Wisconsin corporation.

“Debt Fund Affiliate Lender” shall mean any Affiliate of Holdings, ~~the Borrower~~any First Tier Covenant Party, or any of their respective subsidiaries (other than (i) Holdings, ~~the Borrower~~any First Tier Covenant Party or any of their respective subsidiaries, (ii) any natural person and (iii) any of the Lenders party hereto as of the Closing Date or to whom allocations were made prior to the Closing Date and that become party hereto within 5 Business Days of the Closing Date and, in each case of this sub-clause (iii), their respective Affiliates): (a) that is a bona fide debt fund or an investment vehicle that is primarily engaged in, or advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and (b) with respect to which no Affiliate of Holdings, ~~the Borrower~~any First Tier Covenant Party or any of their respective subsidiaries (other than Affiliates of the type described in clause (a) above), directly or indirectly, possesses the power to direct or cause the direction of the investment policies of such entity.

“Debt Service” shall mean, with respect to the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt (other than the Loans) for such period.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Debtors” shall have the meaning assigned to such term in the recitals hereto.

“Default” shall mean any event or condition that upon notice, lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of its Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent shall be specifically identified in such writing) has not been satisfied, (b) has otherwise failed to pay over to the Agents or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (c) has notified any Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (d) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such person.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by ~~the Borrower or one of the Subsidiaries~~any Covenant Party in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of any such Designated Non-Cash Consideration.

“DIP ABL Credit Agreements” shall mean (i) the Superpriority Senior Debtor-in-Possession Asset-Based Revolving Credit Agreement, dated as of January 26, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the date of this Agreement), among NewPage Investment Company LLC, NewPage Corporation, certain subsidiaries of NewPage Corporation, the lenders party thereto from time to time, Barclays Bank

PLC, as administrative agent and as collateral agent, BMO Harris Bank N.A., as co-collateral agent, Wells Fargo Bank, National Association, as syndication agent, and Barclays Bank PLC, BMO Capital Markets Corp. and Wells Fargo Bank, National Association, as joint lead arrangers and joint book runners, and (ii) the Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of January 26, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the date of this Agreement), among Holdings, the Borrower, certain subsidiaries of ~~the Borrower~~Holdings, the lenders party thereto from time to time, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as co-syndication agents, joint bookrunners and joint lead arrangers.

“DIP Term Loan Agreement” shall mean the Superpriority Senior Debtor-in-Possession Term Loan Agreement, dated as of January 26, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the date of this Agreement), by and among NewPage Investment Company LLC, NewPage Corporation, certain subsidiaries of NewPage Corporation, the lenders party thereto from time to time and Barclays Bank PLC, as administrative agent, collateral agent, lead arranger and bookrunner.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) either mandatorily or at the option of the holders thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the ~~Borrower or the Subsidiaries~~Covenant Parties or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by ~~the Borrower~~a Covenant Party in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, however, that any class of Equity Interests of such person that by its terms provides that obligations thereunder will be satisfied by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock; provided further, however, that any Equity Interests constituting Qualified Equity Interests when issued shall not cease to constitute Qualified Equity Interests as a result of the subsequent extension of the Latest Maturity Date.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable date of determination) for the purchase of Dollars with such currency.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” shall mean, with respect to the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis for any period, the Consolidated Net Income of the ~~Borrower and the Subsidiaries~~Covenant Parties for such period, plus

(a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (ix) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i) provision for Taxes based on income, profits or capital of the ~~Borrower and the Subsidiaries~~Covenant Parties for such period, including, without limitation, state, franchise and similar taxes, foreign withholding taxes and Tax Distributions made by ~~the Borrower~~a First Tier Covenant Party, as applicable, during such period;

(ii) Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the ~~Borrower and the Subsidiaries~~Covenant Parties for such period (net of interest income of the ~~Borrower and the Subsidiaries~~Covenant Parties for such period);

(iii) depreciation and amortization expenses of the ~~Borrower and the Subsidiaries~~Covenant Parties for such period, including the amortization of intangible assets, deferred financing fees and capitalized software expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits;

(iv) any expenses or charges (other than depreciation or amortization expense as described in clause (a)(iii) above) related to any issuance of Equity Interests, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including such fees, expenses or charges related to the Obligations or the obligations in connection with the ABL Credit Agreement and any amendment or other modification of the Obligations or the obligations in connection with the ABL Credit Agreement or other Indebtedness;

(v) (1) business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closures, facility consolidations or reconfigurations, retention, severance, systems establishment costs and excess pension charges); provided that (A) with respect to each business optimization expense or other restructuring charge or reserve, the Borrower shall have delivered to the Administrative Agent a certificate of a

Financial Officer specifying and quantifying such expense or charge or reserve and (B) the amounts described in this clause (a)(v)(1) in respect of cash expenses, charges or reserves, together with the amounts described in clause (a)(vi), clause (a)(ix) and clause (a)(x) hereof and pursuant to the definition of “Pro Forma Basis”, shall not exceed in any four-quarter period the greater of $25.0 million and 10% of EBITDA (calculated without giving effect to the addbacks set forth in this clause (a)(v)(1), clause (a)(vi), clause (a)(ix) and clause (a)(x) and pursuant to the definition of “Pro Forma Basis”) (which cap, for the avoidance of doubt, shall not apply to non-cash expenses, losses, charges or reserves or to expenses, losses, charges or reserves incurred for periods preceding the Closing Date) and (2) solely for purposes of calculating the Financial Performance Covenant (and not for any other purposes hereunder, including determining Pro Forma Compliance with the Financial Performance Covenant), additional business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closure, facility consolidations or reconfigurations, retention, severance, systems establishment costs and excess pension charges); provided that (A) with respect to each business optimization expense or other restructuring charge or reserve, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer specifying and quantifying such expense or charge or reserve and (B) the amounts described in this clause (a)(v)(2) in respect of cash expenses, charges or reserves shall not exceed $65.0 million during the term of this Agreement;

(vi) non-recurring or unusual losses, expenses, charges or reserves, including costs of entry into new product lines, acquisition integration costs, curtailments or modifications to pension and post-retirement employee benefit plans in connection with any acquisition permitted hereunder and facilities opening costs; provided that the amounts described in this clause (a)(vi) in respect of cash expenses, charges or reserves, together with the amounts described in clause (a)(v)(1), clause (a)(ix) and clause (a)(x) hereof and pursuant to the definition of “Pro Forma Basis”, shall not exceed in any four-quarter period the greater of $25.0 million and 10% of EBITDA (calculated without giving effect to the addbacks set forth in this clause (a)(vi), clause (a)(v)(1), clause (a)(ix) and clause (a)(x) and pursuant to the definition of “Pro Forma Basis”) (which cap, for the avoidance of doubt, shall not apply to non-cash expenses, losses, charges or reserves or to expenses, losses, charges or reserves incurred for periods preceding the Closing Date);

(vii) Transaction Expenses;

(viii) any other non-cash charges; provided that, for purposes of this clause (a)(viii), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding for the avoidance of doubt, amortization of a prepaid item that was paid in a prior period);

(ix) non-operating expenses, provided that (A) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer with respect to any adjustment to EBITDA pursuant to this clause (a)(ix) and (B) the amounts described in this clause (a)(ix), together with the amounts described in clause (a)(v)(1), clause (a)(vi) and clause (a)(x) hereof and pursuant to the definition of “Pro Forma Basis”, shall not exceed in any four-quarter period the greater of $25.0 million and 10% of EBITDA (calculated without giving effect to the addbacks set forth in this clause (a)(ix), clause (a)(v)(1), clause (a)(vi) and clause (a)(x) and pursuant to the definition of “Pro Forma Basis”) (which cap, for the avoidance of doubt, shall not apply to non-cash expenses, losses, charges or reserves or to expenses, losses, charges or reserves incurred for periods preceding the Closing Date);

(x) (A) expenses and losses incurred from curtailments or modifications to pension and post-retirement employee benefit plans in connection with any acquisition permitted under this Agreement and (B) excess pension charges, provided that the amounts described in this clause (a)(x), together with the amounts described in clause (a)(v)(1), clause (a)(vi) and clause (a)(ix) hereof and pursuant to the definition of “Pro Forma Basis”, shall not exceed in any four-quarter period the greater of $25.0 million and 10% of EBITDA (calculated without giving effect to the addbacks set forth in this clause (a)(x), clause (a)(v)(1), clause (a)(vi) and clause (a)(ix) and pursuant to the definition of “Pro Forma Basis”) (which cap, for the avoidance of doubt, shall not apply to non-cash expenses, losses, charges or reserves or to expenses, losses, charges or reserves incurred for periods preceding the Closing Date); and

(xi) fees, costs, charges and expenses incurred in connection with the Cases;

minus

(b) the sum of (without duplication and to the extent the amounts described in this clause (b) (other than clause (2)) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) (1) non-cash items increasing Consolidated Net Income of the ~~Borrower and the Subsidiaries~~Covenant Parties for such period (excluding (A) any such non-cash gains with respect to cash actually received in a prior period and (B) any non-cash gains that represent the reversal of, or cash reserve for, anticipated cash charges in any prior period (other than any such accruals or cash reserves that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition)), (2) cash disbursements in respect of non-cash charges added back to EBITDA in such period (or any prior period) pursuant to clause (a)(viii) above and (3) non-recurring or unusual gains.

For all purposes hereunder, EBITDA for the fiscal month ended June 30, 2015 shall be deemed to be $23,004,000, EBITDA for the fiscal month ended July 31, 2015 shall be deemed to be $17,223,000, EBITDA for the fiscal month ended August 31, 2015 shall be deemed to be $17,937,000, EBITDA for the fiscal month ended September 30, 2015 shall be deemed to be $49,457,000, EBITDA for the fiscal month ended October 31, 2015 shall be deemed to be $30,263,000, EBITDA for the fiscal month ended November 30, 2015 shall be deemed to be $12,188,000, EBITDA for the fiscal month ended December 31, 2015 shall be deemed to be $18,285,000, EBITDA for the fiscal month ended January 31, 2016 shall be deemed to be $6,792,000, EBITDA for the fiscal month ended February 29, 2016 shall be deemed to be $17,788,000, EBITDA for the fiscal month ended March 31, 2016 shall be deemed to be $15,320,000, EBITDA for the fiscal month ended April 30, 2016 shall be deemed to be $13,988,000, and EBITDA for the fiscal month ended May 31, 2016 shall be deemed to be $13,596,000.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall have the meaning assigned to such term in the Reorganization Plan.

“Energy Holdings” shall mean Verso Energy Holding LLC, a Delaware limited liability company to be formed prior to or substantially concurrently with the date of the Assumption and Reaffirmation Agreement.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any notice of investigation, written notice, notice of violation, claim, request for information, complaint, action, suit, proceeding, demand, abatement order or other written order or directive, by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of or liability under any Environmental Law, (ii) in connection with any Release or alleged Release of Hazardous Material or (iii) in connection with any actual or alleged damage, injury, threat or harm to health or safety (to the extent relating to the Environment or Hazardous Materials), natural resources or the Environment.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, agreements, permits, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, pollution, the generation, management, presence, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, ~~the Borrower~~a First Tier Covenant Party or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean: (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to meet the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by Holdings, ~~the Borrower, a Subsidiary~~any Covenant Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by Holdings, ~~the Borrower, a Subsidiary~~any Covenant Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by Holdings, ~~the Borrower, a Subsidiary~~any Covenant Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Holdings, ~~the Borrower, a Subsidiary~~any Covenant Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, ~~the Borrower, a Subsidiary~~any Covenant Party or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or terminated, within the meaning of Title IV of ERISA or the existence of conditions that place any Multiemployer Plan in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the conditions for imposition of a lien under Section 403(k) of the Code or Section 303(k) or 4068 of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of Holdings, ~~the Borrower, a Subsidiary~~any Covenant Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article 2.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Evidence of Flood Insurance” shall have the meaning assigned to such term in clause (h) of the definition of the term “Collateral and Guarantee Requirement”.

“Excess Cash Flow” shall mean, with respect to the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis for any Applicable Period, an amount, not less than zero in the aggregate, equal to EBITDA of the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis for such Applicable Period, minus, without duplication:

(a) Debt Service for such Applicable Period;

(b) any cash gains or income with respect to Asset Sales made in such Applicable Period that is included in EBITDA for such Applicable Period, to the extent the proceeds thereof have been applied to repay the Loans pursuant to Section 2.08(b);

(c) (i) Capital Expenditures by the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis during such Applicable Period that are paid in cash (and not financed with the proceeds of Indebtedness other than the ABL Facility) and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder (and, in each case, not financed with the proceeds of Indebtedness other than the ABL Facility) less any amounts received in respect thereof as a return of capital;

(d) Capital Expenditures that ~~the Borrower or any Subsidiary~~any Covenant Party shall, during such Applicable Period which begins after January 1, 2017, become obligated to pay in cash (and not financed with the proceeds of Indebtedness other than the ABL Facility) but that are not made during such Applicable Period (to the extent permitted under this Agreement); provided that (i) the Borrower shall deliver a certificate to the Administrative Agent not later the date of the applicable Excess Cash Flow payment to be made after the end of such Applicable Period, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Applicable Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period;

(e) Taxes and Tax Distributions paid in cash by the ~~Borrower and its Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis during such Applicable Period or, commencing with any Applicable Period which begins after January 1, 2017, that will be paid within three months after the close of such Applicable Period; provided that with respect to any such amounts to be paid after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP;

(f) an amount equal to any increase in Working Capital of the ~~Borrower and the Subsidiaries~~Covenant Parties for such Applicable Period;

(g) cash expenditures made in respect of Hedging Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense (but solely to the extent not funded with the proceeds of Indebtedness or any Net Proceeds of any Asset Sales);

(h) permitted dividends or distributions or repurchases of its Equity Interests paid in cash by ~~the Borrower~~a First Tier Covenant Party during such Applicable Period and permitted dividends paid in cash by any Subsidiary to any person other than the ~~Borrower or any of the Subsidiaries~~Covenant Parties during such Applicable Period, in each case in accordance with Section 6.06, but solely to the extent not funded with the proceeds of Indebtedness or any Net Proceeds of any Asset Sales;

(i) amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as noncash reductions of Net Income that were not added back in determining EBITDA of the ~~Borrower and the Subsidiaries~~Covenant Parties in a prior Applicable Period and to the extent such noncash reductions reduced Excess Cash Flow in such prior Applicable Period (provided that any reduction in any Excess Cash Flow Interim Period (other than the six month period ended December 31, 2016) shall not be given effect for purposes of any calculation for any Excess Cash Flow Period, but solely to the extent not funded with the proceeds of Indebtedness other than the ABL Facility or any Net Proceeds of any Asset Sales;

(j) any Net Income attributable to any distributions made in such period that is included in EBITDA for such Applicable Period with respect to the proceeds of dispositions subject to Section 5.14 during the Applicable Period to the extent the proceeds thereof have been applied to repay the Loans;

(k) the amount related to items that were added to or excluded from Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period), by the ~~Borrower and the Subsidiaries~~Covenant Parties pursuant to the express provisions of the definitions of Consolidated Net Income or EBITDA, in each case on ~~a consolidated basis~~an Adjusted Consolidated Basis during such Applicable Period; and

(l) cash payments or contributions required to be made during such Applicable Period in respect of any funding with respect to any Plan or for any Withdrawal Liability (net of any deductions from Net Income that are not added back in calculating EBITDA during such period in respect of such payments or contributions)(but not, for the avoidance of doubt, any voluntary payments or contributions made during such Applicable Period in respect of any funding with respect to any Plan or for any Withdrawal Liability);

plus, without duplication,

(i) an amount equal to any decrease in Working Capital for such Applicable Period,

(ii) all amounts referred to in clauses (c) and (d) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capital Lease Obligations and purchase money Indebtedness, but excluding, solely as relating to Capital Expenditures, proceeds of extensions of credit under the ABL Credit Agreement or other revolving credit facility), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(iii) to the extent any permitted Capital Expenditures referred to in clause (d) above and the delivery of the related equipment do not occur in the following Applicable Period ~~of the Borrower~~ specified in the certificate of the Borrower provided pursuant to clause (d) above, the amount of such Capital Expenditures that were not so made in such following Applicable Period,

(iv) cash payments received in respect of Hedging Agreements during such Applicable Period to the extent (A) not included in the computation of EBITDA or (B) such payments do not reduce Cash Interest Expense,

(v) any extraordinary or nonrecurring gain realized in cash during such Applicable Period,

(vi) to the extent deducted in the computation of EBITDA, cash interest income, and

(vii) the amount related to items that were deducted from or excluded from Net Income in connection with calculating EBITDA to the extent such items represented cash received by ~~the Borrower or any Subsidiary~~any Covenant Party pursuant to the express provisions of the definitions of Consolidated Net Income or EBITDA.

“Excess Cash Flow Interim Period” shall mean, (x) during the period from January 1 to September 30 of each fiscal year, any one-, two-, or three-quarter period (as applicable): (a) commencing on the later of (i) the end of the immediately preceding Excess Cash Flow Period and (ii) if applicable, the end of any prior Excess Cash Flow Interim Period occurring during the same Excess Cash Flow Period and (b) ending on the last day of the most recently ended fiscal quarter (other than the last day of the fiscal year) during such Excess Cash Flow Period for which financial statements are available and (y) during the period from the Closing Date until the beginning of the first Excess Cash Flow Period, any period commencing on the Closing Date and ending on September 30, 2016.

“Excess Cash Flow Period” shall mean each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on December 31, 2016 (provided that for the Excess Cash Flow Period ending December 31, 2016 the determination of Excess Cash Flow shall be for the period commencing on the Closing Date and continuing through and including December 31, 2016).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall have the meaning set forth in Section 5.10(f).

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case (x) by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or (y) that are Other Connection Taxes), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 2.16(b) or 2.16(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.14, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.14(d), (e), or (h) or (iv) any Tax imposed under FATCA.

“Existing Class Loans” shall have the meaning assigned to such term in Section 10.08(h).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.18(e).

“Extending Term Loan Lender” shall have the meaning assigned to such term in Section 2.18(e).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.18(e).

“Facility” shall mean the facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the Closing Date there is one Facility, i.e., the Term Facility, and after the Closing Date the term “Facility” may include any other Class of Loans and the commitments in respect thereof incurred in accordance with the terms hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any United States Treasury Department Regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean that certain Amended and Restated Fee Letter, dated as of June 30, 2016, by and among the Lead Arrangers, the Borrower and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, which shall be subject to the confidentiality provisions set forth therein or as otherwise agreed to from time to time by the parties thereto, notwithstanding anything to the contrary in any other Loan Document.

“Fees” shall mean the fees and other amounts payable from time to time pursuant to the Fee Letter.

“Final Order” shall mean, for purposes of Sections 4.02(q) and (r) that the Plan Confirmation Order shall be a “Final Order” if: (a) no motion or petition for rehearing or reconsideration of the Plan Confirmation Order is pending and the time for filing any such motion or petition has passed, including any extensions thereof, (b) the Bankruptcy Court does not sua sponte have the Plan Confirmation Order under reconsideration and the time for the Bankruptcy Court to reconsider the Plan Confirmation Order has passed, including any extensions thereof and (c) there is no pending notice of appeal of the Plan Confirmation Order, and the deadline for filing such notice of appeal has passed, including any extensions thereof; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, as made applicable by Rule 9024 of the Federal Rules of Bankruptcy Procedure, may be filed, shall not cause the Plan Confirmation Order to not be a Final Order.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Financial Performance Covenant” shall mean the covenant ~~of the Borrower~~ set forth in Section 6.10.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Tier Covenant Party” shall mean each of the Borrower, Energy Holdings and, following the consummation of the QLICI Put / Call Option, QLICI Subsidiary (assuming QLICI Subsidiary does not merge with and into Holdings or dissolve as provided in Section 6.05(b), but if QLICI Subsidiary does subsequently merge into Holdings or dissolve, “First Tier Covenant Party” shall refer to the “first-tier” subsidiary of QLICI Subsidiary (if any) immediately prior to such merger).

“Fixed Charge Coverage Ratio” shall have the meaning ascribed to such term in the ABL Credit Agreement (as in effect on the ~~Closing~~Amendment One Effective Date without giving effect to any further amendment, modification or waiver thereof).

“Flood Certificate” shall mean a “life of loan”, “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” shall mean areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Flow Through Entity” shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” shall mean any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other monetary obligations, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” shall mean the Loan Parties other than the Borrower.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings~~, the Borrower~~ or any ~~of the Subsidiaries~~Covenant Party shall be a Hedging Agreement.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or (b) (or for any date prior to the date of the first requirement under Section 5.04(a) or (b), the consolidated balance sheet for the fiscal quarter ended March 31, 2016), have assets with a value in excess of 2.5% of the Consolidated Total Assets or revenues representing in excess of 2.5% of total revenues of the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or (b) (or for any date prior to the date of the first requirement under Section 5.04(a) or (b), the consolidated balance sheet for the fiscal quarter ended March 31, 2016), did not have assets with a value in excess of 5.0% of Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis as of such date. Each Immaterial Subsidiary shall be set forth in Schedule 1.01D. The Borrower shall update Schedule 1.01D from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from Schedule 1.01D to be made as the Borrower may determine).

“Increased Investment Trigger” shall mean, as of any date of determination, either (a) the aggregate principal amount of Term Loans outstanding is less than or equal to $100.0 million as of such date and (b) as of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or (b) (or for any date prior to the date of the first requirement under Section 5.04(a) or (b), the consolidated balance sheet for the fiscal quarter ended March 31, 2016) the Total Net Secured Leverage Ratio as of such date on a Pro Forma Basis is less than or equal to 1.50 to 1.00.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (A) trade payables and accrued expenses arising in the ordinary course of business, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, or (E) (I) all intercompany Indebtedness between and among the ~~Borrower and the Subsidiaries~~Covenant Parties having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (II) intercompany liabilities (other than liabilities for borrowed money) in connection with the cash management, tax and accounting operations of the ~~Borrower and the Subsidiaries~~Covenant Parties. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).

“Ineligible Institutions” shall mean (a) the 21 entities identified by name in the letter delivered by the Borrower to the Administrative Agent on June 3, 2016, as such list may be modified in writing by the Borrower from time to time thereafter (x) to include operating companies that are actual competitors of the Borrower without the written consent of the Required Lenders and (y) otherwise with the written consent of the Required Lenders in their sole discretion, and (b) any reasonably identifiable Affiliate (solely on the basis of its name) of, and if applicable, any reasonably identifiable fund of or other entity managed by (in the case of such fund or such other entity solely on the basis of its name) any of the persons identified pursuant to clause (a) above. Notwithstanding the foregoing and notwithstanding item 22 in such letter, Ineligible Institutions shall not include any affiliate of, or subsidiary or controlling equity holder of, any of the entities identified by the Borrower except as herein provided.

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Installment Date” shall mean any Term Loan Installment Date.

“Insurance” shall mean real and personal property insurance, however denominated.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.23.

“Intercreditor Agreement” shall mean the ABL Intercreditor Agreement or a Permitted Senior Intercreditor Agreement, as applicable.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05(b).

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest of such person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the ~~Borrower and the Subsidiaries~~Covenant Parties with respect to Hedging Agreements, and interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type or the date of repayment or prepayment in accordance with Section 2.07 or 2.08 and (b) with respect to any ABR Loan, the first day of each calendar quarter for the immediately preceding calendar quarter, or if any such day is not a Business Day, on the next preceding Business Day.

“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or any other period acceptable to the Administrative Agent, if at the time of the relevant Borrowing, all relevant Lenders make interest periods of such length available), as the Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interpolated Rate” shall mean, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:

(a) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and

(b) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan,

each as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Judgment Currency” shall have the meaning assigned to such term in Section 10.19.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Lender” shall mean each financial institution listed on Schedule 2.01(a) (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 10.04.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“LIBO Rate” shall mean for any Interest Period as to any Eurocurrency Borrowing, the greater of (a) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page or such other commercially available source providing quotations of the London interbank offered rate as may be designated by the Administrative Agent from time to time) for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clause (a) or (b), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (a) or (b) is below zero, the LIBO Rate will be deemed to be zero.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Liquidity” shall mean, at any date of determination, the sum of (a) ABL Excess Availability, plus (b) Unrestricted Cash, minus (c) if the Fixed Charge Coverage Ratio ~~of the Borrower~~ as of the most recently ended 12 month period for which financial statements have been delivered or were required to be delivered pursuant to Section 5.04(c) hereof is less than 1.0 to 1.0 or the projected Fixed Charge Coverage Ratio ~~of the Borrower~~ as at the end of each of the following three months thereafter shall be less than 1.0 to 1.0 (in each case, as certified by the Chief Financial Officer or other individual with substantially equivalent title and responsibilities of the Borrower, to the Administrative Agent and the Third Party Reviewer setting forth the Borrower’s calculation of Liquidity, all in form and substance satisfactory to the Administrative Agent and such Third Party Reviewer), then the greater of (i) 10% of the Line Cap (as defined in the ABL Credit Agreement as in effect on the Closing Date without giving effect to any amendment, modification or waiver thereof) as of such date and (ii) $30.0 million.

“Loan” shall mean a Term Loan and/or an Extended Term Loan, as the context may require.

“Loan Documents” shall mean this Agreement, the Security Documents, the ABL Intercreditor Agreement, each Intercreditor Agreement, any other intercreditor agreements entered into by any Agent in accordance with this Agreement, any Note issued under Section 2.06(e) in respect of any Loan, each Extension Amendment, the Assumption and Reaffirmation Agreement (after execution and delivery thereof in accordance with Schedule 1.01E) and, solely for the purposes of Sections 4.02, 8.01 and 10.05 and the definition of “Loan Obligations”, the Fee Letter.

“Loan Extension” shall have the meaning assigned to such term in Section 2.18(e).

“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing or which would accrue during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document or otherwise owing, due or payable to a Lender (in its capacity as such), including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents or otherwise owing, due or payable to a Lender (in its capacity as such).

“Loan Parties” shall mean Holdings, ~~the Borrower~~each First Tier Covenant Party and the Subsidiary Loan Parties.

“Local Time” shall mean New York City time (daylight or standard, as applicable).

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans and unused Commitments outstanding under such Facility.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, assets, operations or condition of Holdings~~, the Borrower and their Subsidiaries,~~ and the Covenant Parties taken as a whole, (b) a material impairment of the Loan Parties’ ability to perform their obligations under the Loan Documents to which they are parties, (c) a material adverse effect on the validity or enforceability of any of the Loan Documents or the rights and remedies of or benefits available to any Agent or the Lenders thereunder or (d) a material impairment of the enforceability or priority of the Collateral Agent’s Liens with respect to all or a material portion of the Collateral.

“Material Indebtedness” shall mean Indebtedness (other than Loans) of any Loan Party or any Subsidiary in an aggregate principal amount exceeding $25.0 million.

“Material Real Property” shall mean any parcel of Real Property now or hereafter owned in fee by any Loan Party, consisting of single or contiguous parcels, and either (a) having a fair market value of at least $3.0 million, or (b) material to the business operations of the Borrower and the Loan Parties, as reasonably determined by the Collateral Agent and the Required Lenders.

“Maturity Date” shall mean, as the context may require, (a) with respect to the Term Facility in effect on the Closing Date, October 14, 2021 and (b) with respect to any other Class of Loans or Commitments, the maturity dates specified therefor in the applicable Extension Amendment.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.09.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean the Material Real Properties owned in fee by the Loan Parties on the Closing Date that are set forth on Schedule 1.01C (as such Schedule may be updated following the Closing Date as provided in this Agreement) and each additional Real Property encumbered by a Mortgage pursuant to the Collateral and Guarantee Requirement or Section 5.10.

“Mortgages” shall mean, collectively, mortgages, trust deeds, deeds of trust, deeds to secure debt and other security documents delivered with respect to any Mortgaged Properties, each substantially in the form of Exhibit H (with such changes as are reasonably consented to by the Administrative Agent to account for local law matters or otherwise), as amended, amended and restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which ~~the Borrower,~~ Holdings ~~or~~, any ~~Subsidiary~~Covenant Party or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by ~~the Borrower or any Subsidiary~~any Covenant Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale (other than any Asset Sales pursuant to Section 6.05(a), (b), (c) (except with respect to a disposition by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party, in contemplation of making a sale, transfer, lease or other disposition to a third party), (e), (f), (i), (j), (k), (l), (m) and (o)), net of (i) reasonable attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset (provided that such debt payments shall only be permitted (x) in respect of proceeds of the Collateral, solely to the extent such proceeds are in respect of ABL Priority Collateral, to repay amounts outstanding under the ABL Credit Agreement (or any Permitted Refinancing thereof) in accordance with the terms of the ABL Credit Agreement and ABL Intercreditor Agreement (in each case, as in effect on the ~~date hereof~~Closing Date, without giving effect to any amendment thereof), (y) in respect of assets that are not Collateral, to repay indebtedness secured by a lien on the assets sold and (z) in respect of assets subject to Capital Lease Obligations; and not for any other debt payments), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by ~~the Borrower or any of the Subsidiaries~~any Covenant Party including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction); provided that no cash proceeds received from an Asset Sale of ABL Priority Collateral shall be applied to repay the Loans unless, as of the date of such repayment, the Borrower has satisfied the conditions for making a voluntary prepayment of the Loans under Section 6.09(b) of the ABL Credit Agreement (as in effect on the Closing Date without giving effect to any amendment or modification thereof), but the foregoing limitation on applying cash proceeds received from such Asset Sale of ABL Priority Collateral shall exist only so long as the Borrower would not be so permitted to make a voluntary prepayment of the Loans under such Section 6.09(b) and once the Borrower has satisfied the conditions under such Section 6.09(b) to make a voluntary prepayment of the Loans the Borrower shall apply the Net Cash Proceeds received from such Asset Sale of ABL Priority Collateral to repay the Loans as herein provided; provided further that, if Holdings or the Borrower shall deliver a certificate of a Responsible Officer of Holdings or the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth Holdings’ ~~or~~, the Borrower’s or any other First Tier Covenant Party’s intention to use up to the amount of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the ~~Borrower and the Subsidiaries~~Covenant Parties, in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then such remaining portion if not so used within 18 months from the receipt thereof shall constitute Net Proceeds as of such date without giving effect to this proviso); provided further that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $1.0 million (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds, provided that net cash proceeds not applied to prepay the Loans as herein provided under this clause (x) shall not exceed $2.5 million in any fiscal year, (y) the aggregate amount of net cash proceeds reinvested as provided in the proviso set forth immediately above and not applied to prepay the Loans as herein provided shall not exceed $7.5 million in any fiscal year and $20.0 million during the term of this Agreement and (z) no net cash proceeds received pursuant to Amended and Restated Scrap Metal Purchase Agreement with American Iron & Metal LP shall constitute Net Proceeds; and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by ~~the Borrower or any Subsidiary~~any Covenant Party of any Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 6.01), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“New Class Loans” shall have the meaning assigned to such term in Section 10.08(h).

“Non-ABL Priority Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement (or other analogous term in another Permitted Senior Intercreditor Agreement).

“Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.14(e)(i).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.16(c).

“Note” shall mean a promissory note of the Borrower evidencing Loans substantially in the form of Exhibit E.

“Obligations” shall mean the Loan Obligations.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Other Connection Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise, transfer, sales, property, intangible, mortgage recording, or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto (but shall not include Other Connection Taxes).

“Parent Entity” shall mean Verso Corporation and any wholly-owned subsidiary of Verso Corporation that is a direct or indirect parent of Holdings.

“Participant” shall have the meaning assigned to such term in Section 10.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d)(ii).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent and the Borrower, as the same may be supplemented from time to time to the extent required by Section 5.04(i).

“Permitted Borrower Merger” shall mean the merger of Verso Paper Holdings LLC with and into NewPage LLC, with NewPage LLC as the surviving entity, as contemplated in Schedule 1.01A, and, immediately after the completion of such merger, the change of NewPage LLC’s name to

Verso Paper Holding LLC, all on terms and conditions as set forth in the Assumption and Reaffirmation Agreement and the form of agreement and plan of merger attached to Amendment One or otherwise reasonably satisfactory to the Required Lenders and the Collateral Agent.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the ~~Borrower and its Subsidiaries~~Covenant Parties in, or merger or consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition or investment with a fair market value in excess of $7.5 million, the ~~Borrower and the Subsidiaries~~Covenant Parties shall be in Pro Forma Compliance after giving effect to such acquisition or investment and any related transactions; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrower, any other First Tier Covenant Party or a Domestic Subsidiary, shall be merged into ~~the Borrower~~a First Tier Covenant Party or a Subsidiary Loan Party or become upon consummation of such acquisition a Subsidiary Loan Party (and shall fulfill the Collateral and Guarantee Requirement to the extent required by Section 5.10); (vi) the assets (other than a de minimis amount of assets in relation to the Consolidated Total Assets), person, division or line of business being acquired are useful in or engaged in, as applicable, the business of the ~~Borrower and its Subsidiaries~~Covenant Parties, any business or business activities incidental or related thereto or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto; (vii) the proposed acquisition is consensual; (viii) the aggregate consideration paid (whether paid in cash or in the form of deferred consideration or assumed liabilities) for such acquisitions and investments in assets that are not owned by ~~the Borrower~~a First Tier Covenant Party or Subsidiary Loan Parties or in Equity Interests of persons that are not Subsidiary Loan Parties or persons that do not become Subsidiary Loan Parties upon consummation of such acquisition shall not exceed $25.0 million; and (ix) the aggregate consideration paid (whether paid in cash or in the form of deferred consideration or assumed liabilities) shall not exceed (1) $15.0 million in any fiscal year, provided, that if the Increased Investment Trigger is satisfied immediately prior to and after giving effect to the consummation of the proposed Permitted Business Acquisition, the aggregate consideration permitted to be paid pursuant to this clause (ix) shall be $30 million in any fiscal year, other than the fiscal year ended December 31, 2016, which shall remain at $15.0 million (such amount, the “Annual Limit”) plus (2) if the Increased Investment Trigger is satisfied immediately prior to and after giving effect to the consummation of the proposed Permitted Business Acquisition, 50% of the unused Annual Limit for any fiscal year during the period from the Closing Date to the date of such determination (such amounts carry forward, the “Carry Forward Amounts”) (it being acknowledged that any consideration paid as herein provided shall be applied to deduct the then applicable Annual Limit before deducting any Carry Forward Amounts).

“Permitted Cure Securities” shall mean any equity securities of Holdings or ~~the Borrower~~any First Tier Covenant Party other than Disqualified Stock.

“Permitted Holders” shall mean (i) the Co-Investors and (ii) any person that has no material assets other than the capital stock of Holdings or any Parent Entity ~~(and, if applicable, any Permitted Restructuring Holdings Subsidiary)~~ and that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the voting Equity Interests of Holdings, and of which no other person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any of the other Permitted Holders specified in clauses (i) and (ii), beneficially owns more than 35% on a fully diluted basis of the voting Equity Interests thereof.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding one year;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $500.0 million and whose long term debt, or whose parent holding company’s long term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act));

(e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AA+ by S&P and Aa1 by Moody’s and (iii) have portfolio assets of at least $5,000.0 million; and

(h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction.

“Permitted Land Swaps” shall have the meaning assigned to such term in Section 6.05(l).

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase” shall have the meaning assigned to such term in Section 10.04(j).

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an assignor and the Borrower as an assignee, and accepted by the Administrative Agent, in the form of Exhibit A-2 or such other form as shall be approved by the Administrative Agent, the Required Lenders and the Borrower (such approval not to be unreasonably withheld or delayed).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses, plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) the final maturity date of such Permitted Refinancing Indebtedness is on or after the final maturity date of the Indebtedness being Refinanced, and such Permitted Refinancing Indebtedness does not result in a shortening of the Weighted Average Life to Maturity of the Indebtedness being Refinanced (measured as of the date of such refinancing), (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness so Refinanced than the Indebtedness being Refinanced (except that a Loan Party may be added as an additional obligor), (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including pursuant to after-acquired property clauses to the extent such type of collateral secured the Indebtedness being Refinanced) on terms not materially less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced, and (f) such Permitted Refinancing Indebtedness shall not have covenants or other provisions materially more restrictive, taken as a whole, than the covenants and other provisions in the Indebtedness being Refinanced. The Borrower may provide a certificate of a Financial Officer to the effect that the covenants and other provisions of such Indebtedness are not materially more restrictive, taken as a whole, than the covenants and other provisions in the Indebtedness being Refinanced, and such determination shall be conclusive unless the Administrative Agent or the Required Lenders shall have objected to such determination within five Business Days following its receipt of such certificate and the draft documentation governing such Indebtedness.

“Permitted Restructuring ~~Holdings Subsidiaries” shall mean any subsidiaries of Holdings that are not subsidiaries of the Borrower as a result of the~~ Transactions Amendment” shall have the meaning assigned to such term in the definition of “Permitted Restructuring Transactions.”

“Permitted Restructuring Transactions ~~Amendment” shall have the meaning assigned to such term in the definition of “Permitted Restructuring Transactions”.“Permitted Restructuring Transactions~~” shall mean, (a) the restructuring transactions set forth on Schedule 1.01A (with such changes thereto that are approved by the Administrative Agent and Required Lenders (such approval not to be unreasonably withheld)) and (b) such other internal restructuring transactions not adverse to the rights of the Agents and the Lenders, in each case of clauses (a) and (b), subject to the applicable Loan Party or Subsidiary that is the surviving entity after giving effect to each such restructuring transaction (each, a “Surviving Entity”) (i) without regard to the time periods set forth in Section 5.10 and the definition of “Collateral and Guarantee Requirement”, taking the actions and executing and delivering all documentation required in such Section (and definition) substantially concurrent with the consummation of each such restructuring transaction (unless the Required Lenders otherwise agree in writing) if the applicable Surviving Entity was not a Loan Party immediately prior to the consummation of such restructuring transaction ~~and~~, (ii) without regard to the time periods set forth in Section 5.10 and the definition of “Collateral and Guarantee Requirement”, taking the actions and executing and delivering all documentation required by such Section (and definition) and the applicable Security Documents with respect to the validity and perfection of the Collateral Agent’s security interest in Collateral obtained by such Surviving Entity in connection with such restructuring transaction substantially concurrent with the consummation of each such restructuring transaction (unless the Required Lenders otherwise agree in writing) if the applicable Surviving Entity was a Loan Party immediately prior to the consummation of the applicable restructuring transaction, and, in each such case, delivering such other information reasonably requested by the Administrative Agent or the Required Lenders in connection therewith and (iii) without limiting any other term or provision of this definition, complying with any applicable requirements set forth on Schedule 1.01E; provided that prior to any such Permitted Restructuring Transaction being consummated that involves assets or property distributed to an entity that is not the Borrower or a Subsidiary of the Borrower, this Agreement and any other applicable Loan Documents shall be amended in a manner reasonably acceptable to the Borrower, the Administrative Agent and the Required Lenders (such acceptance by the Borrower, the Administrative Agent and the Required Lenders not to be withheld, conditioned or delayed if such transactions are otherwise consistent with this definition, it being understood that such consent can be withheld if any of the Lenders or the Administrative Agent in good faith does not believe that standard to have been met) to include subsidiaries of Holdings as Loan Parties (other than, if applicable, Unrestricted Subsidiaries and Immaterial Subsidiaries) (such amendment, a “Permitted Restructuring Transactions Amendment”) and to make subsidiaries of Holdings that are not the Borrower and its subsidiaries subject to the representations and warranties, affirmative and negative covenants, guarantee and collateral release provisions, Events of Default and other relevant terms and provisions hereunder and under the applicable Loan Documents in the same manner as the Subsidiaries of the Borrower such that the Agents and the Lenders are not adversely affected by such restructuring transactions after giving effect to such amendment. In furtherance of the foregoing, any restructuring transaction shall be permitted only if (w) immediately after the consummation of any such restructuring transaction, subsidiaries of Holdings (other than the Borrower, Unrestricted Subsidiaries, Immaterial Subsidiaries and any Foreign Subsidiaries created or formed after the Closing Date in accordance with the terms of this Agreement) and Holdings shall be Guarantors under the Loan Documents, (x) no assets and properties of any Loan Party (or any Person that is to become a Loan Party substantially concurrent with the consummation of such restructuring transaction) shall be owned by any Person that is not then a Loan Party (giving effect to the required actions described in clauses (i) and (ii) above) and no property that is secured by the Security Documents immediately prior to such restructuring transaction shall cease to be secured by the Security Documents as a result of such restructuring transaction (giving effect to the required actions described in clauses (i) and (ii) above), (y) any merger, consolidation or amalgamation involving the Borrower shall result in the Borrower being the surviving entity (except as otherwise expressly set forth on Schedule 1.01A as in effect on the Amendment One Effective Date, subject to the applicable requirements set forth on Schedule 1.01E) and (z) Holdings, the Borrower and its subsidiaries shall consummate all such transactions (other than those transactions identified under “Phase IV - Deferred Actions” thereon) on or prior to January 31, 2017 (or such later date as the Required Lenders may agree to in writing in their sole discretion) and, with respect to the those transactions identified under “Phase IV - Deferred Actions”, the Loan Parties shall comply with Section 5.10 applicable to such transactions.

“Permitted Senior Intercreditor Agreement” shall mean, with respect to any Liens on ABL Priority Collateral that are intended to be senior to any Liens on the Collateral securing the Term Loans and to be pari passu with the Liens on the Collateral securing the then existing ABL Obligations, either (as the Borrower shall elect) (x) the ABL Intercreditor Agreement if such Liens secure ABL Obligations or (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such senior Liens than the ABL Intercreditor Agreement (as determined by the Borrower in good faith and reasonably confirmed by the Administrative Agent (in consultation with the Lenders)).

“person” or “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trusts, or government or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is, (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and (ii) either (A) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings, the Borrower, any other First Tier Covenant Party, any Subsidiary or any ERISA Affiliate, or (B) in respect of which Holdings, the Borrower, any other First Tier Covenant Party, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Confirmation Order” shall have the meaning assigned to such term in Section 4.02(q).

“Plan Documents” shall have the meaning assigned to such term in Section 4.02(q).

“Platform” shall have the meaning assigned to such term in Section 10.17(a).

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Prepayment Premium” shall have the meaning assigned to such term in Section 2.09(b).

“Prepayment Premium Percentage” shall mean, as of the date of determination, the percentage set forth opposite the applicable period identified below:

Period	Prepayment Premium Percentage
From the Closing Date to but not including the second anniversary of the Closing Date	2.00%
From the second anniversary of the Closing Date to but not including the fourth anniversary of the Closing Date	1.00%
Thereafter	0.00%

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, effect shall be given to any Asset Sale, any acquisition (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05(g) that require a waiver or consent of the Required Lenders if such waiver or consent has been obtained), any dividend, distribution or other similar payment and any restructurings of the business of the ~~Borrower or any of the Subsidiaries~~Covenant Parties that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, in the case of each of such cost savings, approved by the Required Lenders in their sole discretion, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to Section 6.01(s), Section 6.01(u), Section

6.05(g), Section 6.05(k) or Section 6.09(b) occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness, exchange of assets or payment or distribution is consummated) and (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to Section 6.01(s), Section 6.01(u), Section 6.05(g), Section 6.05(k) or Section 6.09(b), occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness, exchange of assets or payment or distribution is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding subclause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower. Amounts added back in making the determination of “EBITDA” set forth in this definition pursuant to clauses (a)(v)(1), clause (a)(vi), clause (a)(ix) and clause (a)(x) of the definition of EBITDA for any Reference Period shall not exceed the greater of $25.0 million and 10% of EBITDA for such Reference Period (calculated without giving effect to the addbacks set forth in clause (a)(v)(1), clause (a)(vi), clause (a)(ix) and clause (a)(x) of the definition of “EBITDA” and any addbacks under this definition) (which cap, for the avoidance of doubt, shall not apply to non-cash expenses, losses, charges or reserves or to expenses, losses, charges or reserves incurred for periods preceding the Closing Date). The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such operating expense reductions and other operating improvements, synergies or cost savings and information and calculations supporting them in reasonable detail.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Pro Forma Compliance” shall mean, at any date of determination, that the ~~Borrower~~Covenant Parties shall (without regard to whether a test date under Section 6.10 has occurred yet) be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, issuance, incurrence and permanent repayment of Indebtedness), with the Financial Performance Covenant recomputed as at the last day of the most recently ended fiscal quarter of the ~~Borrower and the Subsidiaries~~Covenant Parties for which the certificate described in Section 5.04(d) has been (or was required to be) delivered (or for any date prior to the date of the first requirement under Section 5.04(d), the fiscal quarter ended March 31,

2016), and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect, together with all relevant financial information and calculations in reasonable detail.

“Pro Rata Loan Extension Offers” shall have the meaning assigned to such term in Section 2.18(e).

“Pro Rata Share” shall have the meaning assigned to such term in Section 10.08(h).

“Projections” shall mean any projections and any forward-looking statements (including statements with respect to booked business) of Holdings, the Borrower and the Subsidiaries furnished to the Lenders, any Agent or any Lead Arranger by or on behalf of Holdings, the Borrower or any of the Subsidiaries prior to the Closing Date.

“Public Lender” shall have the meaning assigned to such term in Section 10.17(a).

“QLICI Facility” shall mean the credit facility governed by the QLICI Loan Agreement, dated as of December 29, 2010, by and among Verso Quinnesec REP, as borrower, New Markets Investment 57 LLC, Capfund CDE Four LLC and MMF CC CDE, LLC ~~(collectively, the “QLICI Lenders”)~~, as lenders, and Verso Quinnesec LLC, for the purposes as set forth therein, as amended by that certain Limited Waiver and Amendment to QLICI Loan Agreement and Related Documents (as in effect on the Closing Date without giving effect to any amendment, modification or waiver thereof).

“QLICI Holdings Loan” shall mean the loan made by Holdings to ~~Chase NMT Verso Investment Fund, LLC~~QLICI Subsidiary in an original principal amount equal to $23,305,300 on December 29, 2010.

~~“QLICI Lenders” shall have the meaning assigned to such term in the definition of “QLICI Facility”.~~

“QLICI Put / Call Option” shall mean that certain Put/Call Option Agreement, dated as of December 29, 2010 (as in effect on the Closing Date without giving effect to any amendment, modification or waiver thereof), between Chase Community Equity, LLC, as the fund member, and Holdings, as purchaser (it being understood that, following the consummation of the QLICI Put / Call Option, the 0.01% managing member interest in QLICI Subsidiary may be owned by a Person that may or may not be an Affiliate of Holdings).

“QLICI Subsidiary” shall mean Chase NMTC Verso Investment Fund, LLC, a Delaware limited liability company, which is to be acquired by Holdings pursuant to the QLICI Put / Call Option.

“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type”.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 10.04(b)(iv).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any (i) spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment, and (ii) any other meanings provided under any Environmental Laws.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reorganization Plan” shall have the meaning assigned to such term in the recitals hereto.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required ECF Percentage” shall mean, with respect to an Applicable Period, (a) for the fiscal quarters ending September 30, 2016 and December 31, 2016, 50% and (b) thereafter (i) for each fiscal quarter ending on March 31, June 30 or September 30, 25% and (ii) for each fiscal year ending on December 31 (after December 31, 2016), 75%.

“Required Lenders” shall mean, at any time, Lenders having Loans and/or unused Commitments outstanding at such time that taken together represent more than 50% of the sum of all Loans and/or unused Commitments outstanding, subject to Section 10.21 with respect to Affiliate Lenders; provided that (i) the Loans and/or unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time and (ii) the portion of any Loans and/or unused Commitments held by Debt Fund Affiliate Lenders in the aggregate in excess of 49.9% of the Required Amount of Loans shall be disregarded in determining Required Lenders at any time. For purposes of the foregoing, “Required Amount of Loans” means, at any time, the amount of Loans and/or unused Commitments required to be held by Lenders in order for such Lenders to constitute “Required Lenders” (without giving effect to the foregoing clause (ii)).

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payments” shall have the meaning set forth in Section 6.06.

“S&P” shall mean S&P Global Ratings, the credit ratings business operated by S&P Global Inc. and its subsidiaries.

“Sale and Lease Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) Her Majesty’s Treasury or (e) any other relevant sanctions authority.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Lead Arrangers, each Lender and each Subagent appointed pursuant to Section 9.02.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Collateral Agreement, and each of the security agreements, account control agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, pursuant to the definition of “Collateral and Guarantee Requirement” or pursuant to Section 5.10, 5.11 or 5.13, and each of the other agreements, instruments or documents that creates, perfects or purports to create or perfect a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties or as security for the Loan Obligations.

“Spot Rate” shall mean, with respect to any currency, the rate determined by the Administrative Agent to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., Local Time, on the date three Business Days prior to the date as of which the foreign exchange computation is made or, if such rate cannot be computed as of such date, such other date as the Administrative Agent shall reasonably determine is appropriate under the circumstances; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

“Subagent” shall have the meaning assigned to such term in Section 9.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise requires, any reference to a subsidiary shall mean a reference to a subsidiary of Holdings, and shall include the First Tier Covenant Parties and their Subsidiaries.

“Subsidiary” shall mean as of the date of determination, unless the context otherwise requires, a subsidiary of ~~the Borrower.~~(a) the Borrower, (b) as of and following the date of the Assumption and Reaffirmation Agreement, Energy Holdings and (c) following the consummation of the QLICI Put / Call Option, QLICI Subsidiary (assuming QLICI Subsidiary does not subsequently merge into Holdings or dissolve as provided in Section 6.05(b), but if QLICI Subsidiary does subsequently merge into Holdings or dissolve, “Subsidiary” shall refer to the “first-tier” subsidiary of QLICI Subsidiary (if any) immediately prior to such merger). Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein), no Unrestricted Subsidiary shall be deemed to be a Subsidiary of ~~the Borrower~~a First Tier Covenant

Party or any of the Subsidiaries for purposes of this Agreement, unless otherwise expressly provided in this Agreement. In the event of any reference to “Holdings and its Subsidiaries” or “Subsidiaries of Holdings”, such reference shall be deemed to include First Tier Covenant Parties.

“Subsidiary Loan Party” shall mean (a) each Wholly-Owned Subsidiary of the Borrower on the Closing Date (other than (i) those Immaterial Subsidiaries set forth in Schedule 1.01D and (ii) Verso Quinnesec REP to the extent it is subject to the restrictions on granting security interests on its assets pursuant to the terms set forth in the QLICI Facility), ~~and~~ (b) each Wholly-Owned Domestic Subsidiary of the Borrower (other than (i) any Wholly-Owned Domestic Subsidiary that is (A) a Subsidiary of a Foreign Subsidiary or (B) an FSHCO and (ii) at the Borrower’s option, Immaterial Subsidiaries) that becomes, or is required to become, a party to the Collateral Agreement and the ABL Intercreditor Agreement pursuant to Section 5.10~~.~~, (c) on and after the date of the Assumption and Reaffirmation Agreement, each Wholly-Owned Subsidiary of Energy Holdings on the date of the Assumption and Reaffirmation Agreement, (d) on and after the date of the Assumption and Reaffirmation Agreement, each Wholly-Owned Domestic Subsidiary of Energy Holdings (other than (i) any Wholly-Owned Domestic Subsidiary that is (A) a Subsidiary of a Foreign Subsidiary and (B) an FSHCO and (ii) at the Borrower’s option, Immaterial Subsidiaries) that becomes, or is required to become, a party to the Collateral Agreement and the ABL Intercreditor Agreement pursuant to Section 5.10 following the date of the Assumption and Reaffirmation Agreement, (e) following the consummation of the QLICI Put / Call Option, each Wholly-Owned Domestic Subsidiary of QLICI Subsidiary (or of a Wholly-Owned Domestic Subsidiary of any “first-tier” Subsidiary of QLICI Subsidiary immediately prior to such merger or dissolution that would be such a Wholly-Owned Domestic Subsidiary of QLICI Subsidiary but for QLICI Subsidiary merging with and into Holdings or dissolving as provided in Section 6.05(b)) (other than (i) any Wholly-Owned Domestic Subsidiary that is (A) a Subsidiary of a Foreign Subsidiary or (B) an FSHCO and (ii) at the Borrower’s option, Immaterial Subsidiaries) that becomes, or is required to become, a party to the Collateral Agreement and the ABL Intercreditor Agreement pursuant to Section 5.10 following the acquisition by Holdings of the QLICI Subsidiary pursuant to the QLICI Put / Call Option.

“Tax Distributions” shall mean any distributions described in Section 6.06(b)(iv).

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Facility” shall mean the Term Loan Commitments and the Term Loans made hereunder.

“Term Loan” shall mean a term loan made by a Lender to Borrower pursuant to Section 2.01.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder on the Closing Date. The amount of each Lender’s Term Loan Commitment as of the Closing Date is set forth on Schedule 2.01(a). The aggregate amount of the Term Loan Commitments as of the Closing Date is $220.0 million.

“Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.07(a)(i).

“Term Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing or which would accrue during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document with respect to the Term Loans and/or Commitments in respect thereof or otherwise owing, due or payable to a Lender (in its capacity as such), including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents with respect to the Term Loans and/or Commitments in respect thereof or otherwise owing, due or payable to a Lender (in its capacity as such).

“Term Priority Collateral Account” shall mean account number 4072419732 at Wells Fargo Bank, N.A. (or any other replacement account therefor) established for the purpose of holding all Net Proceeds that a Loan Party receives from any Asset Sale of any Non-ABL Priority Collateral and other amounts received or held on account of the Non-ABL Priority Collateral, for the benefit and account of the Lenders.

“Termination Date” shall mean the date on which (a) any Commitments shall have been terminated and (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) shall have been paid in full in cash.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b) (or, for periods ending prior to the date of the first requirement under Section 5.04(a) or 5.04(b), the four fiscal quarters ended March 31, 2016).

“Third Party Reviewer” shall mean a third party reviewer engaged by the Required Lenders acceptable to the Administrative Agent, the Required Lenders and the Borrower (it being understood that Ducera Partners LLC is an acceptable third party reviewer).

“Title Policy” shall have the meaning assigned to such term in clause (g) of the definition of “Collateral and Guarantee Requirement”.

“Total Net First Lien Leverage Ratio” shall mean, on any date, the ratio of (a)(i) the sum of the aggregate principal amount of any Term Loan Obligations outstanding as of the last day of the Test Period most recently ended as of such date plus the aggregate principal amount of any other Consolidated Debt of the ~~Borrower and its Subsidiaries~~Covenant Parties as of the last day of such Test Period that is (or, if any Term Loan Obligations were then outstanding, would have been) then secured by Liens on Collateral that are pari passu with the Liens securing such Term Loan

Obligations (and including, for purposes of this definition, Indebtedness constituting ABL Obligations), less (ii) the lesser of (A) Unrestricted Cash as of the last day of such Test Period and (B) $10.0 million, to (b) EBITDA for such Test Period, all determined on ~~a consolidated basis~~an Adjusted Consolidated Basis in accordance with GAAP; provided that the Total Net First Lien Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Total Net Leverage Ratio” shall mean, on any date, the ratio of (a) (i) the aggregate principal amount of Consolidated Debt of the ~~Borrower and its Subsidiaries~~Covenant Parties outstanding as of the last day of the Test Period most recently ended as of such date, less (ii) the lesser of (A) Unrestricted Cash as of the last day of such Test Period and (B) $10.0 million, to (b) EBITDA for such Test Period, all determined on ~~a consolidated basis~~an Adjusted Consolidated Basis in accordance with GAAP; provided that the Total Net Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Total Net Secured Leverage Ratio” shall mean, on any date, the ratio of (a)(i) the aggregate principal amount of Consolidated Debt of the ~~Borrower and its Subsidiaries~~Covenant Parties as of the last day of such Test Period that is then secured by Liens on the Collateral, less (ii) the lesser of (A) Unrestricted Cash as of the last day of such Test Period and (B) $10.0 million, to (b) EBITDA for such Test Period, all determined on ~~a consolidated basis~~an Adjusted Consolidated Basis in accordance with GAAP; provided that the Total Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Transaction Documents” shall mean the ABL Loan Documents and the Loan Documents.

“Transaction Expenses” shall mean all fees and expenses (including, without limitation, any original issue discount) incurred or paid by Holdings (or any Parent Entity), the Borrower, any other First Tier Covenant Party or any of the Subsidiaries in connection with the Transactions and all fees and expenses incurred or paid by Holdings (or any Parent Entity), the Borrower or any of the Subsidiaries in connection with the emergence by the Debtors from the Cases.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the execution, delivery and performance of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the borrowings hereunder; (b) the execution, delivery and performance of the ABL Loan Documents, the creation of the Liens thereunder, and the borrowings thereunder; (c) the refinancing and discharge of the outstanding Indebtedness under the DIP ABL Credit Agreements and the DIP Term Loan Agreement; and (d) the payment of all Transaction Expenses.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the ABR.

“Unfunded Pension Liability” shall mean the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” shall mean cash or cash equivalents of the ~~Borrower or any of the Subsidiaries~~Covenant Parties that would not appear as “restricted” on a consolidated balance sheet of the ~~Borrower or any of the Subsidiaries~~Covenant Parties.

“Unrestricted Subsidiary” shall mean CWPC.

“U.S.” shall mean United States.

“U.S. Lender” shall mean any Lender other than a Foreign Lender.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Verso Corporation” shall mean Verso Corporation, a Delaware corporation.

“Verso Quinnesec REP” shall mean Verso Quinnesec REP LLC, a Delaware limited liability company.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Domestic Subsidiary” of any person shall mean a Domestic Subsidiary of such person that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly-Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly-Owned Subsidiary” shall mean (i) a Subsidiary of ~~the Borrower~~a First Tier Covenant Party that is a Wholly-Owned Subsidiary of ~~the Borrower~~such First Tier Covenant Party or (ii) a Subsidiary of Holdings all of whose Equity Interests (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned directly or indirectly by more than one Loan Party.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the ~~Borrower and the Subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary set forth herein, any changes to GAAP after the Closing Date with respect to the accounting treatment of leases will not be given effect for the purposes of calculating any financial ratio or definition contained in this Agreement or any other Loan Document. In addition, notwithstanding any changes in GAAP after the Closing Date, any lease of the ~~Borrower or the Subsidiaries~~Covenant Parties that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capital Lease Obligation under this Agreement or any other Loan Document as a result of such changes in GAAP. Unless otherwise expressly provided herein, any references herein to any person shall be construed to include such person’s successors and permitted assigns.

Section 1.03 Exchange Rates; Currency Equivalents. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the

Administrative Agent. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article 6 or Section 8.01(f), 8.01(j) or 8.01(l) being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

Section 1.04 Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest (but not a payment of interest), interest thereon shall be payable for the period of such extension.

Section 1.05 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.06 Application to First Tier Covenant Party’s Subsidiaries. All references herein to the Borrower causing a Person to take any identified actions or to refrain from taking any identified actions shall apply equally to the applicable First Tier Covenant Party with respect to its Subsidiaries.

ARTICLE 2

THE CREDITS

Section 2.01 Commitments and Term Loans; Original Issue Discount. Subject to the terms and applicable conditions set forth herein, each Lender agrees to make Term Loans to the Borrower on the Closing Date in an aggregate principal amount not to exceed its Term Loan Commitment; provided that, if for any reason the full amount of any Lender’s Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled upon giving effect to the funding of the drawn Term Loans on the Closing Date. The Borrower and the Lenders agree that the Term Loans are issued with original issue discount (“OID”) of 10.00% and such OID shall constitute principal for all purposes under the Loan Documents. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on the Closing Date. Amounts of Term Loans borrowed under this Section 2.01 that are repaid or prepaid may not be reborrowed.

Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.12 or 2.14 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 8 Eurocurrency Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date for such Class, if applicable.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time (or such later time agreed to by the Administrative Agent), one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or other electronic transmission to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written (including by facsimile or other electronic transmission) Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) for purposes of the Borrowing to be made on the Closing Date, identify such Borrowing as Borrowing of Term Loans;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency

Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the applicable conditions set forth in Article 4, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.05 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means (subject to Section 10.01(b)) to the Administrative Agent of a written Interest Election Request in the form of Exhibit D and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(b) regarding the maximum number of Borrowings of the relevant Type.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.07.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to Section 2.06(b) or (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the payee named therein and its registered assigns.

Section 2.07 Scheduled Repayment of Loans. (a) Subject to the other clauses of this Section 2.07,

(i) subject to Section 2.07(d), commencing with the fiscal quarter ending September 30, 2016, the Borrower shall repay Term Loans on the last day of each March, June, September and December of each year and on the applicable Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “Term Loan Installment Date”), in an aggregate principal amount of the Term Loans equal to (A) in the case of such quarterly payments, an amount equal to 2.00% per fiscal quarter of the aggregate principal amount of Term Loans outstanding immediately after the Closing Date and (B) in the case of such payment due on the applicable Maturity Date, an amount equal to the then unpaid principal amount of the Term Loans outstanding;

(ii) [reserved];

(iii) [reserved]; and

(iv) to the extent not previously paid, outstanding Loans shall be due and payable on the earlier of (x) the applicable Maturity Date and (y) the date on which such Loans are accelerated in accordance with this Agreement.

(b) Application of Payments of the Loans from:

(i) all Net Proceeds pursuant to Section 2.08(b) and Excess Cash Flow pursuant to Section 2.08(c) shall be allocated to the Class or Classes of Loans determined pursuant to Section 2.07(c), with application thereof to reduce in inverse order amounts due on the succeeding Installment Dates under such Classes as provided in the remaining scheduled amortization payments under such Classes; provided that any Lender, at its option, may elect to decline any such prepayment of any Loan held by it if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least two Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Loans owing to Declining Lenders shall instead be retained by the Borrower for application for any purpose not prohibited by this Agreement, and

(ii) any optional prepayments of the Term Loans pursuant to Section 2.08(a) shall be applied to the remaining installments of the Term Loans as the Borrower may direct.

(c) Prior to any prepayment of any Term Loans hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection, specifying the prepayment date and the amount to be prepaid, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed prepayment; which notice shall be irrevocable except that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. All prepayments and repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.10(d) and any other amounts payable pursuant to Sections 2.09(b) and 2.13.

(d) If, on the date any scheduled quarterly amortization payment under Section 2.07(a)(i) or any Excess Cash Flow payment under Section 2.08(c) is due to be made, Liquidity ~~of the Borrower~~ (determined after giving effect to the making of such amortization payment or such Excess Cash Flow payment) is projected in good faith by the Borrower to be less than $75.0 million at any time during the 90-day period on and following the date on which such scheduled amortization payment or such Excess Cash Flow payment is due and payable, then the portion of such scheduled quarterly amortization payment or such Excess Cash Flow payment that results in the Liquidity ~~of the Borrower~~ being less than $75.0 million during such 90-day period shall not be due and payable. At least three (3) Business Days prior to the date any such scheduled quarterly amortization payment or any such Excess Cash Flow payment is due, the Borrower shall deliver to the Administrative Agent and Ducera Partners LLC or any other Third Party Reviewer an officer’s certificate, duly executed by the Chief Financial Officer of the Borrower (or an individual with substantially equivalent title and responsibilities), certifying the amount of such scheduled amortization payment and/or such Excess Cash Flow payment (if any) and setting forth in reasonable detail the Borrower’s calculations of Liquidity for such 90-day period. The foregoing officer’s certificate shall only be made available to Lenders that elect to receive “private”

information subject to Section 10.17. Any scheduled quarterly amortization under Section 2.07(a)(i) not paid as a result of this sub-clause (d) shall thereafter be due and payable on the Maturity Date.

Section 2.08 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium (but subject to Section 2.09(b)) or penalty (but subject to Section 2.13), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior written notice in accordance with Section 2.07(c).

(b) The Borrower shall apply (i) all Net Proceeds and (ii) all amounts received by ~~the~~ Borrower or any ~~of its Subsidiaries~~other Covenant Party pursuant to Section 5.14 hereof promptly, and in any event, within five Business Days of receipt thereof to prepay Loans in accordance with clause (b) and (c) of Section 2.07.

(c) Subject to Section 2.07(d), not later than (x) 90 days after the end of each Excess Cash Flow Period and (y) 45 days after the end of each Excess Cash Flow Interim Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period or Excess Cash Flow Interim Period, as applicable and shall apply an amount (if positive) to repayment of the Loans equal to (i) the Required ECF Percentage of such Excess Cash Flow, minus (ii) the amount of amortization payment(s) made under Section 2.07(a)(i) during the applicable Excess Cash Flow Period or Excess Cash Flow Interim Period, minus (iii) (A) to the extent not financed using the proceeds of, without duplication, the incurrence of Indebtedness and the sale or issuance of any Equity Interests (including any capital contributions), without duplication, the amount of any voluntary prepayments during such Applicable Period (plus, without duplication of any amounts previously deducted under this subclause (A), the amount of any voluntary prepayments after the end of such Applicable Period but before the date of prepayment under this Section 2.08(c)) of Loans and (B) the amount of any Excess Cash Flow payment previously paid in cash to the Administrative Agent pursuant to Section 2.08(c) for each Excess Cash Flow Interim Period during an Excess Cash Flow Period. Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each Applicable Period under Section 5.04, the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such Applicable Period, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail. The foregoing certificate shall only be made available to Lenders that elect to receive “private” information subject to Section 10.17.

(d) Notwithstanding any other provisions of this Section 2.08 to the contrary, (i) to the extent that any Net Proceeds of any Asset Sale by a Foreign Subsidiary or Excess Cash Flow attributable to a Foreign Subsidiary is prohibited or delayed by applicable local law from being repatriated to the United States of America, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in Section 2.08(b) or Section 2.08(c) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States of America (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly use commercially reasonable efforts to take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or

Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to Section 2.08(b) or Section 2.08(c), to the extent provided therein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of such Net Proceeds or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this subclause (ii), on or before the date on which any Net Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to Section 2.08(b) or Section 2.08(c), (x) the Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such prepayments as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Proceeds or Excess Cash Flow is applied to the permanent repayment of Indebtedness of a Foreign Subsidiary.

Section 2.09 Fees.

(a) The Borrower agrees to pay the fees set forth in the Fee Letter, in the amounts and at the times specified therein.

(b) In the event that any of the following occur, then the Borrower shall pay a prepayment premium (as liquidated damages and not as a penalty) (the “Prepayment Premium”) to the Administrative Agent concurrently with such occurrence, for the ratable account of each of the applicable Lenders, in an amount equal to the amount of the principal amount of Loans prepaid, Refinanced, substituted, replaced, repriced or accelerated multiplied by the Prepayment Premium Percentage, if applicable:

(i) the Borrower shall make a voluntary prepayment pursuant to Section 2.08(a) or replace the Loans and Commitments hereunder pursuant to Section 10.04(i);

(ii) [reserved];

(iii) the Borrower shall prepay, Refinance, substitute or replace all or a portion of the Term Loans (other than as a result of (x) scheduled amortization payments pursuant to Section 2.07(a), (y) mandatory prepayments from Excess Cash Flow pursuant to Section 2.08(c) or (z) mandatory prepayments from Net Proceeds of Asset Sales pursuant to Section 2.08(b));

(iv) if the Borrower shall effect any amendment to this Agreement which reduces the All-in Yield of the Term Loans;

(v) upon acceleration of the Term Loans pursuant to Section 8.01 (including as a result of Section 8.01(h) or Section 8.01(i)); or

(vi) upon the assignment of the Loans and/or Commitments held by a Lender pursuant to Section 2.16.

(c) All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders and/or Lead Arrangers (or, for Fees payable on the Closing Date, paid out of the proceeds of the Term Loans made by the Lenders on the Closing Date). Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.10 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any Event of Default shall occur, the Obligations shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loans, 2% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.10 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in Section 2.10(a); provided that this Section 2.10(c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 10.08.

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) on the applicable Maturity Date; provided that (A) interest accrued pursuant to Section 2.10(c) shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.12 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Administrative Agent, as applicable, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in Section 2.12(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s method of allocating such costs is fair and reasonable. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.12, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) The foregoing provisions of this Section 2.12 shall not apply in the case of any Change in Law in respect of Taxes imposed on payments on the Loans, which shall instead be governed by Section 2.14.

Section 2.13 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14 Taxes. (a) Any and all payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that, if a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.14) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter, such Loan Party shall send to the Administrative Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to the Administrative Agent or such Lender, acting reasonably) received by the Loan Party showing payment thereof. Without duplication, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.14, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b) The Borrower shall timely pay any Other Taxes.

(c) Each Loan Party shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e) Without limiting the generality of Section 2.14(d), each Foreign Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:

(i) deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN or W-8BEN-E (or any applicable successor form) together with a certificate (substantially in the form of Exhibit K hereto, such certificate, the “Non-Bank Tax Certificate”) certifying that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code), (B) United States Internal Revenue Service Form W-8BEN or W-8BEN-E or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) United States Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above; provided that, if the Foreign Lender is a partnership and not a participating Lender, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

Any Foreign Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Foreign Lender’s inability to do so.

Each person that shall become a Participant pursuant to Section 10.04 or a Lender pursuant to Section 10.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.14(e); provided that a Participant shall furnish all such required forms and statements to the person from which the related participation shall have been purchased.

In addition, each Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Administrative Agent pursuant to Section 9.09 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed United States Internal Revenue Service Form W-9 certifying its exemption from U.S. federal backup withholding or such other properly completed and executed documentation prescribed by applicable law certifying its entitlement to an available exemption from applicable U.S. federal withholding taxes in respect of any payments to be made to such Agent by any Loan Party pursuant to any Loan Document including, as applicable, a United States Internal Revenue Service Form W-8IMY certifying that the Agent is a U.S. branch and intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code pursuant to Section 1.1441-l(b)(2)(iv) of the United States Treasury Department Regulations, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation.

(f) If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax or Other Tax for which a payment has been made by a Loan Party pursuant to this Section 2.14 or Section 2.12(a)(ii) or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). A Lender or the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.14.

(g) [Reserved].

(h) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two United States Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(i) If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.14(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j) The agreements in this Section 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.

Section 2.15 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 10.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject to the sentence immediately following, if at any time insufficient funds are received by and available to the Agents from the Loan Parties to pay fully all amounts of principal, interest and fees in cash then due from the Loan Parties under the Loan Documents, such funds shall be applied: (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. If (x) at any time that an Event of Default shall have occurred and be continuing and proceeds of Collateral are received by any Agent, such funds shall be applied, subject to the ABL Intercreditor Agreement and any other applicable Intercreditor Agreements or (y) at any time following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 8.01(h) or (i), in each case that is continuing, and any amount received by any Agent from any Loan Party (or from proceeds of any Collateral): (i) first, ratably, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent or the Collateral Agent from any Loan Party under the Loan Documents and all fees owed to them in connection with the collection or sale or otherwise in connection with this Agreement or any other Loan Document, including all court costs and reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent under this Agreement or any other Loan Document on behalf of any Loan Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document in its capacity as such, (ii) second, ratably, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from any Loan Party under the Loan Documents and all fees owed to them in connection with the collection or sale or otherwise in connection with this Agreement or any other Loan Document, including all court costs and reasonable and documented fees and expenses of its agents and legal counsel and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document in its capacity as such, (iii) third, towards payment in full of interest, the Prepayment Premium (if any) and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, the Prepayment Premium (if any) and fees then due to such parties, (iv) fourth, ratably, to pay principal of Loans then due from the Borrower hereunder, (v) [reserved], (vi) [reserved], (vii) seventh, towards payment in full of other Obligations then due from the Loan Parties under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties and (viii) eighth, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans or other Obligations resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon and other Obligations than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent and the other applicable Lenders of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the principal amount of each such Lender’s respective Loans and accrued interest thereon vis-à-vis the aggregate principal amount of all Lenders’ Loans and the aggregate accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (which terms shall expressly provide that such payment may be made on a non-pro rata basis) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Holdings, the Borrower or any ~~Subsidiary of the Borrower~~other Covenant Party (as to which the provisions of this clause (c) shall apply unless the assignment is pursuant to a Permitted Loan Purchase). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.16 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, the Prepayment Premium (if any), and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.16 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.04(b)(ii)(B)) to replace such Non-Consenting Lender by deeming (by notice to such Non-Consenting Lender) such Non-Consenting Lender to have assigned its Loan, and its Commitments hereunder, to one or more assignees that have consented to such assignment and that are reasonably acceptable to the Administrative Agent and the Required Lenders; provided that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being so replaced (including accrued Fees) and any amounts due under Sections 2.12, 2.13 or 2.14) shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interest hereunder in the circumstances contemplated by this Section 2.16(c) and the Administrative Agent agrees to effect such assignment; provided that, if such Non-Consenting Lender does not comply with Section 10.04 within three Business Days after the Borrower’s request, compliance with Section 10.04 shall not be required to effect such assignment.

Section 2.17 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.18 Loan Extensions. (a) [Reserved].

(b) [Reserved]

(c) [Reserved].

(d) [Reserved].

(e) Notwithstanding anything to the contrary in Section 2.15(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.18), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans, on a pro rata basis and on the same terms (“Pro Rata Loan Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Term Loans of such Class and to otherwise modify the terms of such Lender’s Term Loans of such Class pursuant to the terms of the relevant Pro Rata Loan Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (a “Loan Extension”) agreed to between the Borrower and any such Lender (an “Extending Term Loan

Lender”) will be established under this Agreement pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Loan Lender (such extended Term Loan, an “Extended Term Loan”). Each Pro Rata Loan Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made, which shall be a date not earlier than five Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent).

(f) The Borrower and each Extending Term Loan Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans of such Extending Term Loan Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans; provided that (i) except as to interest rates, fees, any other pricing terms, amortization, final maturity date and participation in prepayments (which shall, subject to clauses (ii) through (iv) of this proviso, be determined by the Borrower and set forth in the Pro Rata Loan Extension Offer), the Extended Term Loans shall have (x) the same terms as an existing Class of Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, and (iv) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans evidenced thereby as provided for in Section 10.08(b) and the Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment.

(g) Upon the effectiveness of any such Loan Extension, the applicable Extending Term Loan Lender’s Term Loan will be automatically designated an Extended Term Loan. The consummation of any Loan Extension by the Borrower pursuant to this Section 2.18 shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Administrative Agent and the Lenders hereby consent to each Loan Extension as contemplated by this Section 2.18 and hereby waive the requirements of any provision of this Agreement or any other Loan Documents that may otherwise prohibit any Loan Extension, provided that such consent shall not be deemed to be an acceptance by such Lender of any Pro Rata Loan Extension Offer by such Lender.

(h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.18), (i) [reserved], (ii) no Extended Term Loan is required to be in any minimum amount or any minimum increment, (iii) any Extending Term Loan Lender may extend all or any portion of its Term Loans pursuant to one or more Pro Rata Loan Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan), (iv) there shall be no condition to any Loan Extension at any time or from time to time other than notice to the Administrative Agent of such Loan Extension and the terms of the Extended Term Loan implemented thereby and (v) all Extended Term Loans and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents.

(i) Each Loan Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Loan Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Loan Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Loan Extension, including, without limitation, timing, rounding and other adjustments.

Section 2.19 Defaulting Lender. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) such Defaulting Lender shall not be entitled to receive any fees payable pursuant to Section 2.09 for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fees that otherwise would have been required to have been paid to such Defaulting Lender); and

(ii) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.15(c)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, third, held in such account as cash collateral and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and that were made at a time when the applicable conditions set forth in Article 4 were satisfied, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans of any Defaulting Lender.

(b) In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lender in accordance with their Commitments.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

On the Closing Date, on the Amendment One Effective Date, on the date of the Assumption and Reaffirmation Agreement and on the date of each Credit Event, as provided in Section 4.01, the Borrower represents and warrants to each of the Agents and the Lenders that:

Section 3.01 Organization; Powers. Each of Holdings, the Borrower, the other Loan Parties and each of the subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable, in a foreign jurisdiction where an equivalent status exists, enjoys the equivalent status under the laws of any foreign jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction wherever necessary to carry out its business and operations, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02 Authorization. The execution, delivery and performance by Holdings, the Borrower, each other First Tier Covenant Party and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, equityholder, partnership or limited liability company action required to be obtained by Holdings, the Borrower, such other First Tier Covenant Party and such Subsidiary Loan Parties and (b) do not and will not (i) violate (A) any provision of law, statute, rule or regulation, (B) the certificate or memorandum or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or bylaws of Holdings, the Borrower, such other First Tier Covenant Party or any such Subsidiary Loan Party, (C) any applicable order, judgment or decree of any court or any rule, regulation or order of any Governmental Authority or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower, such other First Tier Covenant Party or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) (other than subclause (B) thereof) or (ii) of this Section 3.02(b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower, such other First Tier Covenant Party or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by Holdings, the Borrower, the other First Tier Covenant Parties and the Subsidiary Loan Parties and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) except to the extent set forth in any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries that are not Loan Parties.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, the creation, perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for: (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordations of the Mortgages, (d) such actions, consents, approvals, registrations and filings as have been made or obtained and are in full force and effect, (e) such actions, consents, approvals, registrations and filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) equivalent foreign filings to those listed in clauses (a) through (e) above.

Section 3.05 Financial Statements. (a) The unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Verso Corporation and its consolidated subsidiaries for the fiscal quarter ended March 31, 2016, and (b) the audited consolidated balance sheets and statements of income, stockholders’ equity, and cash flow of Verso Corporation and its consolidated subsidiaries for the fiscal year ended December 31, 2015, in each case have been prepared in accordance with GAAP, reported on by and accompanied by a report from Deloitte & Touche LLP and furnished to the Administrative Agent, present fairly in all material respects the consolidated financial position of the Borrower and its consolidated subsidiaries as at such date and the consolidated results of operations and cash flows of the Borrower and its consolidated subsidiaries for the period then ended.

Section 3.06 No Material Adverse Effect. Since the Closing Date, there has been no event, condition or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Properties. (a) Schedule 1.01B lists correctly as of the Closing Date all Material Real Property owned by ~~Holdings, the Borrower and the Subsidiary Loan Parties and the location thereof~~a Loan Party. Each of Holdings, the Borrower, the other First Tier Covenant Parties and the Subsidiaries has good and marketable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has good and valid title to its owned personal property and assets, and valid leasehold interests in all of its leased personal property, in each case necessary for the conduct of its respective business as currently conducted or to utilize such properties and assets for their intended purposes. All such properties and assets are free and clear of Liens, other than Permitted Liens. From the commencement of the Mechanics’ Lien Statutory Period, as defined below, until the Closing Date, there has been no material construction occurring at any Material Real Property. For purposes hereof, “Mechanics’ Lien Statutory Period” shall mean, with respect to each Material Real Property, the period of time during which, under applicable Requirements of Law, a mechanics’ or materialmens’ or similar Lien may be filed against such Material Real Property and gain priority over intervening Liens (including the Lien of the Mortgages).

(b) Schedule 1.01B lists correctly and completely as of the Closing Date, (i) all Real Property leased by ~~Holdings, the Borrower and the Subsidiary~~a Loan ~~Parties~~Party and the locations thereof and (ii) all leases, subleases and licenses (together with all amendments, modifications, supplements, renewals or extensions of any thereof) with respect to all Real Property leased by a Loan Party which are material to the business or operations of such Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or license. Each lease, sublease and license referred to in subclause (ii) above constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its respective terms. None of the Loan Parties or the Subsidiaries has defaulted under any lease, sublease or license to which it is a party as either landlord or tenant. All of the Loan Parties’ or Subsidiaries’ leases, subleases and licenses are in full force and effect. Except as set forth on Schedule 1.01B, each of Holdings, the Borrower, the other First Tier Covenant Parties and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, subleases and licenses under which any of them is a tenant. With respect to any leases, subleases or licenses under which any Loan Party is landlord, (i) no presently effective rent concessions have been given to any tenants and no rent has been paid in advance by any tenants for any period subsequent to the ~~date hereof~~Closing Date, (ii) all rents, additional rents, common area charges, escrow payments, or similar charges or payments which are required thereunder and due and payable prior to and including the ~~date hereof~~Closing Date have been paid in full without offset, claim or reduction, and there is no material default, delinquency or breach on the part of any tenant under such leases, subleases or licenses.

(c) As of the Closing Date, none of the Loan Parties and the Subsidiaries has received any written notice of any pending or, to their knowledge, contemplated condemnation proceeding or casualty affecting any material portion of the Mortgaged Properties or any sale or disposition thereof, in lieu of condemnation, that remains unresolved as of the Closing Date.

(d) Except as set forth on Schedule 3.07(d), none of Holdings, the Borrower and the Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Material Real Property or any interest therein.

(e) Schedule 1.01B lists each Material Real Property owned by any Loan Party as of the Closing Date.

(f) Except as set forth on Schedule 1.01B, there is no action, suit, arbitration, labor dispute, unsatisfied order or judgment, governmental investigation, condemnation or other proceeding pending or, to the knowledge of the Loan Parties and the ~~Subsidiaries~~subsidiaries, threatened against any of them or the Material Real Property or the Transaction, which, if adversely determined, could individually or in the aggregate have or reasonably be expected to have a material adverse effect on title to the Material Real Property or any portion thereof or to materially interfere with the consummation by the Loan Parties or the Subsidiaries of the Transactions.

(g) The Loan Parties have received all approvals of Governmental Authorities, including without limitation, building, zoning, administrative, occupational safety and health authorities, or such other approvals, including licenses, under any applicable statute, law, ordinance, rule or regulation, required to be obtained by them in connection with the ownership, use and operation of the Material Real Property. All such licenses are transferable to the Collateral Agent. The Loan Parties have operated and maintained the Material Real Property in all material respects in accordance with applicable laws. There is no violation of any covenant, condition, restriction, easement or agreement or order of any Governmental Authority relating to the Material Real Property, whether or not same are of record.

(h) The Loan Parties presently maintain all insurance coverage with respect to the Material Real Property as is commercially prudent, including property, liability and business interruption insurance. No Loan Party has received any binding written notice from any insurance company of any defects or inadequacies in or on the Material Real Property or any part or component thereof that would materially and adversely affect the insurability of the Material Real Property or cause any material increase in the premiums for insurance for the Material Real Property that have not been cured or repaired. All policies of insurance covering the Material Real Property are in full force and effect ~~on the date hereof~~. For any Material Real Property or any portion thereof located within any flood plain, mudslide, flood hazard or fault area (each a “Hazard Area”), as designated on any map prepared or issued for such purpose by the appropriate federal, state or local Governmental Authority, the applicable Loan Party is carrying a policy insuring against risks attendant to owning or leasing Material Real Property in such Hazard Area.

(i) Each Loan Party has paid all real estate taxes and ad valorem taxes due and payable that are imposed upon any of them as the owner of any of the Material Real Property, or upon the Material Real Property.

Section 3.08 Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

(b) As of the Closing Date, except as set forth on Schedule 3.08(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings, the Borrower or any of the subsidiaries, and there are no Equity Interests of Holdings, the Borrower or any of the subsidiaries outstanding which upon conversion or exchange would require, the issuance to any Person other than a Loan Party by Holdings, the Borrower or any of the subsidiaries of any additional Equity Interests of Holdings, the Borrower or any of the subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, Equity Interests of Holdings, the Borrower or any of the subsidiaries.

Section 3.09 Litigation; Compliance with Laws. (a) There are no Adverse Proceedings now pending, or, to the knowledge of Holdings or any other Loan Party, threatened in writing against or affecting Holdings, the Borrower or any of the subsidiaries or any business, property or rights of any such person (i) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) that challenge the validity or enforceability of any of the Loan Documents.

(b) None of Holdings, the Borrower, the subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any compliance with Environmental Laws, which is subject to Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority, in any such case, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10 Federal Reserve Regulations. (a) None of Holdings, ~~the Borrower~~any First Tier Covenant Party or any subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.11 Investment Company Act. None of Holdings, any First Tier Covenant Party and the ~~Borrower and the~~ subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12 Use of Proceeds. The Borrower will use the proceeds of the Loans solely (i) for working capital and general corporate purposes (including for Permitted Business Acquisitions) of the Loan Parties and their Subsidiaries, including, together with a portion of the loans made under the ABL Loan Documents, to refinance on the Closing Date the indebtedness outstanding under the DIP ABL Credit Agreements (and to replace or backstop letters of credit outstanding thereunder) and the DIP Term Loan Agreement in accordance with the Reorganization Plan, (ii) to pay outstanding allowed administrative expenses and allowed claims all in accordance with the Reorganization Plan and (iii) to pay the Transaction Expenses.

Section 3.13 Taxes. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of Holdings, the ~~Borrower~~First Tier Covenant Parties and the subsidiaries has filed or caused to be filed all federal, state and other Tax returns required to have been filed by it, and each such Tax return is true and correct;

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, ~~the Borrower~~each First Tier Covenant Party and each of the subsidiaries has timely paid or caused to be timely paid all federal, state and other Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, ~~the Borrower~~each First Tier Covenant Party or any of the subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Holdings, ~~the Borrower~~each First Tier Covenant Party and the subsidiaries, there are no claims being asserted in writing or otherwise to the knowledge of any Loan Party with respect to any Taxes, other than claims which are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the ~~Borrower~~First Tier Covenant Parties or any of the subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP.

Section 3.14 No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) provided in writing by any Loan Party or any of the subsidiaries or any of their respective representatives, in respect of any Loan Party or any of the subsidiaries, the Transactions or any other transactions contemplated hereby and made available to any Lender or any Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such Information was furnished to the Lenders or such Agent, as applicable, and did not, taken as a whole, contain any untrue statement of a material fact as of such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections and any estimates and information of a general economic nature prepared by, and provided in writing by, any Loan Party or any of its representatives, and that have been made available to any Lender or any Agent in connection with the Transactions or the other transactions contemplated hereby, have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from such Projections and estimates), (i) as of the date such Projections and estimates were furnished to the Lenders or Agent, as applicable, and (ii) in the case of the Projections, as of the Closing Date. As of the Closing Date, the Projections have not been modified in any material respect by any of the Loan Parties.

Section 3.15 Employee Benefit Plans. (a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which Holdings, ~~the Borrower~~a First Tier

Covenant Party, any of the subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no Plan has any Unfunded Pension Liability; and (iv) no ERISA Event has occurred or is reasonably expected to occur.

(b) Each of Holdings, the ~~Borrower~~First Tier Covenant Parties and the subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States of America, and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

Section 3.16 Environmental Matters. Except as set forth on Schedule 3.16, (i) no Environmental Claim that remains outstanding or unresolved or for which they could reasonably be expect to have liability has been received by any Loan Party or any of the subsidiaries, or, to the knowledge of Holdings or any other Loan Party, threatened against any Loan Party or any of the subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to any Loan Party’s knowledge, threatened which allege a material violation of or liability under any Environmental Laws, in each case relating to any of the Loan Parties or subsidiaries, (ii) each of the Loan Parties and the subsidiaries has all material environmental permits, licenses and other approvals necessary for its operations to comply with all applicable Environmental Laws and is, and for the last six months has been, in material compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (iii) no Hazardous Material is located or has been Released at, on or under any property currently owned, operated or leased by any of the Loan Parties or subsidiaries in amounts or concentrations that could reasonably be expected to give rise to any material cost, liability or obligation of any of the Loan Parties or subsidiaries under any Environmental Laws, (iv) to the knowledge of the Loan Parties, no Hazardous Material has been released at or from property formerly owned or operated by any of the Loan Parties that could reasonably be expected to give rise to any material cost, liability or obligation of any of the Loan Parties or subsidiaries under any Environmental Laws, (v) no Hazardous Material has been generated, owned, treated, stored, handled or controlled by any of the Loan Parties or subsidiaries and transported to or Released at any location in amounts or concentrations that could reasonably be expected to give rise to any material cost, liability or obligation of any of the Loan Parties or subsidiaries under any Environmental Laws, and (vi) there are no agreements, judgments or consent decrees in which any of the Loan Parties or subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws (including any Environmental Claims).

Section 3.17 Security Documents. (a) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties described therein) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent (or such other person as is provided in the ABL Intercreditor Agreement), and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement) and except as provided in clause (c) below with respect to Mortgaged Property), when financing statements and other filings specified in the

Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (except for Permitted Liens).

(b) When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in Section 3.17(a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in United States federally registered, issued or pending Intellectual Property Rights (other than the Excluded Assets), in each case (i) prior and superior in right to the Lien of any other person, except for Permitted Liens and (ii) if and to the extent a security interest in such Intellectual Property Rights can be perfected by such filings. The parties acknowledge that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date.

(c) The Mortgages executed and delivered after the Closing Date pursuant to the Collateral and Guarantee Requirement or Section 5.10 shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title, and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person (other than with respect to the rights of a person pursuant to Permitted Liens that are pari passu or have priority by operation of law).

(d) Notwithstanding anything herein (including this Section 3.17), or in any other Loan Document to the contrary, no Loan Party makes any representation or warranty hereunder as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

Section 3.18 [Reserved].

Section 3.19 Solvency. (a) (i) The fair value of the assets of Holdings~~, the Borrower~~ and ~~the~~its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings~~, the Borrower~~ and ~~the~~its subsidiaries on a consolidated basis~~, respectively~~; (ii) the present fair saleable value of the property of Holdings~~, the Borrower~~ and ~~the~~its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings~~, the Borrower~~ and ~~the~~its subsidiaries on a consolidated basis~~, respectively,~~ on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings~~, the Borrower~~ and ~~the~~its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings~~, the Borrower~~ and ~~the~~its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted.

(b) Neither Holdings nor ~~the Borrower~~any First Tier Covenant Party intends to, and neither Holdings nor ~~the Borrower~~any First Tier Covenant Party believes that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness, or the Indebtedness of any such subsidiary.

Section 3.20 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, labor disputes, slowdowns, work stoppages or similar actions or grievances pending or threatened against ~~Holdings, the Borrower~~any Loan Party or any of ~~the~~its subsidiaries; (b) the hours worked and payments made to employees of each Loan Party or its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements and none of the Loan Parties or any of their respective subsidiaries is engaged in any unfair labor practice; (c) there is no unfair labor practice complaint pending against any Loan Party or any of its subsidiaries, or to the knowledge of any Loan Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Loan Party or any of its subsidiaries or to the knowledge of any Loan Party, threatened against any of them; (d) to the knowledge of each Loan Party, after due inquiry, no union representation question exists with respect to the employees of any Loan Party or any of its subsidiaries and, to the knowledge of each Loan Party, no union organization activity is taking place; (e) none of the Loan Parties or any of their respective subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains due and owing under applicable law; and (f) all payments due from ~~Holdings, the Borrower~~any Loan Party or any of ~~the~~its subsidiaries or for which any claim may be made against ~~Holdings, the Borrower~~any Loan Party or any of ~~the~~its subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of ~~Holdings, the Borrower~~such Loan Party or such subsidiary to the extent required by GAAP.

Section 3.21 Insurance. Schedule 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or ~~the~~their respective subsidiaries as of the Closing Date. As of the Closing Date, all premiums in respect of such insurance, to the extent due, have been paid. The insurance maintained by or on behalf of Holdings, the ~~Borrower~~First Tier Covenant Parties or the subsidiaries is in full force and effect in all material respects in accordance with its terms and complies with the requirements set forth in Section 5.02.

Section 3.22 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. No Loan Party or any subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party or other contractual obligation by which it is bound (other than an agreement or other contractual obligations evidencing or governing any Indebtedness), in each case, which default would reasonably be expected to have a Material Adverse Effect.

Section 3.23 Intellectual Property; Licenses; Etc. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) ~~Holdings, the Borrower~~each Loan Party and each of the subsidiaries owns, or possesses the right to use, all of the patents, trademarks, service marks, trade names, copyrights, mask works, domain names, applications and registrations for any of the foregoing, technology, trade secrets, proprietary information, software, know-how, processes and other intellectual property rights (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person; (b) to the knowledge of each Loan Party~~, Holdings, the Borrower~~ and the subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property Rights of any person; and (c) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of each Loan Party, threatened.

Section 3.24 Senior Debt. The Loan Obligations constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Material Indebtedness (if any) of any Loan Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Loan Obligations.

Section 3.25 USA PATRIOT Act/OFAC. (a) To the extent applicable, each ~~of Holdings, the Borrower~~Loan Party and ~~its~~the subsidiaries is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(b) ~~None of Holdings, the Borrower~~No Loan Party or any subsidiary nor, to the knowledge of ~~Holdings, the Borrower~~any Loan Party or any subsidiary, any director or officer of ~~Holdings, the Borrower~~any Loan Party or any subsidiary is subject to any Sanctions or is located, organized, incorporated or resident in a country or territory that is the target of, or whose government is the target of, Sanctions; and none of the Loan Parties or subsidiaries will directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person or country for the purpose of funding any operations in, financing any investments or activities in, or making any payments to any person or country subject to any Sanctions.

(c) No part of the proceeds of any Loan will be used, directly or, to the knowledge of each Loan Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which ~~Holdings, the Borrower~~any Loan Party or any of its subsidiaries conduct their business and to which they are lawfully subject.

Section 3.26 Foreign Corrupt Practices Act. ~~None of Holdings, the Borrower~~ No Loan Party or any of ~~its~~the subsidiaries, nor, to the knowledge of ~~Holdings, the Borrower~~any Loan Party or any subsidiary, any of their directors, officers, agents or employees has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which ~~Holdings, the Borrower~~any Loan Party or any of ~~its~~the subsidiaries conduct their business and to which they are lawfully subject or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

ARTICLE 4

CONDITIONS OF LENDING

Section 4.01 All Credit Events. The obligations of the Lenders to make Loans hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions on the date of each Borrowing:

(a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03).

(b) In the case of each Borrowing that occurs on the Closing Date and in the case of each other Credit Event to the extent required by the applicable Extension Amendment, the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except to the extent such representation and warranty is qualified by materiality or material adverse effect, in which instance such representation and warranty shall be true and correct in all respects as of the applicable dates above.

(c) In the case of each Borrowing that occurs on the Closing Date and in the case of each other Credit Event to the extent required by the applicable Extension Amendment, at the time of, and immediately after, such Borrowing, no Event of Default or Default shall have occurred and be continuing or would result therefrom.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in clauses (b) and (c) of this Section 4.01.

Section 4.02 First Credit Event. The obligations of the Lenders to make Loans on the Closing Date are subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions on the Closing Date:

(a) The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower, the Subsidiary Loan Parties and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, on the Closing Date, a written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties, (ii) Foley & Lardner LLP, special Michigan counsel for the Loan Parties, (iii) Foley & Lardner LLP, special Wisconsin counsel for the Loan Parties and (iv) O’Melveny & Myers LLP, special California counsel for the Loan Parties, in each case (A) dated the Closing Date, (B) addressed to the Agents and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:

(i) that attached thereto is a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (B) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii) that attached thereto is a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii) that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(v) that the certificate or memorandum and articles of incorporation, certificate of limited partnership or certificate of formation or other equivalent governing document of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(vi) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party,

(vii) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party; and

(viii) a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to this clause (c).

(d) The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax, judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the closing under this Agreement, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made).

(e) The Administrative Agent shall have received the financial statements referred to in Section 3.05.

(f) The Administrative Agent shall have received a solvency certificate in form and substance reasonably satisfactory to the Administrative Agent and signed by a Financial Officer of the Borrower certifying the solvency of Holdings and its subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date.

(g) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced at least one Business Day prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, out-of-pocket charges and disbursements of Ropes & Gray LLP and Skadden, Arps, Slate, Meagher & Flom LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document. In addition, the Borrower shall have paid to Ducera Partners LLC the Capital Advisory Fee on or prior to the Closing Date.

(h) Except as set forth in Schedule 5.13 (which, for the avoidance of doubt, shall override the applicable clauses of the definition of “Collateral and Guarantee Requirement” for the purposes of this Section 4.02) and subject to the grace periods set forth in such definition, the Collateral and Guarantee Requirement shall be satisfied (or waived) as of the Closing Date.

(i) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, at least three (3) days prior to the Closing Date to the extent such information has been requested not less than five (5) Business Days prior to the Closing Date.

(j) Since March 31, 2016, there shall not have occurred or there shall not exist any event, condition, circumstance or contingency that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

(k) Concurrently with or prior to the incurrence of Loans, the Borrower and the Subsidiaries shall have received commitments under the ABL Credit Agreement in a principal amount of at least $375.0 million, and the ABL Credit Agreement shall remain in effect.

(l) All Indebtedness of Holdings, the Borrower and its Subsidiaries under the DIP ABL Credit Agreements shall have been repaid in full or shall be repaid substantially concurrently with the Closing Date, together with all fees and other amounts owing thereon (other than with respect to certain outstanding letters of credit that are treated as “Existing Letters of Credit” under the ABL Facility as in effect on the Closing Date), all commitments under the DIP ABL Credit Agreements shall have been terminated, the DIP Term Loan Agreement shall have been repaid or shall be repaid concurrently with the Closing Date in accordance with the Reorganization Plan, and the Administrative Agent shall have received reasonably satisfactory evidence of each of the foregoing.

(m) The ABL Intercreditor Agreement shall have been executed and delivered by the respective parties thereto.

(n) The Borrower shall have delivered to the Administrative Agent and the Lenders a certificate, dated as of the Closing Date, to the effect set forth in Section 4.01(b), 4.01(c), Section 4.02(j) and 4.02(p).

(o) The Administrative Agent shall have received (i) monthly projections for the Borrower and the subsidiaries for the 12-month period after the Closing Date, quarterly projections for the subsequent 12-month period and annual projections for the remainder of the term of this Agreement, in each case with respect to balance sheets, income statements, statements of cash flows, and (ii) a pro forma consolidated balance sheet and related pro forma consolidated statements, prepared as of July 13, 2016, after giving effect to the Transactions as if the Transactions had occurred as of such date.

(p) After giving effect to the initial borrowing of loans and issuance (or deemed issuance) of letters of credit under the ABL Facility and Borrowings under the Term Facility and use of proceeds thereof, in each case on the Closing Date, Liquidity (determined only by reference to clauses (a) and (b) of the definition thereof) shall be at least $85.0 million.

(q) The Reorganization Plan shall have been confirmed by an order entered by the Bankruptcy Court in the Cases (the “Plan Confirmation Order”) in form and substance acceptable to the Lead Arrangers (it being understood and agreed that the order entered by the Bankruptcy Court on June 23, 2016 confirming the Reorganization Plan is in form and substance satisfactory to the Lead Arrangers and the Required Lenders). The Plan Confirmation Order shall have been entered after due and proper notice to all parties in interest and shall be in full force and effect, shall not be stayed, and shall have become a Final Order. The Effective Date shall occur concurrently with the effectiveness of this Agreement, and all conditions precedent set forth in the Reorganization Plan shall have been satisfied and not waived (other than any conditions precedent that are waived in accordance with the terms of the Reorganization Plan so long as any such waiver does not adversely affect the rights and interest of any or all of the Agents and the Lenders in their capacities as such (as determined in good faith by the Lead Arrangers) unless the Lead Arrangers have so consented in writing). All documents and agreements relating to the Reorganization Plan or the consummation thereof (including, without limitation, the Plan Supplement (as defined in the Reorganization Plan)) (collectively, the “Plan Documents”) shall be in form and substance reasonably satisfactory to the Lead Arrangers in all respects, and no provision of the Reorganization Plan or any Plan Document shall have been waived, amended, supplemented or otherwise modified in any respect that is materially adverse to the rights and interest of any or all of the Lead Arrangers, the Agents and the Lenders and their respective affiliates (as determined in good faith by the Lead Arrangers) unless the Lead Arrangers have so consented in writing.

(r) The Bankruptcy Court shall have entered an order, in form and substance acceptable to the Lead Arrangers, which order is contemplated to be the Plan Confirmation Order, approving the Loan Documents and authorizing the Loan Parties’ execution and delivery thereof and their performance thereunder, and such order shall be in full force and effect, shall not be stayed and shall have become a Final Order (as if such order were the “Plan Confirmation Order” in such definition).

(s) Subject to Section 5.13, the Administrative Agent shall have received a certificate as to coverage under the property and liability insurance policies of the Loan Parties and endorsements satisfying the requirements of Section 5.02, in each case in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Lenders).

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender or Lead Arranger shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders or Lead Arrangers unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender or Lead Arranger prior to the Closing Date specifying its objection thereto and such Lender or Lead Arranger (or any Affiliate thereof that is a Lender) shall not have made available to the Administrative Agent such Lender’s or Lead Arranger’s (or Affiliate’s) ratable portion of the initial Borrowing.

ARTICLE 5

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full in cash, unless the requisite Lenders shall otherwise consent in writing in accordance with Section 10.08, ~~the Borrower~~each First Tier Covenant Party will, and will cause each ~~of the Subsidiaries~~other Covenant Party to:

Section 5.01 Existence; Businesses and Properties. (a) Do, or cause to be done, all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary ~~of the Borrower~~ that is not a Loan Party, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05; provided that ~~the Borrower~~each First Tier Covenant Party, as applicable, may liquidate or dissolve one or more of its Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by ~~the Borrower~~such First Tier Covenant Party or a Wholly-Owned Subsidiary of ~~the Borrower~~such First Tier Covenant Party in such liquidation or dissolution; except that Subsidiary Loan Parties may not be liquidated into Subsidiaries of Holdings that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries.

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business.

(c) At all times maintain and preserve all material property used in the conduct of its business and keep such property in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

(d) At all times shall operate and maintain the Material Real Property in a manner generally consistent with the manner in which it has operated and maintained the Material Real Property prior to the ~~date hereof~~Closing Date, and in compliance in all material respects with all Requirements of Law, including Environmental Laws, and shall continue to perform its obligations as landlord or tenant, as applicable, under all leases of any Material Real Property.

Section 5.02 Insurance. (a) Maintain, with financially sound and reputable insurance companies having a financial strength rating of at least A- by A.M. Best Company, (i) insurance in such amounts and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement and other criminal activities; business interruption; and

general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, and (ii) all insurance required pursuant to the Security Documents. The Loan Parties will furnish to the Administrative Agent and the Lenders, upon the reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. If the Loan Parties fail to maintain such insurance, the Administrative Agent may arrange for such insurance, but at the expense of the Loan Parties and without any responsibility on the Administrative Agent’s part for obtaining the insurance, the financial strength of the insurance companies, the adequacy of the coverage or the collection of claims.

(b) All property insurance policies covering the Collateral are to name the Collateral Agent as lender’s loss payee for the benefit of the Secured Parties, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non-contributory “lender” or “secured party” clause. The general liability insurance policy is to name the Administrative Agent an additional insured. All certificates of property and general liability insurance are to be delivered to the Agents, with, in the case of certificates of property insurance, loss payable endorsements (but only in respect of Collateral) in favor of the Collateral Agent and, in the case of certificates of general liability insurance, additional insured endorsements in favor of the Collateral Agent, and shall provide for not less than thirty (30) days’ (ten (10) days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation.

(c) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the sole right, subject to any applicable provisions of any Intercreditor Agreement, to file claims under any property and general liability insurance policies in respect of the Collateral, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all receipts, releases or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(d) The Loan Parties will (i) furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of the Non-ABL Priority Collateral or the commencement of any action or proceeding for the taking of any material portion of the Non-ABL Priority Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (ii) subject to Section 5.02(c) above, ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents to the extent applicable.

(e) With respect to any Mortgaged Properties, if at any time the area in which the premises of such Mortgaged Property are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require (which may include, for the avoidance of doubt, the flood insurance held by the Loan Parties prior to the Closing Date); provided that, subject to the consent of the Administrative Agent (in consultation with the Lenders) such flood insurance may be obtained outside, but consistent with the requirements under (including the coverage requirements and minimum criteria set forth by the Flood Program), the Flood Program from one or more private insurers and may be included under a property insurance policy, in each case if and to the extent permitted by applicable law. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Collateral Agent for any Mortgaged Property, a Flood Certificate, Borrower Notice and Evidence of Flood Insurance, as applicable.

(f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) none of the Agents, the Lenders and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against any of the Agents, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the other Loan Parties, on behalf of itself and behalf of each of its subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders and their agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by any Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by any Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings~~, the Borrower~~ and the ~~Subsidiaries~~Covenant Parties or the protection of their properties.

Section 5.03 Taxes and Claims. Pay and discharge promptly when due all federal, state and other material Taxes, imposed upon it or upon its income or profits or in respect of its property, before any penalty or fine accrues thereon, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings~~, the Borrower~~ or the affected ~~Subsidiary~~Covenant Party, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Verso Corporation, Holdings or any of their respective Subsidiaries).

Section 5.04 Financial Statements, Reports, Etc. Furnish to the Administrative Agent (and the Administrative Agent will promptly furnish such information to the Lenders, subject to Section 10.17):

(a) Within 90 days (or such longer time period as specified in the SEC’s rules and regulations for the filing of annual reports on Form 10-K) after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2016), a ~~consolidated~~ balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the ~~Borrower and its consolidated subsidiaries~~Covenant Parties on an Adjusted Consolidated Basis, as of the close of such fiscal year and the ~~consolidated~~ results of ~~its~~their operations on an Adjusted Consolidated Basis during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which ~~consolidated~~ balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall be unqualified as to the scope of audit or as to the status of any Loan Party or, as applicable, any Parent Entity as a “going concern”) to the effect that such ~~consolidated~~ financial statements fairly present, in all material respects, the financial position and results of operations and cash flows of the ~~Borrower and its subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis in accordance with GAAP, accompanied by a customary management’s discussion and analysis of the financial condition and results of operations of the ~~Borrower and its consolidated subsidiaries~~Covenant Parties (it being understood that the delivery by the Borrower of annual reports on Form 10-K of the Borrower, Holdings or any Parent Entity shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b) Within 45 days (or such longer time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of quarterly reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended June 30, 2016), a ~~consolidated~~ balance sheet and related statements of operations and cash flows showing, on an Adjusted Consolidated Basis, the financial position of the ~~Borrower and its consolidated subsidiaries~~Covenant Parties as of the close of such fiscal quarter and the ~~consolidated~~ results of ~~its~~their operations on an Adjusted Consolidated Basis during such fiscal quarter and the then elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which ~~consolidated~~ balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations and cash flows of the ~~Borrower and its subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), accompanied by a customary management’s discussion and analysis of the financial condition and results of operations of the ~~Borrower and its consolidated subsidiaries~~Covenant Parties (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of the Borrower, Holdings or any Parent Entity shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c) At such times as the same are required to be delivered under the ABL Loan Documents, within 30 days (or, in the case of a fiscal month that ends on the same day as the end of a fiscal quarter, 45 days) after the end of each fiscal month of each fiscal year of the Borrower, a ~~consolidated~~ balance sheet and related statements of operations and cash flows showing the financial position of the ~~Borrower and its consolidated subsidiaries~~Covenant Parties on an Adjusted Consolidated Basis, as of the close of such fiscal month and the ~~consolidated~~ results of ~~its~~their operations, on an Adjusted Consolidated Basis during such fiscal month and which ~~consolidated~~ balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations and cash flows of the ~~Borrower and its subsidiaries on a consolidated basis~~Covenant Parties on an Adjusted Consolidated Basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(d) Concurrently with any delivery of financial statements under Section 5.04(a) and (b) above, a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit I, (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) attaching a schedule showing EBITDA attributable to Unrestricted Subsidiaries and schedules to the financial statements delivered for such period that shall separately identify consolidating information for the ~~Borrower and its Restricted~~First Tier Covenant Parties and their Subsidiaries, (iii) attaching a reconciliation schedule in reasonable detail showing any adjustments to the financial information provided in the financial statements delivered concurrently with such certificate necessary to make the computations with respect to Section 6.10, (iv) setting forth in reasonable detail the calculation of Total Net Leverage Ratio, Total Net Secured Leverage Ratio and Total Net First Lien Leverage Ratio for the fiscal period then ended, (v) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended if the Borrower shall have used the Cumulative Credit for any purpose during such fiscal period, (vi) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary”, and (vii) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary;

(e) Promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by a Parent Entity, Holdings, the Borrower or any ~~of the Subsidiaries~~other Covenant Party with the SEC or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this Section 5.04(e) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or available on the SEC’s EDGAR service (or any successor thereto);

(f) Within 90 days after the beginning of each fiscal year of the Borrower (commencing with the fiscal year beginning January 1, 2017), a reasonably detailed ~~consolidated~~ annual budget (prepared on a quarterly basis), on an Adjusted Consolidated Basis, for such fiscal year (including a projected ~~consolidated~~ balance sheet of the ~~Borrower and its Subsidiaries~~Covenant Parties as of

the end of the following fiscal year, and the related ~~consolidated~~ statements of projected cash flow and projected income on an Adjusted Consolidated Basis), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower substantially in the form of Exhibit J to the effect that, the Budget has been prepared in good faith based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(g) At such times as set forth in Section 2.08(c), the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such Applicable Period and the calculation thereof in reasonable detail as set forth in Section 2.08(c);

(h) Promptly, from time to time, such other information regarding the operations, business affairs, assets and financial condition of Holdings, the Borrower or any ~~of the Subsidiaries~~other Covenant Party, or compliance with the terms of any Loan Document as the Administrative Agent may reasonably request (in each case, for itself or on behalf of any Lender), including any information with respect to adjustments necessary to make any financial calculations required to be made hereunder and as a result of consolidated reporting at the level of Holdings or any Parent Entity;

(i) Within 90 days after the beginning of each fiscal year and such other times as an updated perfection certificate is delivered to the ABL Agent pursuant to the ABL Credit Agreement, or as the Administrative Agent may request (but not more than once in any fiscal year unless an Event of Default has occurred and is continuing), an updated Perfection Certificate reflecting all changes since the date of the information most recently received pursuant to this Section 5.04(i), Section 4.02(d) or Section 5.10(e); and

(j) Within three Business Days of delivery to the ABL Agent or the Lenders under the ABL Credit Agreement, copies of any report or other information required to be delivered thereto pursuant to the terms of the ABL Credit Agreement to the extent such report or information is not otherwise required to be delivered to the Agents or Lenders hereunder; provided, that such materials shall only be available to Lenders that elect to receive “private” information subject to Section 10.17 and any Third Party Reviewer.

In the event that more than 10% of the total assets of ~~Borrower and its consolidated subsidiaries~~the Covenant Parties as set forth in such financial statements are held by subsidiaries ~~of such person~~ that are not Loan Parties, then the Borrower shall provide consolidating schedules, which schedules shall separately identify such information for the Loan Parties (other than Holdings) and for Subsidiaries ~~of the Borrower~~ that are not Loan Parties, with respect to such financial statements at the time such financial statements are delivered pursuant to clauses (a), (b) and (c) of this Section 5.04.

In the event that Holdings or any Parent Entity reports on a consolidated basis, such consolidated reporting at the level of Holdings or such Parent Entity in a manner consistent with that described in clauses (a), (b) and (c) of this Section 5.04 for the ~~Borrower~~Covenant Parties will satisfy the requirements of such clauses to the extent that the Borrower provides schedules that shall separately identify (i) consolidating information for the Covenant Parties that are Loan Parties, (ii)

consolidating information for the ~~Borrower and its Subsidiaries and~~Covenant Parties that are not Loan Parties and (iii) consolidating information for Holdings or such Parent Entity~~, as applicable, and its subsidiaries that are not Loan Parties~~.

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders, subject to Section 10.17) written notice of the following promptly after any Responsible Officer of any Loan Party obtains actual knowledge thereof:

(a) any condition or event that constitutes a Default or an Event of Default;

(b) any other development specific to Holdings, the Borrower or any ~~of the Subsidiaries~~other Covenant Party that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect; and

(d) except for matters that would not be reasonably expected to result in a liability, obligation or the incurrence of costs exceeding $7.5 million individually or $15.0 million in the aggregate: (i) the receipt of any Environmental Claim (or written notice that such Environmental Claim may be forthcoming) asserted against or otherwise affecting any of the Loan Parties or subsidiaries or (ii) any violation of Environmental Laws.

In connection with any notice delivered pursuant to this Section 5.05, (i) the Borrower shall also deliver a certificate of a Responsible Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given (if applicable) and the nature of such claimed Event of Default, Default, event or condition, as applicable, and what action Borrower and other applicable Loan Parties have taken, are taking and propose to take with respect thereto and (ii) upon reasonable request by any Agent or Lender, the Borrower shall promptly provide such other information as may be reasonably available to any Loan Party to enable the Administrative Agent and Lenders and their counsel to evaluate such matters.

Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09. Maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, the ~~Borrower, its Subsidiaries~~Covenant Parties and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.07 Maintaining Records; Access to Properties and Inspections. (a) Maintain all financial records in accordance with GAAP and (b) upon five Business Days’ notice (or, if an Event of Default has occurred and is continuing, one Business Days’ notice), permit any authorized representatives of the Administrative Agent and/or such person appointed by the Required Lenders to visit, audit and inspect (including for environmental matters) any of the properties of Holdings~~, the Borrower~~ or any of the ~~Subsidiaries~~Covenant Parties, including its and their financial and accounting records, and to make copies and take extracts therefrom, and subject to reasonable requirements of confidentiality, including requirements imposed by law or contract, to discuss its and their affairs, finances and business with its and their officers and certified public accountants (so long as the Borrower has the opportunity to participate in any discussions with such certified public accountants), at such reasonable times during normal business hours and without undue disruption to the business of the ~~Borrower~~Covenant Parties as often as may be reasonably requested, in each case at the expense of the Borrower.

Section 5.08 Use of Proceeds. The Borrower will use the proceeds of the Loans solely (i) for working capital and general corporate purposes (including for Permitted Business Acquisitions) of the Loan Parties and their Subsidiaries, including, together with a portion of the loans made under the ABL Loan Documents, to refinance on the Closing Date the indebtedness outstanding under the DIP ABL Credit Agreements (and to replace or backstop letters of credit outstanding thereunder) and the DIP Term Loan Agreement in accordance with the Reorganization Plan, (ii) to pay outstanding allowed administrative expenses and allowed claims all in accordance with the Reorganization Plan and (iii) to pay the Transaction Expenses. None of the Loan Parties or ~~Subsidiaries~~subsidiaries will directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person or country for the purpose of funding any operations in, financing any investments or activities in, or making any payments to any person or country subject to any Sanctions.

Section 5.09 Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying or operating their respective properties to comply, with all Environmental Laws applicable to their respective operations, occupancy, activities and properties; obtain and renew all authorizations and permits required pursuant to Environmental Law for their respective operations and properties and take all actions required by Environmental Laws to respond to any Releases of, or potential exposure to Hazardous Materials, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Further Assurances; Additional Security. Subject to the ABL Intercreditor Agreement and any other Permitted Senior Intercreditor Agreement and subject to Section 5.13:

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any asset (including any owned Real Property (other than owned Real Property covered by Section 5.10(c) below) or improvements thereto or any interest therein) is acquired by Holdings, the Borrower or any other Loan Party after the Closing Date or is owned by an entity at the time it becomes a First Tier Covenant Party or Subsidiary Loan Party, (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof, and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to Section 5.10(f) or the Security Documents), (i) notify the Agents thereof, (ii) if such asset is comprised of Real Property, deliver to the Administrative Agent an updated Schedule 1.01C reflecting the addition of such asset, and (iii) cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in Section 5.10(a), all at the expense of the Loan Parties, subject to Section 5.10(f) below.

(c) (i) Grant and cause each of the other Loan Parties to grant to the Collateral Agent a security interest in and mortgage on any Material Real Property of the Borrower or any such other Loan Parties that is not a Mortgaged Property as of the Closing Date (including any Real Property owned on the Closing Date which becomes a Material Real Property), within 90 days after such acquisition or such Real Property becoming a Material Real Property, as applicable (or such later date as the Administrative Agent may agree in its sole discretion), pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on or within 120 days of the Closing Date (or such longer period as the Administrative Agent (in consultation with the Lenders) shall agree) or in such other form as is reasonably satisfactory to the Administrative Agent (in consultation with the Lenders) (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens, at the time of perfection thereof, (ii) record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, and (iii) deliver to the Administrative Agent an updated Schedule 1.01C reflecting such additional Mortgaged Properties, in each case subject to Section 5.10(f) below. Unless otherwise waived by the Collateral Agent (in consultation with the Lenders), with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith (or comply with, contemporaneously therewith) the other requirements set forth in clauses (g), (h), (i), (j) and (k) of the definition of “Collateral and Guarantee Requirement.”

(d) If any First Tier Covenant Party or additional direct or indirect Wholly-Owned Subsidiary of ~~the Borrower~~any First Tier Covenant Party is formed or acquired after the Closing Date and if such First Tier Covenant Party or Subsidiary is a Domestic Subsidiary that is not a FSHCO (or, following the consummation of the QLICI Put / Call Option, if QLICI Subsidiary does not merge with and into Holdings or dissolve as provided in Section 6.05(b)), within 10 Business Days after the date such First Tier Covenant Party or Wholly-Owned Subsidiary (or QLICI Subsidiary, if applicable) is formed or acquired, notify the Agents and the Lenders thereof and, within 20 Business Days after the date such First Tier Covenant Party or Wholly-Owned Subsidiary (or QLICI Subsidiary, if applicable) is formed or acquired or such longer period as the Administrative Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such First Tier Covenant Party or Wholly-Owned Subsidiary (or QLICI Subsidiary, if applicable) and with respect to any Equity Interest in or Indebtedness of such First Tier Covenant Party or Wholly-Owned Subsidiary (or QLICI Subsidiary, if applicable) owned by or on behalf of any Loan Party, subject to Section 5.10(f) below~~.~~; provide, however, that, with respect to any subsidiary formed in connection with the Permitted Restructuring Transactions, so long as such First Tier Covenant Party or Subsidiary has no assets, such First Tier Covenant Party or Subsidiary shall not be subject to the requirements under this Section 5.10(d) but shall comply with Section 5.15.

(e) (i) Furnish to the Collateral Agent at least 10 days prior written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, or (C) in any Loan Party’s organizational identification number; provided that none of the Loan Parties shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(f) The Collateral and Guarantee Requirement, and the other provisions of this Section 5.10, need not be satisfied with respect to any of the following (collectively, the “Excluded Assets”): (i) any Real Property held by ~~the Borrower or any of the Subsidiaries,~~any Loan Party that is not, in the reasonable determination of the Collateral Agent and the Required Lenders, reasonably material to the business operations of the Borrower and the Loan Parties, (ii) motor vehicles and other assets subject to certificates of title (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing an initial Uniform Commercial Code financing statement (UCC-1)), (iii) pledges and security interests to the extent prohibited by applicable law, rule, regulation or contractual obligation with an unaffiliated third party (in each case, so long as such contractual obligation was not entered into in contemplation of the acquisition thereof and except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the Uniform Commercial Code or other applicable law), (iv) Margin Stock and any Equity Interests acquired after the Closing Date of any persons other than Wholly-Owned Subsidiaries to the extent not permitted by the terms of such person’s articles or certificate of incorporation, bylaws, limited liability company operating agreement, partnership agreement, joint venture or other organizational documents, in each case, so long as such contractual obligation was not entered into in contemplation of the acquisition thereof, (v) any assets, to the extent a security interest in such assets would reasonably be expected to result in a material adverse tax consequence as determined in good faith by the Borrower, (vi) any lease, license, contract or other agreement to the extent that a grant of a security interest therein would violate, result in a breach of the terms or abandonment or unenforceability of, constitute a default under or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than Holdings~~, the Borrower~~ or any ~~Subsidiary Loan~~Covenant Party) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code or other applicable law, (vii) those assets as to which the Applicable Collateral Agent and the Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby, (viii) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in such licenses, franchises, charters or authorizations is prohibited or restricted thereby, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, (ix) solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, pending United States of America “intent-to-use” trademark applications for which a verified statement of use or an amendment to allege use has not been filed with and accepted by the United States Patent and Trademark Office, (x) any Equity Interests of Gulf Island Pond Oxygenation Project to the extent not permitted by the terms of such Person’s articles or certificate of incorporation, bylaws, limited liability company operating agreement, partnership agreement, joint venture or other organizational documents and (xi) any Equity Interests of Verso Quinnesec REP LLC so long as Verso Quinnesec LLC is not permitted to grant a security interest in such Equity Interests pursuant to the terms of the QLICI Facility; provided that (A) upon the reasonable request of the Collateral Agent, Holdings and ~~the Borrower~~each First Tier Covenant Party shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clause (iii) above, and (B) the foregoing exclusions of clause (iii), (iv), (vi), (viii) or (xi) above shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is terminated or rendered unenforceable or ineffective as a result of applicable law, (2) to apply to the extent that any consent or waiver has been obtained that would permit the Collateral Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, license agreement, other agreement or other property or asset or (3) to limit, impair, or otherwise affect any of the Collateral Agent’s any other Secured Party’s continuing security interests in and liens upon any rights or interests of any Loan Party in or to (x) monies due or to become due under or in connection with any assets referred to in such clauses, or (y) any monies, consideration and proceeds from the sale, license, lease, assignment, transfer or other disposition of any assets referred to in such clauses. In addition, the Collateral and Guarantee Requirement and the other provisions of the Loan Documents shall not require any account control agreements or lockbox arrangements or the taking of any other actions to perfect by control any security interest in any deposit accounts, securities accounts or commodities accounts except as provided in Section 5.11.

Notwithstanding anything to the contrary in this Agreement, the Security Documents, or any other Loan Document, (i) the Administrative Agent may grant extensions of time for the requirements of creating or perfecting security interests in or the obtaining of title insurance, legal opinions, appraisals, flood insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (ii) Liens required to be granted from time to time pursuant to this Agreement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents, and (iii) the Collateral Agent (in consultation with the Lenders) and the Borrower may make such modifications to the Mortgages, and execute and/or consent to such easements, covenants, rights of way or similar instruments (and the Collateral Agent (in consultation with the Lenders) may agree to subordinate the lien of any Mortgage to any such easement, covenant, right of way or similar instrument of record or may agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to the Collateral Agent and the Required Lenders), as are reasonable or necessary and otherwise permitted by this Agreement and the other Loan Documents.

Section 5.11 Term Priority Collateral Account. Subject to Section 5.13, (a) the Borrower shall maintain at least one Term Priority Collateral Account and (b) the Borrower shall enter into a customary deposit account control agreement, in form reasonably satisfactory to the Collateral Agent and the Required Lenders, with the Collateral Agent and any person with which a Term Priority Collateral Account is maintained, covering each Term Priority Collateral Account maintained with such person. Each Loan Party shall promptly deposit in one or more Term Priority Collateral Accounts all Net Proceeds such Loan Party receives from any Asset Sale of any Non-ABL Priority Collateral that are required to be applied to prepay the Loans hereunder (without giving to the reinvestment election set forth in the definition of “Net Proceeds”) and such amounts shall remain in the Term Priority Collateral Account pending reinvestment unless otherwise agreed to by the Required Lenders in writing; provided that the foregoing shall not apply to any Net Proceeds applied pursuant to Section 2.07 or 2.08 to pay any Obligations.

Section 5.12 Lender Calls. The Borrower shall arrange for, once per fiscal quarter, following the delivery of the financial statements under Section 5.04(a) or 5.04(b), as the case may be, upon reasonable prior notice (unless waived by the Required Lenders), a conference call discussing and analyzing the financial condition and results of operations of each of the Loan Parties for the prior fiscal quarter or, as applicable, fiscal year; provided, that ~~the Borrower~~Verso Corporation’s quarterly investor call shall satisfy this requirement.

Section 5.13 Post-Closing Matters. Perform the obligations set forth in Schedule 5.13, as and when set forth therein.

Section 5.14 CWPC. In the event that CWPC sells, transfers or otherwise disposes of any of its assets other than in the ordinary course of business, cause CWPC, directly or indirectly, to distribute the net cash proceeds thereof, to the extent such distribution would be permitted by applicable law, rule or regulation, to a Loan Party.

Section 5.15 Certain Permitted Restructuring Transactions Matters. Without limiting any of the terms and conditions set forth in the definition of “Permitted Restructuring Transactions”, perform the obligations set forth in Schedule 1.01E, as and when set forth therein.

ARTICLE 6

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full in cash, unless the requisite Lenders shall otherwise consent in writing in accordance with Section 10.08, ~~the Borrower~~each First Tier Covenant Party will not, and will not permit any of the ~~Subsidiaries~~other Covenant Parties to:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Closing Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a person not affiliated with ~~the Borrower or any Subsidiary~~any Covenant Party);

(b) Indebtedness created hereunder (and under the other Loan Documents);

(c) Indebtedness of ~~the Borrower or any Subsidiary~~any Covenant Party pursuant to Hedging Agreements permitted by Section 6.11;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to ~~the Borrower or any Subsidiary~~any Covenant Party, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e) Indebtedness of (i) any Subsidiary Loan Party to ~~the Borrower~~a First Tier Covenant Party or any other Subsidiary, (ii) ~~the Borrower~~a First Tier Covenant Party to any Subsidiary Loan Party or any other First Tier Covenant Party or (iii) any Subsidiary other than a Subsidiary Loan Party to ~~the Borrower~~a First Tier Covenant Party or any other Subsidiary; provided that (A) Indebtedness pursuant to clauses (i) and (ii) of this Section 6.01(e) shall be unsecured and subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and the Required Lenders and (B) Indebtedness pursuant to clause (iii) of this Section 6.01(e) shall be subject to Section 6.04(a);

(f) Indebtedness (including obligations in respect of letters of credit, in an amount not to exceed, in the aggregate with the Indebtedness under Section 6.01(k) and Section 6.01(m)(A) below, $~~20.0~~25.0 million outstanding at any time) in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including (x) those incurred to secure health, safety and environmental obligations in the ordinary course of business, so long as the underlying obligations with respect to any of the foregoing are not Indebtedness for borrowed money and (y) those intended to secure a Guarantee permitted under Section 6.01(k);

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or obligations under Cash Management Agreements, in each case in the ordinary course of business; provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days of notification to the Borrower or other applicable Loan Party or Subsidiary of its incurrence, and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h) [reserved];

(i) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by ~~the Borrower or any Subsidiary~~any Covenant Party prior to or within 270 days after the acquisition, lease or improvement of any property (real or personal and whether through the direct purchase of property or the Equity Interests of any person owning such property) permitted under this Agreement in order to finance the acquisition, lease or improvement of such property, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof would not exceed $65.0 million; provided that any such Indebtedness (i) shall be secured only by the property acquired or improved (and any related property and assets subject to a common financing program of the type permitted under this Section 6.01(i)) in connection with the incurrence of such Indebtedness and proceeds, improvements and replacements thereof, and (ii) shall constitute not more than 100% of the aggregate consideration paid with respect to such property or improvement (and any related property subject to a common financing program of the type permitted under this Section 6.01(i));

(j) Capital Lease Obligations incurred by ~~the Borrower or any Subsidiary~~any Covenant Party in respect of any Sale and Lease Back Transaction that is permitted under Section 6.03, and any Permitted Refinancing Indebtedness in respect thereof;

(k) ~~[reserved];~~Guarantees by any Covenant Party (including any Indebtedness in respect of letters of credit, bank guarantees or similar instruments to secure such Guarantees) in an amount not to exceed, in the aggregate with the Indebtedness under Section 6.01(f) above and Section 6.01(m)(A) below, $25.0 million outstanding at any time in respect of obligations of Verso Corporation under any arrangement where Verso Corporation procures products or services used in the ordinary course of business of the Loan Parties, to the extent such products or services are procured solely for the benefit of the Loan Parties and are received directly by the applicable Loan Parties, and no compensation is paid to Verso Corporation other than amounts that are used to pay the acquisition cost of such products or services to the providers thereof;

(l) Guarantees (i) by Holdings, the Borrower, any other First Tier Covenant Party or any Subsidiary Loan Party of the Indebtedness of Holdings, the Borrower, any other First Tier Covenant Party or any Subsidiary Loan Party described in Section 6.01(u), so long as the Liens securing the Guarantee of such obligations (or any Permitted Refinancing Indebtedness in respect thereof) are subject to the ABL Intercreditor Agreement or other applicable Intercreditor Agreement to which the Liens securing such Indebtedness described in Section 6.01(u) are subject, (ii) by Holdings, the Borrower, any other First Tier Covenant Party or any Subsidiary Loan Party of any Indebtedness of Holdings, the Borrower, any other First Tier Covenant Party or any Subsidiary Loan Party permitted to be incurred under this Section 6.01, (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party and (iv) of Indebtedness otherwise permitted hereunder of Subsidiaries that are not Loan Parties to the extent permitted by Section 6.04 (other than Section 6.04(i) or Section 6.04(s)); provided that Guarantees by any Loan Party under this Section 6.01(l) of any other Indebtedness of a person that is subordinated in right of payment to other Indebtedness of such person shall be expressly subordinated in right of payment to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(m) Indebtedness in respect of (A) letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business (including those constituting a Guarantee permitted under Section 6.01(k)), in an amount not to exceed, in the aggregate with the letters of credit permitted under Section 6.01(f) and guarantees permitted under Section 6.01(k) above, $~~20.0~~25.0 million outstanding at any time, or (B) letters of credit issued in favor of a swingline lender or an issuing bank under the ABL Credit Agreement pursuant to arrangements designed to eliminate such swingline lender’s or issuing bank’s risk with respect to a defaulting lender’s participation in swingline loans or letters of credit, respectively, under the ABL Credit Agreement (including as contemplated by Section 2.05(a) thereof);

(n) Indebtedness arising from agreements of ~~the Borrower or any Subsidiary~~any Covenant Party providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o) Indebtedness consisting of (i) the financing of insurance premiums, or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness of Subsidiaries that are not Subsidiary Loan Parties in an aggregate amount not to exceed $50.0 million outstanding at any time;

(q) unsecured Indebtedness in respect of obligations of ~~the Borrower or any Subsidiary~~any Covenant Party to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money, cash management services or any Hedging Agreements;

(r) Indebtedness representing deferred compensation to employees of ~~the Borrower or any Subsidiary~~any Covenant Party incurred in the ordinary course of business;

(s) (i) unsecured Indebtedness in an aggregate principal amount not to exceed $50.0 million at any time outstanding so long as immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Total Net Leverage Ratio on a Pro Forma Basis shall not be greater than 3.50 to 1.00; provided that the incurrence of any such Indebtedness shall be subject to the last paragraph of this Section 6.01, and (ii) Permitted Refinancing Indebtedness in respect of any of the foregoing;

(t) [reserved];

(u) (i) Indebtedness under the ABL Loan Documents (or under any other debt instrument with availability subject to a borrowing base formula) in an aggregate principal amount of up to $375.0 million as of the Closing Date (determined without reference to Hedging Agreements that are entered into in compliance with Section 6.11 hereof and constitute “Secured Hedging Agreements” under the ABL Credit Agreement (as in effect on the ~~Closing~~Amendment One Effective Date without giving effect to any further amendment, modification or waiver thereof), which amount may be increased by (x) an additional principal amount of up to $25.0 million after the Closing Date, plus (y) subject to compliance on a Pro Forma Basis with a Total Net First Lien Leverage Ratio (determined as if all commitments under the ABL Facility shall be deemed drawn) of 1:00 to 1:00, an additional principal amount of up to $50.0 million after the Closing Date after giving effect to any increase pursuant to subclause (x) above and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness otherwise permitted under this Section 6.01(u); provided that the foregoing Indebtedness shall be subject to the applicable Intercreditor Agreement (if secured) and no such Indebtedness shall be subject to any payment subordination arrangements; and

(v) all premiums (if any, including tender premiums), defeasance costs, interest (including post-petition interest but not, for the avoidance of doubt, accrued interest accreted to principal), fees, expenses, charges and additional or contingent interest on obligations described in Sections 6.01(a) through (u) above.

For purposes of determining compliance with this Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that, if such Indebtedness is permitted hereby and is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced, plus (ii) to the extent payment of the following is not prohibited by this Agreement, the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in Sections 6.01(a) through (v) but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in Sections 6.01(a) through (v), the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will only be required to include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses and such item of Indebtedness shall be treated as having been incurred or existing pursuant to only one of such clauses; provided that all Indebtedness under this Agreement outstanding on the Closing Date shall at all times be deemed to have been incurred pursuant to Section 6.01(b).

With respect to any Indebtedness for borrowed money described in Section 6.01(s), (A) the stated maturity date of such Indebtedness shall be no earlier than the Latest Maturity Date in effect at the time such Indebtedness is issued, incurred or assumed (or, in the case of unsecured Indebtedness, 91 days after the Latest Maturity Date in effect at the time such Indebtedness is issued, incurred or assumed) and (B) except in respect of any such Indebtedness incurred under any revolving credit facility, the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of any of the Loans outstanding at the time such Indebtedness is issued, incurred or assumed.

Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any rights, title or interest in any property or assets (including stock or other securities of any person, including ~~the Borrower and any Subsidiary~~any Covenant Party) whether now owned or existing or hereafter acquired or arising, or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Loan Parties and the Subsidiaries existing on the Closing Date and, in each case, set forth on Schedule 6.02(a) or, to the extent not listed on Schedule 6.02(a), where such Liens do not attach to any Collateral and such property or assets have a fair market value that does not exceed $10.0 million in the aggregate, and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of ~~the Borrower or any Subsidiary~~any Covenant Party other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b) any Lien created under the Loan Documents;

(c) [reserved];

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03 (except that Borrower shall nonetheless cause any Lien for Taxes that is being contested in compliance with Section 5.03 to be “omitted” as an exception in the Title Policy);

(e) Liens imposed by law (other than Liens for Taxes or Liens imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA), including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, ~~the Borrower or any Subsidiary~~any Covenant Party shall have set aside on its books reserves in accordance with GAAP (except that Borrower shall nonetheless cause any Lien for Taxes that is being contested in compliance with Section 5.03 to be “omitted” as an exception in the Title Policy);

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation,

unemployment insurance and other social security laws or regulations and deposits made in the ordinary course of business securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, and (ii) pledges and deposits and other Liens securing liability to any person for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to ~~the Borrower or any Subsidiary~~any Covenant Party;

(g) deposits made and other Liens granted, in each case, in the ordinary course of business to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, government contracts, agreements with utilities, and other obligations of a like nature (exclusive of obligations for the payment of borrowed money or, unless permitted by Section 6.01(f) or Section 6.01(k), other Indebtedness) incurred in the ordinary course of business, including (x) those incurred to secure health, safety and environmental obligations in the ordinary course of business and (y) those intended to secure Guarantees permitted under Section 6.01(k), to the extent the applicable guaranteed obligations, if incurred directly by the guaranteeing Covenant Party, would not be prohibited under this Agreement;

(h) solely to the extent first arising after the date of issuance of the final Title Policies, (i) zoning restrictions, survey exceptions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business (and not securing any Indebtedness) and title defects or irregularities that, in the case of each of the foregoing, are of a minor nature and that, individually or in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of ~~the Borrower or any Subsidiary~~any Covenant Party, and (ii) Liens arising out of timber cutting, hauling or sales contracts incurred in the ordinary course of business;

(i) Liens securing Indebtedness permitted by Section 6.01(i) and Section 6.01(j); provided that any such Lien shall only encumber the property acquired or improved in connection with the incurrence of such Indebtedness and proceeds, improvements and replacements thereof;

(j) [reserved];

(k) any attachment or judgment Lien not constituting an Event of Default under Section 8.01(j); provided that such Liens, to the extent that they secure aggregate amounts of more than $25.0 million, shall be discharged within 60 days of the creation thereof (and the Borrower shall nonetheless cause any such lien to be “omitted” as an exception in the Title Policy);

(l) Liens disclosed on the Title Policy approved by the Collateral Agent and the Required Lenders and delivered on or subsequent to the Closing Date pursuant to the Collateral Agreement, Section 5.10 or Schedule 5.13, and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m) any interest or title of a lessor or sublessor under any leases or subleases (other than Capital Lease Obligations) entered into by ~~the Borrower or any Subsidiary~~any Covenant Party in the ordinary course of business;

(n) Liens that are customary contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of ~~the Borrower or any Subsidiary~~any Covenant Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of ~~the Borrower or any Subsidiary~~such Covenant Party, or (iii) relating to purchase orders and other agreements entered into with customers of ~~the Borrower or any Subsidiary~~any Covenant Party in the ordinary course of business;

(o) Liens securing obligations in respect of trade related letters of credit, bank guarantees or similar obligations permitted under Section 6.01(f) or (m) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(p) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights;

(q) leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted by ~~the Borrower or any Subsidiary~~any Covenant Party to others in the ordinary course of business, to the extent not otherwise prohibited by this Agreement and not interfering in any material respect with the business of ~~Borrower or~~ such ~~Subsidiary~~Covenant Party;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing Indebtedness of a Subsidiary that is not a Loan Party permitted under Section 6.01(p);

(t) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(u) agreements to subordinate any interest of ~~the Borrower or any Subsidiary~~any Covenant Party in any accounts receivable or other proceeds arising from inventory consigned by ~~the Borrower, or any of the Subsidiaries~~any Covenant Party pursuant to an agreement entered into in the ordinary course of business;

(v) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(w) Liens on Equity Interests in joint ventures (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement;

(x) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(y) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of ~~the Borrower or any Subsidiary~~any Covenant Party in the ordinary course of business; provided that such Lien secures only the obligations of ~~the Borrower or~~ such ~~Subsidiaries~~Covenant Party in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(z) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable insurance policies;

(aa) Liens solely on any cash earnest money deposits made by ~~the Borrower or any of the Subsidiaries~~any Covenant Party in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(bb) subject the final paragraph below, other Liens with respect to property or assets of ~~the Borrower or any Subsidiary~~any Covenant Party securing obligations in an aggregate principal amount outstanding at any time not to exceed $10.0 million;

(cc) Liens on not more than $7.5 million of deposits securing Hedging Agreements;

(dd) Liens on the Collateral securing the “Obligations” (as defined in the ABL Credit Agreement) (and Liens securing any Permitted Refinancing Indebtedness permitted by Section 6.01(u) in respect of such “Obligations” (as defined in the documents governing any such Permitted Refinancing Indebtedness)), so long as such Liens are subject to the ABL Intercreditor Agreement and secured by the ABL Priority Collateral on a pari passu basis with the Liens on such ABL Priority Collateral securing the “Obligations” (as defined in the ABL Credit Agreement) as of the Closing Date (or, in the case of any Permitted Refinancing Indebtedness, the ABL Intercreditor Agreement)(for the avoidance of doubt, if there are two or more facilities evidencing or comprising such “Obligations” then all such “Obligations” must be secured on a pari passu basis);

(ee) [reserved];

(ff) [reserved]; and

(gg) precautionary Liens on accounts receivable and related assets subject to sales or assignments permitted under Section 6.05(o).

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in Sections 6.02(a) through (gg) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof)

meets the criteria of one or more of the categories of permitted Liens described in Sections 6.02(a) through (gg), the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the above clauses and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses.

Notwithstanding this Section 6.02, and for the avoidance of doubt, in no event shall any Loan Party enter into any leasehold mortgage or other comparable security document or grant any Lien on any leasehold estate held by such Loan Party.

Section 6.03 Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any person (other than ~~the Borrower~~any First Tier Covenant Party or a Subsidiary Loan Party) whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease (or otherwise become or remain liable as lessee or as a guarantor or other surety with respect to any lease of) such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease Back Transaction”); provided that a Sale and Lease Back Transaction shall be permitted if: (a) with respect to property owned (i) by ~~the Borrower~~a First Tier Covenant Party or any Domestic Subsidiary that is acquired after the Closing Date, (A) such Sale and Lease Back Transaction is consummated within 180 days of the acquisition of such property and (B) the Net Proceeds received from such Sale and Lease Back Transaction shall be applied to prepay the Loans pursuant to Section 2.08(b) hereof, and (C) to the extent any Non-ABL Priority Collateral is sold or transferred pursuant to such Sale and Lease Back Transaction, the property received shall include Non-ABL Priority Collateral of the same or greater value or (ii) by any Subsidiary that is not a Loan Party regardless of when such property was acquired, and (b) at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, (i) the Net Proceeds shall be applied to prepay the Loans pursuant to Section 2.08(b) hereof and (ii) the Remaining Present Value of such lease, together with the Remaining Present Value of outstanding leases previously entered into under this Section 6.03(b), would not exceed $150.0 million.

Section 6.04 Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Subsidiary Loan Party immediately prior to such merger, consolidation or amalgamation) all or substantially all of the assets of a Person (or any division, any business unit or line of business of a Person), Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a) (i) Investments by any Loan Party or any Subsidiary in the Equity Interests of ~~the Borrower or any Subsidiary~~any Covenant Party; (ii) intercompany loans from ~~the Borrower or any Subsidiary to the Borrower or any Subsidiary~~any Covenant Party to any other Covenant Party; and (iii) Guarantees by any Loan Party of Indebtedness otherwise expressly permitted hereunder of ~~the Borrower or any Subsidiary~~any Covenant Party; provided that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write downs or write offs thereof)

made after the Closing Date by the Loan Parties pursuant to subclause (i) above in Subsidiaries that are not Subsidiary Loan Parties, plus (B) intercompany loans made after the Closing Date by the Loan Parties to Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (ii) above, plus (C) Guarantees of Indebtedness after the Closing Date by the Loan Parties of Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (iii) above, shall not exceed, taken together with the amounts of any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on Section 6.05(c), an aggregate outstanding amount at any time of $25.0 million and shall only be permitted so long as no Default or Event of Default is continuing or would result therefrom;

(b) Permitted Investments and Investments that were Permitted Investments when made;

(c) Investments arising out of the receipt by ~~the Borrower or any Subsidiary~~any Covenant Party of non-cash consideration for the sale of assets to the extent permitted under Section 6.05;

(d) so long as no Default or Event of Default is continuing or would result therefrom, loans and advances to officers, directors, employees or consultants of ~~the Borrower or any Subsidiary~~any Covenant Party (i) in the ordinary course of business not to exceed $15.0 million in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof) and (ii) in respect of payroll or relocation expenses in the ordinary course of business, consistent with past practices, not to exceed $5.0 million in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof);

(e) accounts receivable, security deposits and prepayments arising with customers and trade credit, in each case, arising or granted in the ordinary course of business, and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any security deposits, prepayments and other credits to suppliers, lessors or utilities made in the ordinary course of business;

(f) Hedging Agreements permitted pursuant to Section 6.11;

(g) Investments existing on the Closing Date and set forth on Schedule 6.04 and any extensions or renewals thereof to the extent not involving any additional Investments other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case pursuant to the terms of such Investments as in effect on the date of this Agreement;

(h) Investments resulting from pledges and deposits under Section 6.02;

(i) so long as no Default or Event of Default is continuing or would result therefrom, other Investments by ~~the Borrower or any Subsidiary~~any Covenant Party in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the sum of (x) $27.5 million (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (i)); provided, that if the Increased Investment Trigger is satisfied immediately prior to and after giving effect to such Investment, the aggregate amount of Investments permitted pursuant to this clause (x) shall be $75.0 million plus (y) the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this Section 6.04(i), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied;

(j) Investments constituting Permitted Business Acquisitions;

(k) intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(l);

(l) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by ~~the Borrower or a Subsidiary~~any Covenant Party as a result of a foreclosure by ~~the Borrower or any of the Subsidiaries~~any Covenant Party with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m) Investments of a Subsidiary acquired after the Closing Date or of an entity merged into, or consolidated or amalgamated with ~~the Borrower~~a First Tier Covenant Party or merged into or consolidated or amalgamated with a Subsidiary after the Closing Date, in each case, (i) to the extent permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation or amalgamation, in accordance with Section 6.05, and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation or amalgamation and were in existence on the date of such acquisition, merger or consolidation or amalgamation; and, in each case, any Investment held by such Person; provided, that the foregoing is intended solely to grandfather such Investments as are indirectly acquired as a result of an acquisition of a Person otherwise permitted under this clause (m) and any consideration paid in connection with such acquisition that may be allocable to such Investments that consist of Persons that are not Loan Parties must be permitted by, and be taken into account in computing compliance with, any basket amounts or limitations applicable to such acquisition hereunder;

(n) Guarantees by ~~the Borrower or any Subsidiary~~any Covenant Party of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by ~~the Borrower~~a First Tier Covenant Party or any Subsidiary Loan Party in the ordinary course of business;

(o) so long as no Event of Default is continuing or would result therefrom, Investments to the extent that payment for such Investments is made with Equity Interests (other than Disqualified Stock) of Holdings or any Parent Entity; provided that such Investments are not included in any determination of the Cumulative Credit;

(p) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(q) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(r) so long as no Default or Event of Default is continuing or would result therefrom, Investments in Subsidiaries that are not Loan Parties after giving effect to the applicable Investments in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) outstanding at any time not to exceed $5.0 million;

(s) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);

(t) advances in the form of a prepayment of expenses in the ordinary course of business, so long as such expenses are being paid in accordance with customary trade terms of ~~the Borrower~~a First Tier Covenant Party or such Subsidiary, but excluding payments of such expenses that are otherwise prohibited by this Agreement;

(u) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons in the ordinary course of business;

(v) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

(w) [reserved]; and

(x) [reserved].

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or change its jurisdiction of organization to a jurisdiction outside of the United States, or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets or property of any kind whatsoever (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of ~~the Borrower or any Subsidiary~~any Covenant Party, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets or stock of any other person or any division, unit or business of any person, except that this Section 6.05 shall not prohibit:

(a) (i) the purchase and sale of raw materials and inventory (including, without limitation, work-in-process and finished goods inventory) in the ordinary course of business by ~~the Borrower or any Subsidiary~~any Covenant Party, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by ~~the Borrower or any Subsidiary~~any Covenant Party, (iii) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by ~~the Borrower or any Subsidiary~~any Covenant Party, or (iv) the sale of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary (including, a Subsidiary Loan Party) into (or with) ~~the Borrower~~a First Tier Covenant Party in a transaction in which, except for the Permitted Borrower ~~is the survivor~~Merger, the applicable First Tier Covenant Party is the survivor (and, except for the Permitted Borrower Merger, for any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the survivor), (ii) the merger, consolidation or amalgamation or consolidation of any Subsidiary into or with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than ~~the Borrower~~a First Tier Covenant Party or Subsidiary Loan Party receives any consideration, (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation, winding up or dissolution or change in form of entity of any Subsidiary (other than a Loan Party) if the Borrower determines in good faith that such liquidation, winding up, dissolution or change in form is in the best interests of the Borrower or such other applicable First Tier Covenant Party, as applicable, and is not materially disadvantageous to any Agent or the Lenders, ~~or~~ (v) QLICI Subsidiary may merge, consolidate or amalgamate into or with Holdings or dissolve so long as (1) with respect to such merger, consolidation or amalgamation, Holdings is the surviving or resulting entity, (2) QLICI Subsidiary has no assets or liabilities and (3) the Borrower determines in good faith that such merger, consolidation, amalgamation or dissolution is in the best interests of the Borrower or (vi) any First Tier Covenant Party (other than the Borrower) or any Subsidiary may merge, consolidate or amalgamate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a First Tier Covenant Party or, as applicable, a Subsidiary, which shall be a Loan Party if the merging, consolidating or amalgamating Subsidiary was a Loan Party and which together with each of its subsidiaries shall have complied with the requirements of Section 5.10;

(c) sales, transfers, leases or other dispositions to ~~the Borrower or a Subsidiary~~any Covenant Party (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this Section 6.05(c) shall be made in compliance with Section 6.07, and shall not in the aggregate exceed, when determined together with Investments permitted under Section 6.04(a), $25.0 million outstanding; provided that (i) with respect to any sale, transfer, lease or other disposition made under this clause (c), no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Net Proceeds of any sales, transfers, leases or other dispositions made pursuant to this Section 6.05(c) by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party shall be applied to prepay the Loans pursuant to Section 2.08(b) hereof;

(d) Sale and Lease Back Transactions permitted by Section 6.03;

(e) (i) dispositions of cash and Permitted Investments to the extent constituting Investments permitted by Section 6.04 and dividends permitted by Section 6.06 and (ii) dispositions constituting Permitted Liens and the transactions listed on Schedule 3.08(b);

(f) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) sales, transfers, leases, licenses or other dispositions of assets not otherwise permitted by this Section 6.05; provided that (i) no Default or Event of Default exists or would result therefrom, (ii) the aggregate gross proceeds (including non-cash proceeds) of any or all assets sold, transferred, leased, licensed or otherwise disposed of in reliance upon this Section 6.05(g), together with the aggregate gross consideration (including exchange assets, other non-cash consideration and cash proceeds) of any or all assets exchanged in reliance upon Section 6.05(k), shall not exceed, in any fiscal year of the Borrower, $60.0 million and (iii) with respect to any such sale, transfer, lease, license or other disposition with gross proceeds (including non-cash proceeds) in excess of $5.0 million, immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance;

(h) [reserved];

(i) leases, licenses, or subleases or sublicenses of any real or personal property granted in the ordinary course of business, to the extent not otherwise prohibited by this Agreement;

(j) sales, leases or other dispositions of inventory of the ~~Borrower and the Subsidiaries~~Covenant Parties determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the ~~Borrower or any of the Subsidiaries~~Covenant Parties;

(k) any exchange of assets for services and/or other assets of comparable or greater value; provided that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value in excess of $10.0 million, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value, and (iii) in the event of a swap with a fair market value in excess of $20.0 million, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or the Borrower; provided, further, that (A) the aggregate gross consideration (including exchange assets, other non-cash consideration and cash proceeds) of any or all assets exchanged in reliance upon this Section 6.05(k), together with the aggregate gross proceeds (including non-cash proceeds) of any or all assets sold, transferred, leased, licensed or otherwise disposed of in reliance upon Section 6.05(g), shall not exceed, in any fiscal year of the Borrower, $60.0 million, (B) no Default or Event of Default exists or would result therefrom, (C) with respect to any such exchange with aggregate gross consideration in excess of $5.0 million, immediately after giving effect thereto, the ~~Borrower~~Covenant Parties shall be in Pro Forma Compliance and (D) if any assets that constitute Non-ABL Priority Collateral are the subject of such exchange, then the Borrower or the applicable Loan Party shall receive assets of comparable or greater value that constitute Non-ABL Priority Collateral in exchange therefor;

(l) exchanges of assets between CWPC and one or more of ~~the Borrower~~a First Tier Covenant Party and any Subsidiary Loan Party through the division of land between respective mill, utility and hydroelectric assets for the owned Real Property located at Wisconsin Rapids, Wisconsin; provided that, unless otherwise agreed by the Administrative Agent (x) the aggregate fair market value of the Real Property or other assets being received by the applicable Loan Party is approximately equal to or greater than the fair market value of the assets being transferred by such Loan Party in such exchange, (y) the exchange of assets by the parties to the transaction is substantially simultaneous and (z) the assets received by such Loan Party shall not be subject to any contractual obligation that limits the ability of such Loan Party to create, incur, assume or suffer to exist any Lien on such assets to secure the Loan Obligations (such transactions pursuant to this Section 6.05(l), collectively, the “Permitted Land Swaps”); provided, further, that (i) the fair market value of Non-ABL Priority Collateral transferred pursuant to this Section 6.05(l) shall not exceed $1.0 million in the aggregate and (ii) if any Non-ABL Priority Collateral is transferred pursuant to this Section 6.05(l), the applicable Loan Party must receive Non-ABL Priority Collateral in exchange;

(m) Permitted Business Acquisitions (including any merger or consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided that immediately following any such merger or consolidation or amalgamation, (i) (A) involving the Borrower, the Borrower is the surviving corporation or (B) involving any other First Tier Covenant Party, a First Tier Covenant Party is the surviving corporation, (ii) involving a Subsidiary Loan Party, the surviving or resulting entity shall be a Subsidiary Loan Party or a First Tier Covenant Party, and (iii) involving a Subsidiary that is not a Subsidiary Loan Party, the surviving or resulting entity shall be a Wholly-Owned Subsidiary;

(n) sales or other dispositions of mills, including through the sale of Equity Interests of any Subsidiary owning or operating any such mill; provided that (i) no Default or Event of Default exists or would result therefrom, (ii) no sale or other disposition shall be permitted by this Section 6.05(n) unless such sale or other disposition is for at least 75% cash consideration; provided that any Designated Non-Cash Consideration received by ~~the Borrower~~a First Tier Covenant Party or any of the Subsidiaries in such sale or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 6.05(n) or pursuant to the last proviso to the last paragraph of this Section 6.05 that is at that time outstanding, not to exceed $15.0 million at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash and (iii) the Net Proceeds of any sales or other dispositions made pursuant to this Section 6.05(n) shall be applied to prepay the Loans pursuant to Section 2.08(b) hereof; and

(o) sales or assignments of (x) accounts receivable arising from sales of goods or services by a Loan Party to a customer and (y) related assets, in connection with which a commercial bank of national standing (acting in its own capacity or as agent on behalf of the customer) offers to purchase such accounts receivable on commercially reasonable terms from time to time in a manner that results in faster effective realization of such accounts receivable; provided that (i) no Default or Event of Default exists or would result therefrom, (ii) ~~neither the Borrower nor any Subsidiary~~no Covenant Party shall have any obligation, contingent or otherwise, in connection with such sale, other than to deliver the accounts receivable and related assets sold in such transaction free and clear of any encumbrance, (iii) such sale is for cash and fair market value, (iv) the number of Account Debtors whose accounts receivable are at any time subject to such sales or assignments shall be limited to three (3), and while such Account Debtors’ accounts receivable are subject to such sales or assignments, no Accounts of such Account Debtors shall constitute Eligible Accounts under the ABL Loan Documents (or otherwise be included in the borrowing base of any Indebtedness outstanding pursuant to Section 6.01(u)), and (v) accounts receivable subject to such sales or assignments must be capable of being fully segregated from other Accounts (including with respect to accounts receivable reporting, purchase orders, invoicing and payments).

Notwithstanding anything to the contrary contained in this Section 6.05, (i) except for any sale, transfer or disposition of all (but not a portion of) the Equity Interests of any ~~Subsidiaries~~Subsidiary of any First Tier Covenant Party in compliance with the provisions of Section 6.05 or a transaction permitted by Section 6.05(b), (c) or (n), no sale, transfer or other disposition of any Equity Interests of any Subsidiary of any First Tier Covenant Party shall be permitted by this Section 6.05, (ii) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases, licenses or other dispositions to Loan Parties or from Subsidiaries that are not Loan Parties to other Subsidiaries that are not Loan Parties pursuant to Section 6.05(c)) unless such disposition is for fair market value, and (iii) no sale, transfer or other disposition of assets shall be permitted by Section 6.05(a) or (f) unless such disposition is for at least 75% cash consideration; provided that the provisions of this clause (iii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value of less than $2.5 million (provided that such transactions do not involve assets with a fair market value of more than $15.0 million in the aggregate for all such transactions during the term of this Agreement); provided, further, that for purposes of this clause (iii), any Designated Non-Cash Consideration received by ~~the Borrower or any of the Subsidiaries~~any Covenant Party in such sale, transfer or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause proviso or pursuant to Section 6.05(n) above that is at that time outstanding, not to exceed $15.0 million at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash. To the extent that any Collateral is disposed of in a transaction expressly permitted by this Section 6.05 to any person other than Holdings, the Borrower, any other First Tier Covenant Party or any Subsidiary Loan Party, such Collateral (but not the proceeds thereof) shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent and the Collateral Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the Borrower in order to evidence the foregoing.

Section 6.06 Dividends and Distributions. (i) Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions), or (ii) directly or indirectly redeem, purchase, retire, obtain the surrender of or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:

(a) any Subsidiary of ~~the Borrower~~a First Tier Covenant Party may make Restricted Payments to, or repurchase its Equity Interests from, ~~the Borrower~~such First Tier Covenant Party or to any Wholly-Owned Subsidiary of ~~the Borrower~~such First Tier Covenant Party (or, in the case of non-Wholly-Owned Subsidiaries, to ~~the Borrower~~such First Tier Covenant Party or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of ~~the Borrower~~such First Tier Covenant Party or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not ~~the Borrower~~such First Tier Covenant Party or a Subsidiary is permitted under Section 6.04);

(b) ~~the Borrower~~each First Tier Covenant Party may make Restricted Payments to Holdings (i) in respect of reasonable overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity (other than in respect of expenses of the type referred to in subclause (iv) below), (ii) in respect of fees and expenses related to any public offering or private placement of debt or equity securities of Holdings or any Parent Entity, whether or not consummated, in which the proceeds are (or are intended to be, in the event such transaction is not consummated) contributed to ~~the Borrower~~such First Tier Covenant Party, (iii) in respect of franchise taxes and other fees, taxes and expenses in connection with the maintenance of its existence and its (or any Parent Entity’s indirect) ownership of ~~the Borrower~~such First Tier Covenant Party, (iv) (x) with respect to each tax year or portion thereof ending after the Closing Date that ~~the Borrower~~such First Tier Covenant Party qualifies as a Flow Through Entity, ~~the Borrower~~such First Tier Covenant Party may make Restricted Payments to the holders of Equity Interests of ~~the Borrower~~such First Tier Covenant Party (or to any direct or indirect parent of ~~the Borrower~~such First Tier Covenant Party or holders of Equity Interests in such parent), and (y) with respect to any tax year or portion thereof ending after the Closing Date that ~~the Borrower~~such First Tier Covenant Party does not qualify as a Flow Through Entity, ~~the Borrower~~such First Tier Covenant Party may make Restricted Payments to any direct or indirect parent company of ~~the Borrower~~such First Tier Covenant Party that files a consolidated U.S. federal, state or local income tax return that includes ~~the Borrower~~such First Tier Covenant Party and ~~the~~its Subsidiaries, in each case in an amount not to exceed the amount that ~~the Borrower~~such First Tier Covenant Party and ~~the~~its Subsidiaries would have been required to pay in respect of federal, state or local income taxes (as the case may be) payable on such returns in respect of such year if ~~the Borrower~~such First Tier Covenant Party and ~~the~~its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group) (and deeming ~~the Borrower~~such First Tier Covenant Party to be a corporation and parent of a group if it is a Flow Through Entity), (for the avoidance of doubt and without duplication, amounts determined pursuant to this clause (iv) shall be calculated by appropriately taking into account any cumulative net taxable loss with respect to all prior taxable periods ending after the Closing Date that would be available to offset taxable income of the ~~Borrower if the Borrower~~First Tier Covenant Parties if such First Tier Covenant Parties, as applicable, were a corporation and parent of a group (taking into account any reductions in such losses or limitations on the use of such losses under applicable tax law)), and (v) in respect of customary salary, bonus and other benefits, payable to, and indemnities provided on behalf of, officers, directors and employees of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments; provided that in the case of clauses (i), (iii) and (v), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such clauses (i), (iii) and (v) that are allocable to the ~~Borrower~~First Tier Covenant Parties and the Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the ~~Borrower~~First Tier Covenant Parties, Holdings or another Parent Entity);

(c) [reserved];

(d) non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) ~~the Borrower~~each First Tier Covenant Party may make Restricted Payments to allow Holdings or any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(f) [reserved];

(g) so long as no Default or Event of Default is continuing or would result therefrom, ~~the Borrower~~each First Tier Covenant Party may make Restricted Payments to Holdings or any Parent Entity in an aggregate amount not to exceed the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this Section 6.06(g), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied;

(h) [reserved]; and

(i) ~~[reserved].~~so long as Holdings substantially concurrently contributes the amount of any such dividend to the Borrower or any other First Tier Covenant Party, each First Tier Covenant Party may make dividends to Holdings for any purpose not expressly prohibited under this Agreement (provided, however, that any contributions made by Holdings under this Section 6.06(i) shall not be used to issue Permitted Cure Securities under Section 8.02, to increase the amount available to make payments under Section 6.09(b)(i)(C) or to increase the Cumulative Credit).

Section 6.07 Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise not prohibited by this Agreement, and (ii) upon terms no less favorable to the ~~Borrower or such Subsidiary, as~~ applicable~~,~~ Covenant Party than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate.

(b) The foregoing Section 6.07(a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i) transactions solely between or among any of ~~the Borrower~~any First Tier Covenant Party, any Subsidiary Loan Party (or any entity that becomes a Subsidiary Loan Party as a result of such transaction (including via merger, consolidation or amalgamation in which a Subsidiary Loan Party is the surviving entity)) and, to the extent permitted by Section 7.01, Holdings;

(ii) [reserved];

(iii) the payment of customary fees, reasonable out-of-pocket costs and customary indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity~~, the Borrower and the Subsidiaries~~ or any Covenant Party in the ordinary course of business;

(iv) transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Agents or the Lenders in any material respect;

(v) (A) any employment agreements entered into by ~~the Borrower or any of the Subsidiaries~~any Covenant Party in the ordinary course of business, and (B) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, in any such case approved by ~~the Borrower’s~~ Board of Directors of the applicable First Tier Covenant Party, and any reasonable and customary employment contract and transactions pursuant thereto;

(vi) Restricted Payments permitted under Section 6.06, including any such Restricted Payments to Holdings (and any Parent Entity);

(vii) the issuance, sale or transfer of Equity Interests of ~~the Borrower~~any First Tier Covenant Party to Holdings and capital contributions by Holdings to ~~the Borrower~~any First Tier Covenant Party;

(viii) [reserved];

(ix) payments of loans (or cancellations of loans) to employees that are (A) approved by a majority of the Board of Directors of the Borrower or any other First Tier Covenant Party, as applicable, in good faith, (B) made in compliance with applicable law, and (C) otherwise permitted under Section 6.04(d) of this Agreement;

(x) [reserved];

(xi) Permitted Land Swaps consummated in accordance with the terms of Section 6.05(l);

(xii) any transaction (or series of related transactions) involving aggregate consideration of less than $2.5 million;

(xiii) [reserved];

(xiv) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower or such other applicable First Tier Covenant Party, as applicable from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the ~~Borrower or such Subsidiary, as~~ applicable~~,~~ Covenant Party than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate;

(xv) Investments in any subsidiary permitted by Section 6.04; and

(xvi) transactions among the ~~Borrower and its subsidiaries~~Covenant Parties permitted by, and complying with, the provisions of Section 6.05.

Section 6.08 Business of the ~~Borrower and the Subsidiaries~~Covenant Parties. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Closing Date (and, with respect to Energy Holdings, on the date of the Assumption and Reaffirmation Agreement and, with respect to QLICI Subsidiary, on the date, if any, that QLICI Subsidiary becomes a First Tier Covenant Party hereunder) and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

Section 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, Bylaws and Certain Other Agreements; Etc. (a) Amend or modify, or grant any waiver or release under or terminate in any manner, the articles or certificate of incorporation, bylaws, limited liability company operating agreement, partnership agreement or other organizational documents of any Loan Party, in any such case, if the effect thereof would be materially adverse to any Loan Party or the rights, interest or remedies of any Lender or any Agent.

(b) (i) Make, or agree or offer to pay or make, directly or indirectly, (x) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the loans under any other Indebtedness that is subordinated in right of payment to the Obligations or any Permitted Refinancing Indebtedness in respect of the foregoing or any preferred Equity Interests or any Disqualified Stock (“Junior Financing”) or any unsecured Indebtedness incurred pursuant to Section 6.01(s) (“Permitted Unsecured Financing”), (y) any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing or any Permitted Unsecured Financing, or (z) other than with respect to the ABL Facility and obligations under the Loan Documents, any voluntary or optional prepayment of or in respect of principal on the loans under any other Indebtedness for borrowed money that is not Junior Financing or Permitted Unsecured Financing, except for (in each case unless prohibited by any applicable subordination agreement with respect to any Junior Financing): (A) refinancings permitted by clause (s) or (u) of Section 6.01, (B) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, any Permitted Unsecured Financing or such Indebtedness for borrowed money, (C) payments or distributions in respect of all or any portion of the Junior Financing, the Permitted Unsecured Financing or such Indebtedness for borrowed money with the proceeds contributed to ~~the Borrower~~a First Tier Covenant Party by Holdings from the substantially contemporaneous issuance, sale or exchange by Holdings (or any Parent Entity) of Equity Interests (other than Permitted Cure Securities), (D) the conversion of any Junior Financing to Equity Interests of Holdings or any Parent Entity and (E) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution the ~~Borrower~~Covenant Parties would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings, Permitted Unsecured Financings or such Indebtedness for borrowed money prior to their scheduled maturity (1) made in an aggregate amount not to exceed the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this Section 6.09(b)(i)(E)(1) (provided that at such time when, after giving effect thereto, the Total Net First Lien Leverage Ratio on a Pro Forma Basis would not exceed 1.50 to 1.00), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied and (2) to prepay those certain loans (e.g., leveraged loans) under the QLICI Facility in an amount not to exceed the principal amount thereof outstanding as of the Closing Date (which, as of the Closing Date is $23,305,300), provided that substantially concurrently with such prepayment, (I) the QLICI Holdings Loan shall be repaid in an equal amount, which amount shall constitute payment in full of such QLICI Holdings Loan, and such QLICI Holdings Loan shall be cancelled, (II) the proceeds received by Holdings upon repayment of the QLICI Holdings Loan will be contributed or paid to the Borrower in repayment and satisfaction in full of the intercompany note between Holdings and the Borrower and (III) ~~Chase NMTC Verso Investment Fund, LLC~~QLICI Subsidiary is acquired by Holdings and, if not dissolved or merged with and into Holdings as provided in Section 6.05(b), promptly becomes a Guarantor hereunder and a grantor under the Collateral Agreement); or

(ii) ~~(ii)~~ Amend or modify, or permit the amendment or modification of, any provision of Junior Financing, Permitted Unsecured Financing or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner adverse to Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders, or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”

(c) Permit any Subsidiary Loan Party or any other Subsidiary to enter into any agreement or instrument that by its terms restricts the ability of any such Subsidiary to (i)(x) pay dividends or make distributions ~~or cash advances to the Borrower~~to the First Tier Covenant Party which is a parent of such Subsidiary, or any other Subsidiary that is a direct or indirect parent of such Subsidiary, or (y) make cash advances to the First Tier Covenant Party which is a parent of such Subsidiary, or any Subsidiary that is a direct or indirect parent of such Subsidiary, (ii) make loans or advances to ~~Borrower~~a First Tier Covenant Party or any other Subsidiary Loan Party, (iii) transfer any of its property or assets to ~~Borrower~~a First Tier Covenant Party, or (iv) grant Liens upon any of its properties or assets, whether now owned or hereafter acquired, and allow for the pledge of its Equity Interests to secure the Obligations, in each case with respect to clauses (i), (ii), (iii), and (iv) above, except for:

(A) restrictions set forth in any Loan Document and the ABL Loan Documents;

(B) (i) restrictions imposed by applicable law, and (ii) restrictions in effect on the Closing Date pursuant to any agreement or undertaking set forth on Schedule 6.09 and any Permitted Refinancing Indebtedness in respect thereof;

(C) contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.01, or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that do not expand the scope of any such encumbrance or restriction;

(D) any restriction on the sale of assets or Equity Interests of a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary permitted under Section 6.05 pending the closing of such sale or disposition;

(E) customary provisions in joint venture agreements, similar agreements applicable to joint ventures and other similar agreements entered into in the ordinary course of business;

(F) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(G) with respect to clauses (i) and (ii) above, any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01(s) or (u) or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in this Agreement and the ABL Loan Documents;

(H) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business (to the extent such lease, license or similar agreement is permitted by this Agreement);

(I) customary provisions restricting subletting or assignment of any lease governing a leasehold interest (to the extent such lease is permitted by this Agreement);

(J) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(K) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(L) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(M) customary net worth provisions contained in Real Property leases entered into by Subsidiaries ~~of the Borrower~~, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower, any other First Tier Covenant Party and the Subsidiaries to meet their ongoing obligations;

(N) any agreement other than any agreement in respect of Indebtedness for borrowed money in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(O) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of ~~the Borrower~~a First Tier Covenant Party that is not a Subsidiary Loan Party;

(P) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(Q) any encumbrance or restriction imposed by any amendments, modifications, restatements, increases, supplements, refundings, replacements, or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (O) above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not more restrictive, in the good faith judgment of the Borrower, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(d) Make, directly or indirectly, any voluntary or optional cash payment or contribution with respect to any Plan or for any Withdrawal Liability unless (i) such payment or contribution is deducted in the calculation of Net Income, not added back in calculating EBITDA during any period and not deducted from the calculation of Excess Cash Flow in any period, (ii) no Default or Event of Default has occurred and is continuing or would arise as a result of such payment and (iii) such payments made in reliance of this Section 6.09(d) shall be made from the Cumulative Credit, such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such voluntary prepayment and the amount thereof elected to be so applied.

Section 6.10 Total Net Leverage Ratio. Permit the Total Net Leverage Ratio on the last day of any fiscal quarter of the Borrower (beginning with the fiscal quarter ending September 30, 2016) to exceed the ratio set forth opposite such date in the table set forth below:

For Fiscal Quarter(s) Ending	Total Net Leverage Ratio
September 30, 2016 through June 30, 2017	2.50:1.0
September 30, 2017 through December 31, 2017	2.25:1.0
March 31, 2018 through June 30, 2018	2.00:1.0
September 30, 2018 through December 31, 2018	1.75:1.0
March 31, 2019 through December 31, 2019	1.50:1.0
March 31, ~~2019~~2020 and each fiscal quarter ending thereafter	1.25:1.0

Section 6.11 Hedging Agreements. Enter into any Hedging Agreement, other than (a) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which ~~the Borrower or any Subsidiary~~any Covenant Party is exposed in the conduct of its business or the management of its liabilities (including, without limitation, raw material, supply costs and currency risks), (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of ~~the Borrower or any Subsidiary~~Covenant Parties, and (c) Hedging Agreements entered into in order to swap currency in connection with funding the business of ~~Holdings, the Borrower and the Subsidiaries~~the Covenant Parties in the ordinary course of business.

Section 6.12 No Other “Designated Senior Debt”. Designate, or permit the designation of, any Indebtedness as “Designated Senior Debt” or any other similar term for the purpose of the definition of the same or the subordination provisions contained in any Junior Financing other than (a) the Obligations under this Agreement and the other Loan Documents and (b) any Indebtedness incurred pursuant to Section 6.01(u) and any Permitted Refinancing Indebtedness in respect thereof.

Section 6.13 Fiscal Year; Accounting. In the case of ~~the Borrower~~any First Tier Covenant Party, permit its fiscal year to end on any date other than December 31 without prior notice to the Administrative Agent given concurrently with any required notice to the SEC.

Section 6.14 CWPC. Permit CWPC to enter into any agreement or other arrangement that restricts the activities of CWPC in any manner similar to the restrictions imposed on ~~Restricted~~ Subsidiaries under this Article 6.

ARTICLE 7

HOLDINGS COVENANTS

Section 7.01 Holdings Covenants. Holdings covenants and agrees with each Lender that: (a) it shall not engage in any business activities or have any material properties or liabilities, other than (i) its ownership of the Equity Interests of ~~the Borrower~~each First Tier Covenant Party and its subsidiaries and Verso Paper Finance Holdings, Inc. (“Verso Paper Holdings”) ~~and, following the effectiveness of a Permitted Restructuring Transactions Amendment, such other Persons as are permitted by the terms hereof~~, and Holdings covenants and agrees not to form or acquire any subsidiary other than those subsidiaries identified as First Tier Covenant Parties as of the Amendment One Effective Date), (ii) its obligations under the Loan Documents, the ABL Loan Documents and any other document or agreement entered into in connection with any Permitted Business Acquisition, (iii) maintenance of its existence, (iv) as expressly contemplated by this Agreement and the other Loan Documents, (v) activities and properties incidental to the foregoing clauses (i), (ii), (iii) and (iv) and (vi) its obligations under the QLICI Put / Call ~~Agreement~~Option entered into in connection with the QLICI Facility and holding the QLICI Holdings Loan and the intercompany note between it and the Borrower; (b) it will not create, incur, assume or permit to exist any Lien (other than Liens of a type described in Section 6.02(d), 6.02(k) or 6.02(dd)) on any of the Equity Interests issued by ~~the Borrower~~any First Tier Covenant Party other than the Liens created under the Loan Documents; (c) it shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that so long as no Default or Event of Default exists or would result therefrom, Holdings may merge with any other person (other than the Borrower) so long as Holdings is the surviving Person; (d) it shall at all times own directly 100% of the Equity Interests of ~~the Borrower~~each First Tier Covenant Party and shall not sell, transfer or otherwise dispose of the Equity Interests in ~~the Borrower~~any First Tier Covenant Party, except that (i) QLICI Subsidiary may have a separate managing member as further described in the definition of “QLICI Put / Call Option” and (ii) QLICI Subsidiary may merge with and into Holdings or dissolve so long as such merger or dissolution is consummated in accordance with the terms of Section 6.05(b)(v) hereof; (e) it shall comply with Sections 5.03, 5.05, 5.06, 5.07, 5.09 and 5.10 as if each reference therein to the Borrower were a reference to Holdings; and (f) it shall not permit Verso Paper Holdings to engage in any business activities or have any material properties or liabilities other than maintenance of its existence and shall not permit Verso Paper Holdings to create, incur, assume or permit to exist any Indebtedness or any Lien on any of its assets or properties.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

Section 8.01 Events of Default; Certain Remedies. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by Holdings, the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in Section 8.01(b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by Holdings, the Borrower, any First Tier Covenant Party or any of the Subsidiaries of any covenant, condition or agreement contained in Sections 2.07(d)(to the extent relating to the delivery of the officer’s certificate required therein), 5.01(a), 5.02(a), 5.02(b), 5.04(j), 5.05(a), 5.08, 5.11, 5.13 or 5.14 or in Article 6 or Article 7 (and (x) in the case of Section 5.02(a) or 5.02(b), if such default does not impair in any material respect the insurance coverage maintained on the Collateral or the assets of the ~~Borrower and the Subsidiaries~~Covenant Parties taken as a whole, such default shall continue unremedied for a period of three Business Days, and (y) in the case of Section 5.04(i), such default shall continue unremedied for a period of five days) after the earlier of (i) a Responsible Officer of any Loan Party having knowledge of such default or (ii) receipt by the Borrower of notice from the Administrative Agent or the Required Lenders of such default;

(e) default shall be made in the due observance or performance by Holdings~~, the Borrower~~ or any ~~of the Subsidiaries~~Covenant Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in Section 8.01(b), (c) and (d) above), and such default shall continue unremedied for a period of 30 days after the earlier of (i) a Responsible Officer of any Loan Party having knowledge of such default or (ii) receipt by the Borrower of notice from the Administrative Agent or the Required Lenders of such default;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity, or (B) enables or permits (with all applicable grace and cure periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) Holdings~~, the Borrower~~ or any ~~of the Subsidiaries~~Covenant Party shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this Section 8.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings~~, the Borrower~~ or any ~~of the Subsidiaries,~~Covenant Party or of a substantial part of the property or assets of Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings~~, the Borrower~~ or any ~~of the Subsidiaries~~Covenant Party or for a substantial part of the property or assets of Holdings~~, the Borrower~~ or any ~~of the Subsidiaries~~Covenant Party, or (iii) the winding up or liquidation of Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 8.01(h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings~~, the Borrower~~ or any ~~of the Subsidiaries~~Covenant Party or for a substantial part of the property or assets of Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party to pay one or more final judgments aggregating in excess of $25.0 million (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage), which judgments are not discharged or effectively waived or stayed for a period of 45 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party to enforce any such judgment;

(k) (i) a trustee shall be appointed by a United States of America district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, or (v) any other similar event or condition shall occur or exist with respect to a Plan or Multiemployer Plan; and in each case in subclauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l) (i) any material provision of any Loan Document shall for any reason cease to be, or be asserted in writing by any Loan Party or any Subsidiary not to be, a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and extend to assets with a value in the aggregate in excess of $10.0 million, in any such case, shall cease to be, or shall be asserted in writing by any Loan Party or any Subsidiary not to be, a valid and perfected security interest (perfected as or having the priority required by the Loan Documents and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Applicable Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements, and except to the extent that such loss is covered by a lender’s title insurance policy and the Applicable Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by ~~Holdings, the Borrower or the Subsidiary~~any Loan ~~Parties~~Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Loan Party or any Subsidiary not to be in effect or not to be legal, valid and binding obligations.

In every event, and at any time thereafter during the continuance of such event, the Administrative Agent may, subject to Section 9.05, and at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees (including the Prepayment Premium, if any) and all other liabilities of the Borrower and the other Loan

Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding, and (iii) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of any of the Agents or the Lenders under this Agreement, any of the other Loan Documents or applicable law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of any of the Agents or the Lenders; provided that, in any event with respect to any Loan Party described in Section 8.01(h) or 8.01(i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, including the Prepayment Premium (if any), shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.02 Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Borrower fails (or, but for the operation of this Section 8.02, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the 10th Business Day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(d) (the “Cure Period”), Holdings and ~~the Borrower~~any First Tier Covenant Party shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions and, in the case of Holdings, to contribute any such cash to the capital of ~~the Borrower~~a First Tier Covenant Party (collectively, the “Cure Right”), and upon the receipt by ~~the Borrower~~such First Tier Covenant Party of the net cash proceeds thereof (to the extent received prior to the expiration of the Cure Period) (the “Cure Amount”) pursuant to the exercise by Holdings or ~~the Borrower~~such First Tier Covenant Party of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided that (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) the Cure Right shall not be exercised more than five times, (iii) for purposes of this Section 8.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant for the applicable period, (iv) the Cure Amount may not be applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose and (v) the Cure Right shall not be exercised in consecutive quarters. The Borrower shall promptly notify the Administrative Agent of any exercise of a Cure Right and the details thereof. If, after giving effect to the adjustments in this Section 8.02, the Borrower shall then be in compliance with the requirements of the

Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.

ARTICLE 9

THE AGENTS

Section 9.01 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including without limitation as the Collateral Agent for such Lender and the other applicable Secured Parties under the applicable Security Documents and under the Intercreditor Agreements, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) In furtherance of the foregoing, each Lender hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article 9 (including, without limitation, Section 9.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto. The provisions of this Article 9 shall apply to the Collateral Agent to the same extent as they apply to the Administrative Agent, and the Collateral Agent shall be entitled to all rights, benefits and indemnities afforded to the Administrative Agent hereunder.

Section 9.02 Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 9.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

Section 9.03 Exculpatory Provisions. None of the Agents, the Lead Arrangers or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. None of the Agents shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Agents shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Agents by the Borrower, Holdings or a Lender. Notwithstanding anything to the contrary herein, the Agents shall not be responsible for or have any duty or obligation to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent, (vii) whether any Lender or Participant is or becomes an Ineligible Institution or otherwise monitoring or enforcing prohibitions on assignments and participations of Loans and Commitments to Ineligible Institutions, or (viii) whether any Lender or Participant is or becomes an Affiliate of Holdings, the Borrower or any of their respective subsidiaries, or otherwise monitoring or enforcing restrictions or limitations on assignments and participations of Loans and Commitments to Affiliates of Holdings, the Borrower or any of their respective subsidiaries or voting rights with respect thereto.

Section 9.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to such Credit Event. Each Agent may consult with legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 9.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this

Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, each of the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.07 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by any Loan Party and without limiting the obligation of each Loan Party to do so), in the amount of its pro rata share (based on its aggregate outstanding Loans and unused Commitments hereunder determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct (it being understood and agreed that any action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents), in any such case for purposes of this Section 9.07, shall in no event in and of itself be deemed to constitute gross negligence or willful misconduct). The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section 9.07 shall survive termination of the Commitments and the payment of the Loans and all other amounts payable under any Loan Document.

Section 9.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent and Collateral Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent and Collateral Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, delayed or conditioned), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and Collateral Agent, and the terms “Administrative Agent” and “Collateral Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as an Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent and Collateral Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s and Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as an Agent, the provisions of this Article 9 (including this Section 9.09) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents. Any releases, limitations on liability and other exculpatory provisions from time to time granted to or otherwise provided for the benefit of any successor or replacement Agent or any of its successors or assigns in such capacity shall, in addition to inuring to the benefit of such successor or replacement Agent, also inure to the benefit of any predecessor Agent, its Subagents (if any) and their respective Related Parties.

Section 9.10 Agents and Lead Arrangers. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as a Book Runner or Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Section 10.05, 10.15 and 10.17 (subject to the applicable obligations and limitations as set forth therein).

Section 9.11 [Reserved].

Section 9.12 Security Documents, Collateral Agent and Applicable Collateral Agent.

Each Lender hereby irrevocably authorizes and instructs each of the Administrative Agent and the Collateral Agent to, without any further consent of any Lender, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify the ABL Intercreditor Agreement, any Permitted Senior Intercreditor Agreement or any other intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. Each Lender irrevocably agrees that (x) the Agents may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are not prohibited, (y) the ABL Intercreditor Agreement or any other intercreditor agreement referred to in the foregoing sentence, entered into by any of the Agents, shall be binding on the Secured Parties, and (z) it will take no actions contrary to the provisions of the ABL Intercreditor Agreement and, if entered into and if applicable or any other Permitted Senior Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness under the ABL Credit Agreement and any future providers of Indebtedness not prohibited by Section 6.01 hereof to extend credit to the Loan Parties.

Each Lender irrevocably authorizes each of the Administrative Agent and the Collateral Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (A) upon termination of the Commitments and payment in full in cash of all Obligations (other than in respect of contingent indemnification expense reimbursement obligations for which no claim has been made), (B) that is sold or to be sold, or disposed of or to be disposed of, as part of or in connection with any sale permitted hereunder or under any other Loan Document to a person that is not a Loan Party, or (C) if approved, authorized or ratified in writing in accordance with Section 10.08, (ii) to release any Subsidiary Loan Party from its obligations under the Loan Documents if such person ceases to be a Subsidiary Loan Party as a result of a transaction permitted hereunder, (iii) to subordinate any Lien on any property granted to or held by any Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e), Section 6.02(i) or Section 6.02(a) (if the Liens thereunder are of a type contemplated by Section 6.02(i)), and (v) to release any Lien on any property granted to or held by any Agent under any Loan Document if and for so long as such property is subject to a Lien that is permitted by Section 6.02(e), Section 6.02(i) or Section 6.02(a) (if the Liens thereunder are of a type contemplated by Section 6.02(i))), in any case of this subclause (v), to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property. The Administrative Agent and the Collateral Agent shall do the foregoing upon the written request of the Borrower; provided that, in connection with any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that such release or subordination, as applicable, is authorized pursuant to this Agreement.

Section 9.13 Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any other Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Agents and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee in respect of any Obligations, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(A)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent, the Collateral Agent or any other Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or other Secured Party or Secured Parties in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or other disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

Section 9.14 Indemnification by the Lenders. Each Lender shall severally indemnify each Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(d)

relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by any Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agents to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by any Agent to the Lender from any other source against any amount due to any Agent under this Section 9.14.

ARTICLE 10

MISCELLANEOUS

Section 10.01 Notices; Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 10.01; and

(ii) if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Each Loan Party hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that such Loan Party will, or will cause the Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or a notice pursuant to Section 2.05, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each Loan Party agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to each Agent or to the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. The

Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(b) above shall be effective as provided in such Section 10.01(b).

(d) Any party hereto may change its address or electronic means for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.04(d) to the Administrative Agent. Except for such certificates required by Section 5.04(d), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 10.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.12, 2.14 and 10.05) shall survive the payment in full of the principal and interest hereunder and the termination or expiration of the Commitments or this Agreement.

Section 10.03 Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the initial Subsidiary Loan Parties and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each other First Tier Covenant Party party hereto, each Subsidiary Loan Party party hereto, the Agents and each Lender and their respective permitted successors and assigns.

Section 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 10.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in subclause (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans of any Class at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Commitment or Loan to (x) a Lender, an Affiliate of a Lender, an Approved Fund or (y) an Affiliate of the Borrower ~~(other than the Lenders as of the Closing Date or to whom allocations were made prior to the Closing Date and that become party hereto within 5 Business Days of the Closing Date and, in each case, their Affiliates)~~ made in accordance with Section 10.04(j) or Section 10.21.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of $1.0 million (or if less, the remaining Commitments and/or Loans of any assigning Lender) unless each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld, conditioned or delayed and, in the case of the Borrower, which consent shall be deemed given if the Borrower does not object in writing to the Administrative Agent within five (5) Business Days after receipt of a request for consent); provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds treated as one assignment), if any;

(B) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.14; and

(D) the Assignee shall not be (1) ~~the Borrower~~a First Tier Covenant Party or any of ~~the Borrower~~such First Tier Covenant Party’s Affiliates or subsidiaries, except in accordance with Section 10.04(j) or Section 10.21, (2) a Defaulting Lender or (3) a natural person.

For the purposes of this Section 10.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit (including any other investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D of the Securities Act and which extends credit or buys loans or debt securities as one its businesses) in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Ineligible Institution, subject to the provisions of Section 10.04(h), (B) any Defaulting Lender or any of its ~~Subsidiaries~~subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), (C) a natural person or (D) except in accordance with Section 10.04(j) or Section 10.21, ~~the Borrower~~a First Tier Covenant Party or any ~~of the Borrower~~First Tier Covenant Party’s Affiliates or subsidiaries. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility, duty or obligation to determine, ascertain or inquire into whether any Lender or potential Lender is or becomes an Ineligible Institution or to otherwise monitor or enforce prohibitions on assignments to Ineligible Institutions, and the Administrative Agent shall have no liability with respect to any assignment made to any Person that is or becomes an Ineligible Institution. Any assigning Lender shall, in connection with any potential assignment, provide to the Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default has occurred and is continuing.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.05 (subject to the limitations and requirements of those Sections)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(c).

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.04(b), if applicable, and any written consent to such assignment required by Section 10.04(b) and any applicable tax forms, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 10.04(b).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party or the performance or observance by Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(d) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than any Ineligible Institution (to the extent that the list of Ineligible Institutions has been made available to such Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans of any Class at the time owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.04(a)(i) or clauses (i), (ii), (iii), (v), (vi) or (vii) of the first proviso to Section 10.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to Section 10.04(d)(iii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the limitations and requirements of those Sections and Section 2.16) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.15(c) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States of America on which it enters the name and address of each Participant and the principal amounts and stated interest of each Participant’s interest in the Loans, Commitments or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of Section 10.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form for U.S. federal income tax purposes or is otherwise required by applicable law.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed), which consent shall state that it is being given pursuant to this Section 10.04(d)(iii); provided that each potential Participant shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 to the extent such Participant fails to comply with Section 2.14(e) as though it were a Lender.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (d) above.

(g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h) Notwithstanding the foregoing, no assignment may be made or (to the extent that the list of Ineligible Institutions has been made available to all Lenders) participation sold to a person that was an Ineligible Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such person (unless the Borrower has consented or is deemed to have consented to such assignment or participation, as applicable, in which case such person will not be considered an Ineligible Institution for the purpose of such assignment or participation, as applicable); provided that each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility, duty or obligation to determine, ascertain or inquire into whether any Lender, Participant, potential Lender or potential Participant is or becomes an Ineligible Institution or to otherwise monitor or enforce prohibitions on assignments and participations to Ineligible Institutions, and the Administrative Agent shall have no liability with respect to any assignment or participation made to any Person that is or becomes an Ineligible Institution.

(i) If the Borrower wishes to replace all of the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 10.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of (x) any accrued interest and fees thereon and the Prepayment Premium (if any), (y) any amounts that would have been required to be paid pursuant to Sections 2.09(b) and 2.13 if such Loans had been optionally prepaid at such time instead of being so assigned pursuant to this Section 10.04(j) and (z) any amounts owing pursuant to Section 10.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Permitted Loan Purchase Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this Section 10.04(i) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(j) Notwithstanding anything to the contrary in Section 2.15(c) (which provisions shall not be applicable to this Section 10.04(j)), any of Holdings or its ~~Subsidiaries~~subsidiaries, including the Borrower or any other Covenant Party, may purchase by way of assignment and become an Assignee with respect to Term Loans at any time and from time to time from Lenders in accordance with Section 10.04(b) hereof (each, a “Permitted Loan Purchase”); provided that, in respect of any Permitted Loan Purchase, (A) any such purchase occurs pursuant to Dutch auction procedures open to all Lenders of the relevant Class of Term Loans on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Administrative Agent, (B) upon consummation of a Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with this Section 10.04(j), (C) no Default or Event of Default has occurred and is continuing or would result from such Permitted Loan Purchase, (D) no proceeds of any loans under the ABL Credit Agreement or other Indebtedness incurred pursuant to Section 6.01(u) shall be used to consummate such purchase, (E) any of Holdings or its subsidiaries, including the Borrower or such Covenant Party, and such Lender that is the Assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 10.04(b)) and shall otherwise comply with the conditions to assignments under this Section 10.04, and (F) the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that such Permitted Loan Purchase complies with this Section 10.04(j). It shall be a condition precedent to each such Permitted Loan Purchase that such purchaser shall have represented in the applicable Permitted Loan Purchase Assignment and Acceptance that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings, the Borrower, ~~its Subsidiaries~~any other Covenant Party or their respective securities (or, if Holdings or its direct or indirect parent is not at the time a public-reporting company, material information of a type that would not be reasonably expected to be publicly available if Holdings or such parent were a public-reporting company) that has not been disclosed to the Administrative Agent and the Lenders generally or seller (other than Public Lenders). Each Permitted Loan Purchase shall, for purposes of the Loan Documents and without further action by any Person, be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans (and such Term Loans may not be resold by the purchaser), and the Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans. In connection with any Term Loans, purchased and cancelled pursuant to this Section 10.04(j), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

(k) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this Section 10.04(k), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(l) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Ineligible Institutions provided by the Borrower and any updates thereto from time to time (the “DQ List”) on the Platform and/or (B) provide the DQ List to each Lender requesting the same.

Section 10.05 Expenses; Indemnity. (a) Each Loan Party agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by each of the Agents, the Lead Arrangers and the Lenders in connection with the preparation of this Agreement and the other Loan Documents (including, in connection with the satisfaction of any post-closing obligations set forth on Schedule 5.13 hereof) or by any of the Agents, the Lead Arrangers and the Lenders in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence), any Third Party Reviewer (other than Ducera Partners LLC in its capacity as a Third Party Reviewer) for the Lenders and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and charges for no more than one counsel to the Agents and the Lead Arrangers and one counsel to the Lenders, in each case, in each jurisdiction where Collateral is located or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable and documented fees, out-of-pocket charges and disbursements of (x) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Administrative Agent and, if necessary, one local counsel for the Administrative Agent and the Lead Arrangers per jurisdiction, and (y) a single primary counsel for the Lenders, and (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by any Agent, the Lead Arrangers or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the fees, charges and disbursements of (x) counsel for the Administrative Agent (including any special and local counsel), and (y) a single primary counsel for the Lenders. Notwithstanding the foregoing, the Borrower shall not be obligated to pay the fees, charges and disbursements of any Third Party Reviewer solely in its capacity as such in connection with the review of any calculation of Liquidity, which such fees, charges and disbursements shall be the obligation of the Lenders.

(b) Each Loan Party agrees to indemnify each of the Agents, the Lead Arrangers, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented fees, out-of-pocket charges and disbursements of one counsel for the Agents and the Lead Arrangers and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (except in each case, the allocated costs of in-house counsel) (“Agent Related Indemnitees”) and one counsel for the

Lenders and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (except in each case, the allocated costs of in-house counsel) (the “Lender Related Indemnitees” (plus one local counsel for each of the Agent Related Indemnitees and the Lender Related Indemnitees in each applicable jurisdiction and, in the event of an actual or perceived conflict of interest, additional counsel appointed with the consent of the Borrower such consent not to be unreasonably withheld or delayed), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrower, any other First Tier Covenant Party or any of their subsidiaries or Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Agents, the Lead Arrangers, or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, each Loan Party agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel or consultant fees, out-of-pocket charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Laws and related in any way to Holdings, the Borrower, any other First Tier Covenant Party or any of their respective ~~Subsidiaries~~subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on, from or to any property related in any way to Holdings, the Borrower, any other First Tier Covenant Party or any of their respective ~~Subsidiaries~~subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (ii) to the extent arising from a material breach of any such Indemnitee’s obligations under the Loan Documents, as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (iii) to the extent arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of the Loan Parties or any of their affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent, Collateral Agent or Lead Arranger or any similar role under the Loan Documents). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to Holdings, the Borrower, any other First Tier Covenant Party or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of any Facility or the Transactions. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, the Lead Arrangers or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) Except as expressly provided in Section 10.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.14, this Section 10.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim).

(d) To the fullest extent permitted by applicable law, Holdings, the Borrower and their respective subsidiaries shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) The agreements in this Section 10.05 shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 10.06 Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings~~, the Borrower~~ or any ~~Subsidiary~~Covenant Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

Section 10.07 APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION

(WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.08 Waivers; Amendment. (a) No failure or delay of any Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.08(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.18 or in the ABL Intercreditor Agreement or any other intercreditor agreement entered into by the Borrower and the Collateral Agent, to the extent otherwise provided for therein, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i);

(ii) increase or extend the Commitment of any Lender, or decrease the fees of any Lender without the prior written consent of each Lender directly affected thereby (it being understood such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender);

(iii) extend or waive any Installment Date or reduce the amount due on any Installment Date or extend any date on which payment of interest on any Loan or any Fee is due, without the prior written consent of each Lender adversely affected thereby;

(iv) amend or modify the provisions of this Section 10.08 or the definition of the terms “Required Lenders” , “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date);

(v) release all or substantially all the Collateral or release any of Holdings, the Borrower or any other First Tier Covenant Party or all or substantially all of the ~~Subsidiary~~other Loan Parties from their respective Guarantees under the applicable Security Document, unless, in each case, any assets or Equity Interests are sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender, except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Required Lenders pursuant to Section 363(k), Section 1129(b)(2)(A)(ii) or otherwise under the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Loan Documents (in which case only the consent of the Required Lenders will be needed for such release);

(vi) change the order of application of proceeds of Collateral set forth in Section 2.15(b) or modify the ratable sharing of payments required in Section 2.15(c) or any other provision of the Loan Documents or any other Loan Obligations, in each case, without the prior written consent of each Lender; or

(vii) subject to clause (vi) above, effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment required by Section 2.08 so long as the application of any prepayment still required to be made is not changed), except as provided in Section 10.08(g);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any Assignee of such Lender.

Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary to integrate any Extended Term Loans in a manner consistent with Section 2.18, as may be necessary to establish such Extended Term Loans as a separate Class or tranche from the existing Loans or Commitments; provided that, no such technical and conforming modifications shall permit such Class or tranche of Extended Term Loans to be paid any amount due and payable thereunder on a greater than pro rata basis with any existing tranche.

Except as otherwise expressly provided above, for purposes of determining compliance with the conditions specified in Article 4 or any other matter (excluding any amendment or modification of any provision of this Agreement pursuant to this Section 10.08) requiring the approval, consent or satisfaction of the Required Lenders under this Agreement, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender specifying its objection thereto.

(c) Without the consent of the Lead Arrangers or any Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement.

(d) Notwithstanding the foregoing (but without limiting the rights of the Lenders and the Agents under the provisos to Section 10.08(b)), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e) ~~The Loan Parties, the Administrative Agent and the Lenders shall, upon the written request of the Borrower, in good faith use commercially reasonable efforts to reasonably promptly enter into a Permitted Restructuring Transactions Amendment, subject to and in accordance with the standards set forth in the definition of Permitted Restructuring Transactions.~~[Reserved].

(f) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of such Lender may not be increased or extended without the consent of such Lender, (ii) the date on which payment of interest on any Loan or any fees is due may not be extended without the prior written consent of such Lender, to the extent such Lender is adversely affected thereby, and (iii) this Section 10.08 may not be amended or modified without the prior written consent of such Lender to the extent such Lender is adversely affected thereby.

(g) The Administrative Agent and Collateral Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.

(h) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.18 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

Section 10.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

Section 10.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and the occurrence of the Closing Date and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission (e.g., a “pdf” or “tif”) pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

Section 10.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15 Jurisdiction; Consent to Service of Process. (a) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, any Lead Arranger or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof (collectively, the “New York Courts”), and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent, any Lender, any Lead Arranger or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any of the New York Courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any New York Court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

Section 10.16 Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, any Parent Entity, the Borrower, each other First Tier Covenant Party and any Subsidiary furnished to it by or on behalf of Holdings, the Borrower, any other First Tier Covenant Party or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or such Agent without violating this Section 10.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, (C) to its parent companies and Affiliates and its and their respective agents, advisors or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 10.04(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16) and (G) to any Third Party Reviewer so long as such Third Party Reviewer agrees to be bound by the provisions of this Section 10.16.

Section 10.17 Platform; Borrower Materials.

(a) Each Loan Party hereby acknowledges that (i) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information (or, in the case of a company that is not a public-reporting company, material information of a type that would not be reasonably expected to be publicly available if such company were a public-reporting company) with respect to the Borrower, Verso Corporation or any of their subsidiaries or their respective securities) (each, a “Public Lender”). Each Loan Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and agrees that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Agents, the Lead Arrangers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower, Verso Corporation or any of their subsidiaries or their respective securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 10.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”, and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” The Loan Parties acknowledge that information made available to the Lenders as herein provided may be provided to a Third Party Reviewer or other representative of the Lenders in connection with the review of such materials for and on behalf of the Lenders at the request of the Lenders to the Borrower. It is acknowledged and agreed by the parties to this Agreement (and for the avoidance of doubt) that references in this Agreement to consultations with the Lenders by any Agent shall be subject this Section 10.17.

(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING

OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 10.18 Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests of any Subsidiary Loan Party or any assets (other than the Equity Interests of any First Tier Covenant Party) to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, any Liens created by any Loan Document in respect of such Equity Interests or assets shall be automatically released and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and/or the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction permitted by Section 6.05, and as a result of which such Subsidiary Loan Party would cease to be a ~~Subsidiary~~ Loan Party, such ~~Subsidiary~~ Loan Party’s obligations under its Guarantee shall be automatically terminated and the Administrative Agent and/or the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and/or the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower to terminate such Subsidiary Loan Party’s obligations under its Guarantee. In addition, the Administrative Agent and the Collateral Agent each agree to take such actions as are reasonably requested by Holdings or the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) are paid in full and all Commitments are terminated. Without limiting the generality of the foregoing, the Administrative Agent and/or the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and/or the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by any Loan Party to facilitate the Permitted Land Swaps, such documents to include (i) releases and subordinations of Liens created by any Loan Documents in respect of Real Property, easements, and related instruments to be conveyed, granted, or entered into in connection therewith, and (ii) land division and consolidation instruments (including certified survey maps) in respect thereof. Promptly following the completion of the Permitted Land Swaps, the affected Loan Party(ies) will take such action and execute any such documents as may be reasonably requested by the Administrative Agent and/or the Collateral Agent to subject any Real Property so acquired by such Loan Party(ies) to any Liens created by any Loan Documents.

Section 10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency

(the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).

Section 10.20 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

Section 10.21 Affiliate Lenders.

(a) Each Lender who is an Affiliate of the Borrower, excluding (x) Holdings, the Borrower and their respective subsidiaries, (y) any Debt Fund Affiliate Lender and (z) any Lender has funded a portion of the Term Loan on the Closing Date or to whom allocations were made prior to the Closing Date and that becomes party hereto within 5 Business Days of the Closing Date and, in each case, of this sub-clause (z), any of its Affiliates that hold such Term Loan as a result of an assignment permitted hereunder (each, an “Affiliate Lender”; it being understood that none of Holdings, the Borrower, any of their subsidiaries or any Debt Fund Affiliate Lender may be Affiliate Lenders), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action described in clauses (i), (ii), (iii) or (iv) of the first proviso of Section 10.08(b) or that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionally adverse manner as compared to other Lenders of the same Class(es), such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lender hereby irrevocably appoints each Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in such Agent’s discretion to take any action and to execute any instrument that such Agent may deem reasonably necessary to carry out the provisions of this Section 10.21.

(b) Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (i) attend (or require the delivery to it of any notice of) any meeting or discussions (or portion thereof, including by telephone) among any Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive or require the delivery to it of any information or material prepared by or on behalf of any Agent or any Lender or any communication by or among any Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and except that such Affiliate Lenders shall have the right to require delivery to it of notices of borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2), (iii) make or bring (or participate in, other than as a passive participant with other Lenders that are not all Affiliate Lender or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against any Agent, any Lead Arranger or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent, such Lead Arranger or any other such Lender under the Loan Documents, (iv) to have access to any Platform used to distribute information to Lenders generally, except that if notices of borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2 are made available through a portion of the Platform designated “Affiliate Lender”, it may have access solely to such portion of the Platform designated “Affiliate Lender” or (v) purchase any Loan if, after giving effect to such purchase, Affiliate Lenders in the aggregate would own Loans with an aggregate principal amount in excess of 25% of the aggregate principal amount of all Loans then outstanding; provided that to the extent any assignment to an Affiliate Lender would result in the aggregate principal amount of all Loans held by all Affiliate Lenders exceeding the cap set forth in this subclause (v), the assignment of such excess amount will be void ab initio. It shall be a condition precedent to each assignment to an Affiliate Lender that such Affiliate Lender shall have represented in the applicable Assignment and Assumption Agreement, and notified the Administrative Agent, that it is (or will be, following the consummation of such assignment) an Affiliate Lender and that the aggregate amount of Loans held by it giving effect to such assignments and participations shall not exceed the amount permitted by subclause (v) of the preceding sentence. It shall be a condition precedent to each assignment or participation to or from an Affiliate Lender that such Affiliate Lender shall have represented in the applicable Assignment and Assumption Agreement that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings, the Borrower, ~~its Subsidiaries~~any other Covenant Party or their respective securities (or, if Holdings or its direct or indirect parent is not at the time a public-reporting company, material information of a type that would not be reasonably expected to be publicly available if Holdings or such parent were a public-reporting company) that (A) has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive material non-public information with respect to Holdings, the Borrower or ~~its~~their respective subsidiaries) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the counterparty’s decision to enter into such Assignment and Assumption Agreement.

(c) Each Affiliate Lender, solely in its capacity as a Lender, hereby further agrees, and each Affiliate Assignment Agreement shall provide a confirmation, that if any Loan Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Law, such Affiliate Lender shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliate Lenders, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by such Affiliate Lender in a manner that is less favorable to such Affiliate Lender in any material respect than the proposed treatment of similar Obligations held by any other Lenders. For the avoidance of doubt, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by an Affiliate Lender in a manner that is less favorable to such Affiliate Lender in any material respect than the proposed treatment of similar Obligations held by any other Lenders, each Agent is hereby irrevocably authorized and empowered (in the name of such Affiliate Lender) to vote on behalf of such Affiliate Lender or consent on behalf of such Affiliate Lender in any such proceedings with respect to any and all claims of such Affiliate Lender relating to the Obligations. Each such Affiliate Lender agrees and acknowledges that the foregoing constitutes an irrevocable proxy in favor of each Agent to vote or consent on behalf of such Affiliate Lender in any proceeding in the manner set forth above and that such Affiliate Lender shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding.

(d) The provisions set forth in this Section 10.21, and the related provisions set forth in each Affiliate Assignment and Acceptance, constitute (i) a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Loan Party has filed for protection under any Bankruptcy Code or any other Debtor Relief Laws and (ii) an irrevocable voting proxy coupled with a pledge in favor of each Agent with respect to voting obligations set forth in this Section 10.21, and the related provisions set forth in each Affiliate Assignment and Acceptance.

(e) In the event that any Lender was not an Affiliate Lender at the time it became a Lender hereunder but subsequently becomes an Affiliate Lender, such Lender shall promptly (and in any event within 10 Business Days) notify the Borrower and the Administrative Agent.

(f) Notwithstanding anything to the contrary herein, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility, duty or obligation to determine, ascertain or inquire into whether any Lender or potential Lender is or becomes an Affiliate of Holdings, the Borrower or any of their subsidiaries or to otherwise monitor or enforce restrictions or limitations on assignments or participations of Loans, Commitments or other obligations to Affiliates of Holdings, the Borrower or any of their subsidiaries or voting rights in respect thereof, and the Administrative Agent shall have no liability with respect to any assignment or participation made to any Person that is or becomes an Affiliate of Holdings, the Borrower or any of their subsidiaries or the exercise of voting rights in respect thereof.

Section 10.22 Agency of the Borrower for the Loan Parties. Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 10.23 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) no fiduciary, advisory or agency relationship between such Loan Party and its Subsidiaries and any Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Agent or any Lender has advised or is advising any Loan Party, any Subsidiary or any of their Affiliates on other matters, (ii) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b)(i) the Agents and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other person; (ii) none of the Agents or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.24 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.25 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment or other distribution by or on behalf of any Loan Party is made to any Agent or any other Secured Party (or to any Agent, on behalf of any of the Secured Parties), or any Agent or any other Secured Party enforces any security interests or exercises its right of setoff, and such payment or distribution or the proceeds of such enforcement or setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such other Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, any other state, provincial or federal law, common law or any equitable cause or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment(s) or distribution(s), as applicable, had not been made or such enforcement or setoff had not occurred, and (b) each Secured Party severally agrees to pay to such Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

[~~Signature Pages Follow]~~ The remainder of page intentionally left blank.]

Exhibit A-2

Form of Permitted Loan Purchase Assignment and Acceptance

(see attached)

EXHIBIT A-2

FORM OF PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE

Reference is made to the Senior Secured Term Loan Agreement, dated as of July 15, 2016, by and among VERSO PAPER FINANCE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO PAPER HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), EACH OF THE SUBSIDIARY LOAN PARTIES party thereto, the LENDERS party thereto from time to time (“Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the other Secured Parties, and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Borrower or Debt Fund Affiliate Lender identified on Schedule 1 hereto as “Assignee” (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) and pursuant to the terms and conditions set forth in the Credit Agreement for Permitted Loan Purchases (including, without limitation, Section 10.04(j) thereof), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any other Loan Party, any of the Subsidiaries or any other obligor or the performance or observance by the Borrower, any other Loan Party or any of the Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (d) attaches any Notes held by it evidencing the Assigned Facilities. To the extent the Assignor has retained any interest in the Assigned Facility and holds a Note evidencing such interest, the Assignor hereby requests that the Administrative Agent exchange the attached Note(s) for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Permitted Loan Purchase Assignment and Acceptance and has taken all action necessary to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transaction contemplated hereby; (b) represents and warrants that it satisfied the requirements, if any, specified in the Credit Agreement that are required to be satisfied in order to make a Permitted Loan Purchase of the Assigned Interest and (c) represents and warrants that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings or any Covenant Party or their respective securities (or, if Holdings or its direct or indirect parent is not at the time a public-reporting company, material information of a type that would not be reasonably expected to be publicly available if Holdings or such parent were a public-reporting company) that has not been disclosed to the Administrative Agent and the Lenders generally or the Assignor (other than Public Lenders).

4. The effective date of this Permitted Loan Purchase Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Permitted Loan Purchase Assignment and Acceptance, the Assigned Interest shall be deemed to be automatically and immediately (contributed to the Borrower, if applicable, and) cancelled and extinguished. The Administrative Agent shall update the Register, effective as of the Effective Date, to record such event as if it were a prepayment of such Assigned Interest pursuant to Section 10.04(j) of the Credit Agreement.

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to the Effective Date. No payments in respect of the Assigned Interest (which shall be deemed to have been cancelled and extinguished as of the Effective Date) shall be due to the Assignor or the Assignee from and after the Effective Date.

6. As of the Effective Date, the Assignor shall, to the extent provided in this Permitted Loan Purchase Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Permitted Loan Purchase Assignment and Acceptance shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Permitted Loan Purchase Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Permitted Loan Purchase Assignment and Acceptance by electronic means shall be effective as delivery of a manually executed counterpart of this Permitted Loan Purchase Assignment and Acceptance.

Exhibit A-2

2

8. This Permitted Loan Purchase Assignment and Acceptance and any claims, controversy, dispute or causes of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Permitted Loan Purchase Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

Exhibit A-2

3

IN WITNESS WHEREOF, the parties hereto have caused this Permitted Loan Purchase Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[INSERT NAME], as Assignor

By:
Name:
Title:

[INSERT NAME], as Assignee

By:
Name:
Title:

Exhibit A-2

4

SCHEDULE 1

Assigned Interests

Facility Assigned	(1) Amount of Loans Assigned	(2) Aggregate Amount of Loans of the Assigned Facility	(3) Aggregate Amount of Outstanding Loans	(1) / (2) x 100%	(1) / (3) x 100%
Term Loans
Extended Term Loans

Exhibit A-2

Schedule 1

1

Exhibit A-3

Form of Affiliate Assignment and Acceptance

(see attached)

EXHIBIT A-3

FORM OF AFFILIATE ASSIGNMENT AND ACCEPTANCE

Reference is made to the Senior Secured Term Loan Agreement dated as of July 15, 2016, by and among VERSO PAPER FINANCE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO PAPER HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), EACH OF THE SUBSIDIARY LOAN PARTIES party thereto, the LENDERS party thereto from time to time (“Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the other Secured Parties, and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”) (but not prior to the registration of the information contained herein in the Register pursuant to Section 10.04(b)(iv) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement, including, without limitation, to the terms in Section 10.04 of the Credit Agreement, and, to the extent of the interests assigned by this Affiliate Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Affiliate Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. Assignee hereby represents and warrants that (a) it is (or will be, following the consummation of the assignment contemplated hereby) an Affiliate Lender and the aggregate amount of Loans held by it giving effect to the assignment contemplated hereby does not exceed the amount permitted by subclause (v) of Section 10.21(b) of the Credit Agreement, (b) is not an Ineligible Institution, (c) is not a Defaulting Lender, (d) is not a natural person and (e) it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings or any Covenant Party or their respective securities (or, if Holdings or its direct or indirect parent is not at the time a public-reporting company, material information of a type that would not be reasonably expected to be publicly available if Holdings or such parent were a public-reporting company) that (i) has not been disclosed to the Assignor (other than because such the Assignor does not wish to receive material non-public information with respect to Holdings or its subsidiaries) and (ii) could reasonably be expected to have a material effect upon, or otherwise be material to, the Assignor’s decision to enter into this Affiliate Assignment and Acceptance.

Exhibit A-3

1

3. Pursuant to Section 10.04(b)(ii)(B) and (C) of the Credit Agreement, this Affiliate Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if required by Section 10.04(b)(ii)(B) of the Credit Agreement, a processing and recordation fee of $3,500 and (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.14 of the Credit Agreement.

4. The Assignee, solely in its capacity as a Lender, agrees that, so long as such Person is an Affiliated Lender:

(a) Assignee, in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action described in clauses (i), (ii), (iii) or (iv) of the first proviso of Section 10.08(b) of the Credit Agreement or that adversely affects Assignee (in its capacity as a Lender) in a disproportionally adverse manner as compared to other Lenders of the same Class(es), Assignee shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Assignee hereby irrevocably appoints each Agent (such appointment being coupled with an interest) as Assignee’s attorney-in-fact, with full authority in the place and stead of Assignee and in the name of Assignee, from time to time in such Agent’s discretion to take any action and to execute any instrument that such Agent may deem reasonably necessary to carry out the provisions of Section 10.21 of the Credit Agreement.

(b) Notwithstanding anything to the contrary in the Credit Agreement, Assignee shall not have any right to (i) attend (or require the delivery to it of any notice of) any meeting or discussions (or portion thereof, including by telephone) among any Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive or require the delivery to it of any information or material prepared by or on behalf of any Agent or any Lender or any communication by or among any Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and except that Affiliate Lenders shall have the right to require delivery to it of notices of borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2 of the Credit Agreement), (iii) make or bring (or participate in, other than as a passive participant with other Lenders that are not all Affiliate Lender or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against any Agent, any Lead Arranger or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent, such Lead Arranger or any other such Lender under the Loan Documents, (iv) to have access to any Platform used to distribute information to Lenders generally, except that if notices of borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2 of the Credit Agreement are made available through a portion of the Platform designated “Affiliate Lender”, it may have access solely to such portion of the Platform designated “Affiliate Lender” or (v) purchase any Loan in violation of subclause (v) of Section 10.21(b) of the Credit Agreement.

Exhibit A-3

2

(c) If any Loan Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Law, Assignee shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliate Lenders, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by Assignee in a manner that is less favorable to Assignee in any material respect than the proposed treatment of similar Obligations held by any other Lenders. For the avoidance of doubt, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by an Affiliate Lender in a manner that is less favorable to Assignee in any material respect than the proposed treatment of similar Obligations held by any other Lenders, each Agent is hereby irrevocably authorized and empowered (in the name of Assignee) to vote on behalf of Assignee or consent on behalf of Assignee in any such proceedings with respect to any and all claims of Assignee relating to the Obligations. Assignee agrees and acknowledges that the foregoing constitutes an irrevocable proxy in favor of each Agent to vote or consent on behalf of Assignee in any proceeding in the manner set forth above and that Assignee shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding.

(d) The provisions set forth in Section 10.21 of the Credit Agreement, and the related provisions set forth in this Affiliate Assignment and Acceptance, constitute (i) a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Loan Party has filed for protection under any Bankruptcy Code or any other Debtor Relief Laws and (ii) an irrevocable voting proxy coupled with a pledge in favor of each Agent with respect to voting obligations set forth in Section 10.21 of the Credit Agreement, and the related provisions set forth in this Affiliate Assignment and Acceptance.

5. This Affiliate Assignment and Acceptance and any claims, controversy, dispute or causes of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Affiliate Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

Date of Assignment:
Legal Name of Assignor (“Assignor”):
Legal Name of Assignee (“Assignee”):
Assignee’s Address for Notices:

Effective Date of Assignment:

Exhibit A-3

3

Facility/Commitments Assigned	Principal Amount of Loans / Commitments Assigned[1]	Percentage Assigned of Commitment and/or Loans under the Assigned Facility (set forth, to at least 8 decimals, as a percentage)		Percentage Assigned of the aggregate unused Commitments and outstanding Loans of all Lenders under the Credit Agreement (set forth, to at least 8 decimals, as a percentage)
Term Loans/Term Loan Commitments	$		%		%
Extended Term Loans	$		%		%

[Remainder of page intentionally left blank]

[1]	Minimum amount and integral multiple of Commitments and/or Loans assigned is governed by Section 10.04(b)(ii) of the Credit Agreement.

Exhibit A-3

4

The terms set forth above are hereby agreed to:	Accepted

, as Assignor	BARCLAYS BANK PLC, as Administrative Agent

by:	by:
Name:	Name:
Title:	Title:

, as Assignee

by:
Name:
Title:

[Signature Page to Affiliate Assignment and Acceptance]

Exhibit A-3

5

Exhibit I

Form of Compliance Certificate

(see attached)

EXHIBIT I

FORM OF

COMPLIANCE CERTIFICATE

For the fiscal [year] [quarter] [month] ended                              (“the Fiscal Period”)1

I, the undersigned, the [Chief Financial Officer]2 of VERSO PAPER HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), in that capacity only and not in my individual capacity, do hereby certify as of the date hereof that, as required by Section 5.04(d) [and Section 5.04(g)]3 of the Senior Secured Term Loan Agreement, dated as of July 15, 2016, by and among VERSO PAPER FINANCE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the BORROWER, EACH OF THE SUBSIDIARY LOAN PARTIES party thereto, the LENDERS party thereto from time to time (“Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the other Secured Parties, and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”):

(i) [No Default or Event of Default has occurred] [A Default or Event of Default has occurred, and a description of (a) the nature and extent thereof and (b) any corrective action taken or proposed to be taken with respect thereto is set forth on Annex 1 attached hereto].

(ii) Attached hereto as Annex 2 is a schedule showing EBITDA attributable to Unrestricted Subsidiaries and schedules to the financial statements delivered herewith identifying consolidating information for the First Tier Covenant Parties and their Subsidiaries.

(iii) A reconciliation schedule in reasonable detail showing any adjustments to the financial information provided in the financial statements delivered concurrently with this certificate necessary to make the computations with respect to Section 6.10 of the Credit Agreement is set forth on Annex 3 attached hereto. [The Borrower is in compliance with Section 6.10 of the Credit Agreement as demonstrated in the calculations set forth on Annex 3 attached hereto.]4

[1]	To be provided concurrently with any delivery of financial statements under Section 5.04(a) or (b) of the Credit Agreement. [Note that Section 5.04(c) of the Credit Agreement only requires a certificate that the statements fairly present the financial position of the Borrower.]
[2]	Certificate to be delivered by a “Financial Officer.” “Financial Officer” means the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of the Borrower.
[3]	To be included if financial statements under Section 5.04(a) of the Credit Agreement are delivered with this Compliance Certificate, commencing with the fiscal year ending December 31, 2016.
[4]	Bracketed language to be included commencing with the Compliance Certificate delivered in respect of the fiscal year ending December 31, 2016.

Exhibit I

1

(iv) Calculations of Total Net Leverage Ratio, Total Net Secured Leverage Ratio and Total Net First Lien Leverage Ratio for the fiscal period ended              are set forth on Annex 4 attached hereto.

(v) Calculations and uses of the Cumulative Credit for the fiscal period ended              (if the Borrower shall have used the Cumulative Credit for any purpose during such fiscal period) are set forth on Annex 5 attached hereto.

(vi) A certification listing the names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary” in the Credit Agreement is set forth on Annex 6 attached hereto.

(vii) A certification listing the names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary is set forth on Annex 7 attached hereto.

(viii) [Attached hereto as Annex 8 are the balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Covenant Parties on an Adjusted Consolidated Basis as of the close of the Fiscal Period and the results of their operations on an Adjusted Consolidated Basis during the Fiscal Period [and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year]5. Such balance sheet and related statements of operations and cash flows fairly present, in all material respects, the financial position and results of operations and cash flows of the Covenant Parties on an Adjusted Consolidated Basis in accordance with GAAP [(subject to normal year-end audit adjustments and the absence of footnotes)]6[ accompanied by a customary management’s discussion and analysis of the financial condition and results of operations of the Covenant Parties].7]8

(ix) [A certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such Applicable Period and the calculation thereof in reasonable detail as set forth in Section 2.08(c) of the Credit Agreement is set forth on Annex 9 attached hereto.]9

[5]	To be included if financial statements under Section 5.04(a) or (b) of the Credit Agreement are delivered with this Compliance Certificate.
[6]	To be included if financial statements under Section 5.04(b) or (c) of the Credit Agreement are delivered with this Compliance Certificate.
[7]	To be included if financial statements under Section 5.04(a) or (b) of the Credit Agreement are delivered with this Compliance Certificate.
[8]	To be included if financial statements under Section 5.04(a), (b) or (c) of the Credit Agreement are delivered with this Compliance Certificate.
[9]	To be included at such times as set forth in Section 2.08(c) of the Credit Agreement.

Exhibit I

2

(x) [Set forth on Annex 10 attached hereto are (a) a true and correct schedule of each application by any Loan Party, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office during the preceding twelve month period and any IP Agreements, except (1) for any of the foregoing as previously disclosed in writing to the Collateral Agent pursuant to a supplement to Schedule III to the Collateral Agreement, or (2) as not yet required to be disclosed to the Collateral Agent pursuant to Section 4.05(e) of the Collateral Agreement and (b) a copy of a duly executed and delivered Intellectual Property Security Agreement by the applicable Loan Parties with respect to the foregoing Intellectual Property.]10

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

[Signature Page Follows]

[10]	To be included if financial statements under Section 5.04(a) of the Credit Agreement are delivered with this Compliance Certificate.

Exhibit I

3

In WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be duly executed as of             , 20__.

VERSO PAPER HOLDINGS LLC

By:
Name:
Title:

Financial Statements Attached:

[Description of Financial Statements]11

[Signature Page to Compliance Certificate]

[11]	Borrower to describe the attached financial statements.

Exhibit I

4

EXHIBIT I

Annex 1

[EVENT OF DEFAULT – CORRECTIVE ACTIONS]

Exhibit I

Annex 1

1

EXHIBIT I

Annex 2

EBITDA ATTRIBUTABLE TO UNRESTRICTED SUBSIDIARIES AND SCHEDULES IDENTIFYING CONSOLODATING INFORMATION FOR THE BORROWER AND ITS RESTRICTED SUBSIDIARIES

Exhibit I

Annex 2

1

EXHIBIT I

Annex 3

[COMPLIANCE WITH FINANCIAL COVENANTS

AND] RECONCILIATION OF FINANCIAL STATEMENTS

Exhibit I

Annex 3

1

EXHIBIT I

Annex 4

CALCULATIONS OF TOTAL NET LEVERAGE RATIO, TOTAL NET SECURED

LEVERAGE RATIO AND TOTAL NET FIRST LIEN LEVERAGE RATIO

Exhibit I

Annex 4

1

EXHIBIT I

Annex 5

CALCULATION AND USES OF CUMULATIVE CREDIT

[IF USED/APPLICABLE FOR FISCAL PERIOD]

Exhibit I

Annex 5

1

EXHIBIT I

Annex 6

IMMATERIAL SUBSIDIARIES

Exhibit I

Annex 6

1

EXHIBIT I

Annex 7

UNRESTRICTED SUBSIDIARIES

Exhibit I

Annex 7

1

EXHIBIT I

Annex 8

FINANCIAL STATEMENTS1

[1]	To be included if financial statements under Section 5.04(a), (b) or (c) of the Credit Agreement are delivered with this Compliance Certificate.

Exhibit I

Annex 8

1

EXHIBIT I

Annex 9

EXCESS CASH FLOW1

[1]	To be included if financial statements under Section 5.04(a) or (b) of the Credit Agreement are delivered with this Compliance Certificate.

Exhibit I

Annex 9

1

EXHIBIT I

Annex 10

INTELLECTUAL PROPERTY15

[15]	To be included if financial statements under Section 5.04(a) of the Credit Agreement are delivered with this Compliance Certificate.

Exhibit I

Annex 10

1

Exhibit L

Form of Assumption and Reaffirmation Agreement

(see attached)

EXHIBIT L

ASSUMPTION, REAFFIRMATION AND JOINDER AGREEMENT

This ASSUMPTION, REAFFIRMATION AND JOINDER AGREEMENT, dated as of [            ], 20[__] (this “Agreement”), is made by and among VERSO PAPER HOLDING LLC, a Delaware limited liability company (the “Successor Company”), VERSO ENERGY HOLDING LLC, a Delaware limited liability company (“Energy Holdings”), VERSO HOLDING LLC, a Delaware limited liability company (formerly known as Verso Paper Finance Holdings LLC) (“Holdings”), each of the Subsidiary Loan Parties (as defined in the Collateral Agreement) listed on Schedule A hereto (together with Holdings, each, a “Reaffirming Guarantor” and collectively, the “Reaffirming Guarantors” and the Reaffirming Guarantors together with the Successor Company, the “Reaffirming Parties”; and Energy Holdings and the Reaffirming Parties collectively, the “Loan Parties”) and Barclays Bank PLC, as Administrative Agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties (the “Agent”) in favor of and for the benefit of (i) the Lenders party to the Credit Agreement (as defined below) and (ii) the Agent. All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Credit Agreement.

RECITALS:

WHEREAS, Verso Paper Holdings LLC, a Delaware limited liability company (the “Existing Borrower”), the Reaffirming Guarantors, the Agent and the Lenders party thereto have entered into the First Amendment dated as of December 5, 2016 (the “Amendment Agreement,”), which was made in respect of the Senior Secured Term Loan Agreement dated as of July 15, 2016 (the “Existing Credit Agreement”) by and among Holdings, the Existing Borrower, the Subsidiary Loan Parties party thereto the Lenders party thereto, and the Agent (as amended by the Amendment Agreement and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Permitted Restructuring Transactions, (i) NewPage Corporation, a Guarantor under the Existing Credit Agreement, will convert into NewPage LLC, a Delaware limited liability company (ii) the Existing Borrower will merge with and into NewPage LLC with NewPage LLC being the surviving entity, (iii) NewPage LLC will change its legal name to “Verso Paper Holding LLC” (the time at which such merger and name change is consummated and becomes effective is referred to herein as the “Effective Time”), (iv) Holdings has formed Energy Holdings and (v) certain of the Reaffirming Guarantors will enter into mergers and other transactions affecting, inter alia, the names of certain Loan Parties, as summarized on Annex A hereto;

WHEREAS, each of the Reaffirming Parties is party to the Credit Agreement, the Collateral Agreement, and certain other Loan Documents;

WHEREAS, each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Amendment Agreement becoming effective and the consummation of the transactions contemplated thereby;

WHEREAS, the Successor Company has agreed to execute and deliver this Agreement in order to become party to the Credit Agreement and each other Loan Document as Borrower at the Effective Time;

WHEREAS, Energy Holdings has agreed to execute and deliver this Agreement in order to become party to (i) the Credit Agreement as a Subsidiary Loan Party and a Guarantor and (ii) the Collateral Agreement as a Guarantor and a Pledgor; and

1

WHEREAS, each of the Reaffirming Guarantors has agreed to execute and deliver this Agreement in order to, among other things, reaffirm its obligations under the Credit Agreement and the other Loan Documents after giving effect to this Agreement and the transactions contemplated thereby;

NOW, THEREFORE, IT IS AGREED:

1. Assumption of Obligations Under Loan Documents.

a) By executing and delivering this Agreement, the Successor Company hereby unconditionally assumes at the Effective Time, and acknowledges and agrees that it will perform and observe on and after the Effective Time, all Obligations, covenants and agreements to be performed by the Borrower under, and that on and after the Effective Time it is bound in all respects by all of the terms and conditions of, the Credit Agreement, the Collateral Agreement and each other Loan Document to which the Existing Borrower is a party, as Borrower and as if the Successor Company were originally the Borrower thereunder, without further action required on the part of any party. In addition, as of the Effective Time, the Successor Company assumes all liabilities of the Existing Borrower under or arising out of each Loan Document to which the Existing Borrower is a party and all representations, documents, instruments and certificates made or delivered by the Existing Borrower under or in connection with each Loan Document (including, without limitation, the punctual payment when due of the principal, interest and fees owing thereunder from time to time). Further, the Successor Company hereby confirms and agrees that the Loan Documents to which it is a party are, and shall continue on and after the Effective Time to be, in full force and effect in accordance with their respective terms and are, effective as of the Effective Time, ratified and confirmed by the Successor Company in all respects, and the Collateral Documents to which the Successor Company is a party and all of the Collateral described therein do, and shall continue on and after the Effective Time to, secure the payment of the Obligations purported to be secured thereby in accordance with their respective terms (provided, however, that the Successor Company shall no longer be a Guarantor under the Credit Agreement or any other Loan Documents).

b) The Successor Company represents and warrants that it has reviewed the Loan Documents. Effective as of the Effective Time, the Successor Company makes each of the representations and warranties of the Borrower set forth in the Credit Agreement and in each other Loan Document to which the Borrower is a party, all as if the Successor Company were a party to the Credit Agreement and such other Loan Documents as Borrower (other than such representations and warranties that, by their terms, refer to a specific date or time prior to the Effective Time or specifically relate to the Existing Borrower), and confirms that each such representation and warranty is true and correct in all material respects as of the Effective Time except to the extent such representation and warranty is qualified by materiality or material adverse effect, in which instance such representation and warranty shall be true and correct in all respects, and that no Default has occurred and is continuing.

c) For the avoidance of doubt, the Successor Company, as security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, does hereby assign and pledge to the Collateral Agent (as defined in the Collateral Agreement), its successors and permitted assigns, for the benefit of the Secured Parties (as defined in the Collateral Agreement), and does hereby grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of the Successor Company’s right, title and interest in, to or under the Collateral (as defined in the Collateral Agreement), whether now owned or at any time hereafter acquired by the Successor Company or in which the Successor Company now has or at any time in the future may acquire any right, title or interest. Such grant is in addition to, and not in replacement of, the grant of security interests affected pursuant to the Collateral Agreement pursuant to the Successor Company’s assumption of the Obligations, covenants and agreements of the Borrower pursuant to paragraph (a) above.

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2. Joinder to Credit Agreement; Supplement to the Collateral Agreement.

a) By executing and delivering this Agreement, Energy Holdings hereby becomes a First Tier Covenant Party and a Guarantor under and as defined in the Credit Agreement, and acknowledges and agrees to be bound in all respects by all of the terms and conditions of, the Credit Agreement and perform and observe all Obligations, covenants and agreements to be performed by a Subsidiary Loan Party and a Guarantor thereunder, without further action required on the part of any party.

b) In accordance with Section 7.16 of the Collateral Agreement, which provides that additional subsidiaries of any Loan Party may become Subsidiary Loan Parties under and as defined in the Collateral Agreement by execution and delivery of an instrument in the form of a supplement thereto, Energy Holdings (the “New Pledgor”) by executing and delivering this Agreement becomes a Subsidiary Loan Party, a Guarantor and a Pledgor under and as defined in the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, a Guarantor and a Pledgor thereunder, and the New Pledgor hereby agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party, a Guarantor and a Pledgor thereunder. In furtherance of the foregoing, the New Pledgor, as security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, does hereby assign and pledge to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and does hereby grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of the New Pledgor’s right, title and interest in, to or under the Collateral, whether now owned or at any time hereafter acquired by the New Pledgor or in which the New Pledgor now has or at any time in the future may acquire any right, title or interest.

c) The New Pledgor hereby represents and warrants that its true and correct legal name is VERSO ENERGY HOLDING LLC, its jurisdiction of formation is Delaware and the location of its chief executive office is 6775 Lenox Center Court, Suite 400, Memphis, TN 38115.

d) The New Pledgor hereby irrevocably authorizes the Collateral Agent and the Required Lenders at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings and filings with respect to timber to be cut) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether the New Pledgor is an organization, the type of organization and any organizational identification number issued to the New Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent or the Required Lenders may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement and the Collateral Agreement, including describing such property as “all assets of the Debtor, whether now owned or hereafter acquired” or “all property of the Debtor, whether now owned or hereafter acquired” or words of similar effect. The New Pledgor agrees to provide such information to the Collateral Agent and the Required Lenders promptly upon request, including providing within 30 days of any reasonable request therefor legal descriptions of real property (other than real property subject to a Mortgage) on which timber to be cut of the New Pledgor is located.

e) The New Pledgor agrees to reimburse the Agent and the other Secured Parties for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees, disbursements and other charges of counsel for the Agent.

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f) The Collateral Agreement is, effective as of the date hereof, supplemented by replacing Schedules I, II, III, IV, V and VI thereto with Schedules I, II, III, IV, V and VI on Annex B hereto. The New Pledgor and each Reaffirming Party (each, a “Pledgor”) hereby represents and warrants that the foregoing Schedules on Annex B hereto set forth (i) as to Schedule I, each subsidiary of Holdings (other than the Borrower) party to the Collateral Agreement; (ii) as to Schedule II, a true and correct schedule of the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by each Pledgor’s Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness and other Pledged Securities required to be (x) pledged by such Pledgor in order to satisfy the requirements of the Loan Documents, or (y) delivered by such Pledgor pursuant to Section 3.02(b) of the Collateral Agreement; (iii) as to Schedule III, a true and correct schedule of all of the Patents, Trademarks and Copyrights registered to, applied for by, or owned by, each Pledgor as of the date hereof and any IP Agreements of each Pledgor as of the date hereof; (iv) as to Schedule IV, each governmental, municipal or other office in which Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral naming each Pledgor as “debtor” should be filed in order to perfect the Security Interest in Article 9 Collateral; (v) as to Schedule V, a true and correct schedule of all Commercial Tort Claims of each Pledgor, including a summary description of such claims, in excess of $3.0 million individually or $15.0 million in the aggregate for all Pledgors; and (vi) as to Schedule VI, as of the date hereof, any Accounts that have been originated by any Pledgor and any Inventory that has been produced or acquired by any Pledgor, in each case outside of the ordinary course of business. Capitalized terms used and not otherwise defined in this paragraph 2(f) have the respective meanings assigned thereto in the Collateral Agreement.

g) Effective with the replacement of the Schedules to the Collateral Agreement contemplated in the forgoing paragraph 2(f), each Pledgor hereby makes each of the representations and warranties set forth in Section 3.03 and 4.02 of the Collateral Agreement as of the Effective Time, and confirms that each such representation and warranty is true and correct in all material respects as of the Effective Time except to the extent such representation and warranty is qualified by materiality or material adverse effect, in which instance such representation and warranty shall be true and correct in all respects. For the purposes of this paragraph 2(g), each reference to the “Closing Date” in Section 3.03 or 4.02 of the Collateral Agreement shall be deemed to instead refer to the Effective Time.

h) Each reference to a “Subsidiary Loan Party”, a “Guarantor” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Pledgor. The Collateral Agreement is hereby incorporated herein by reference. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

3. Update to Schedule 1.01D to the Credit Agreement. The Credit Agreement is hereby updated by replacing Schedule 1.01D thereto with Schedule 1.01D on Annex C hereto. Each of the Loan Parties hereby represents and warrants that Schedule 1.01D on Annex C hereto sets forth each Immaterial Subsidiary as of the date hereof.

4. Reaffirmation. Each of the Reaffirming Parties hereby confirms its guarantees (in the case of the Reaffirming Guarantors), pledges, grants of security interests and other agreements, as applicable, under each of the Security Documents to which it is party and agrees that notwithstanding the effectiveness of this Agreement and the consummation of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other agreements shall continue to be in full force and effect and shall accrue to the benefit of the Lenders under the Credit Agreement and each of the other Secured Parties. Each of the Reaffirming Parties further agrees to take any action that may be required or that is reasonably requested by the Agent or the Required Lenders to ensure compliance by the Loan Parties with Section 5.10 of the Credit Agreement and hereby reaffirms its obligations under each similar provision of each Security Document to which it is party.

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5. Representations. Each Loan Party represents and warrants to the Agent and the other Secured Parties that: (a) this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing and (b) the representations and warranties made by it as a Guarantor and a Pledgor under the Collateral Agreement are true and correct, in all material respects, on and as of the date hereof.

6. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

7. Counterparts; Severability. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission (e.g., a “pdf” or “tif”) pursuant to procedures approved by the Agent) shall be as effective as delivery of a manually signed original. If any term or provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Amendment Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement, the Collateral Agreement or any other Loan Document or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the Collateral Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Amendment Agreement or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of Holdings, any Borrower or any Guarantor under any Security Document from any of its obligations and liabilities as “Holdings,” “Borrower,” a “Subsidiary Loan Party” (as defined in the applicable Loan Document), a “Pledgor,” a “Guarantor” or a “Grantor” under the Existing Credit Agreement, the Collateral Agreement or the other Security Documents. Each of the Existing Credit Agreement, the Collateral Agreement and the other Security Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or by the Amendment Agreement or in connection in herewith and therewith.

[Reminder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

SUCCESSOR COMPANY:

VERSO PAPER HOLDING LLC

By:
Name:
Title:

ENERGY HOLDINGS:

VERSO ENERGY HOLDING LLC

By:
Name:
Title:

REAFFIRMING GUARANTORS:

VERSO HOLDING LLC

By:
Name:
Title:

VERSO ANDROSOGGIN LLC VERSO QUINNESEC LLC VERSO QUINNESEC REP HOLDING LLC VERSO ENERGY SERVICES LLC VERSO ESCANABA LLC VERSO LUKE LLC VERSO MINNESOTA WISCONSIN LLC VERSO PAPER LLC VERSO WICKLIFFE LLC

By:
Name:
Title:

AGENT:
BARCLAYS BANK PLC

By:
Name:
Title:

Exhibit M

Form of Agreement and Plan of Merger for Permitted Borrower Merger

(see attached)

EXHIBIT M

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of [            ], 2016 (this “Agreement”), is entered into between [SURVIVING ENTITY], a Delaware limited liability company (“LLC1”), and [NON-SURVIVING ENTITY], a Delaware limited liability company (“LLC2”) (jointly, the “Companies”).

WHEREAS, LLC1 desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of LLC2 by means of a merger of LLC2 with and into LLC1 with LLC1 as the surviving entity (the “Merger”); and

WHEREAS, each of the Companies has approved this Agreement and the consummation of the Merger in accordance with Section 18-209 of the Delaware Limited Liability Company Act, 6 Del.C. §18-101, et seq. (the “Delaware LLC Act”) and its respective limited liability company agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01. The Merger.

(a) After satisfaction or waiver of all conditions to the Merger, as the Companies shall determine, LLC1 (and any officer or member of LLC1 on behalf of LLC1, as an “authorized person” within the meaning of the Delaware LLC Act or otherwise), which shall be the surviving entity, shall file a certificate of merger, substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”), with the Secretary of State of the State of Delaware (the “Secretary of State”) and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger or, if no time is specified in the Certificate of Merger, at the time of the filing of the Certificate of Merger with the Secretary of State (the “Effective Time”).

(b) At the Effective Time, LLC2 shall be merged with and into LLC1, whereupon the separate existence of LLC2 shall cease, and LLC1 shall be the surviving entity of the Merger (the “Surviving LLC”) in accordance with the Delaware LLC Act.

SECTION 1.02. Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any person or entity:

(a) Each limited liability company interest in LLC2 outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and no consideration shall be issued in respect thereof; and

(b) Each limited liability company interest in LLC1 outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, remain unchanged and continue to remain outstanding as a limited liability company interest in the Surviving LLC.

SECTION 1.03. Member. At the Effective Time, by virtue of the Merger and without any action on the part of any person or entity, [SOLE MEMBER OF SURVIVING ENTITY], a Delaware [limited liability company] [corporation], [shall continue as the sole member of the Surviving LLC] [which owned all of the outstanding limited liability company interest in LLC2 immediately prior to the Effective Time, shall hold all of the outstanding limited liability company interest in the Surviving LLC and be the sole member of the Surviving LLC.]

ARTICLE II

THE SURVIVING LIMITED LIABILITY COMPANY

SECTION 2.01. Certificate of Formation and Limited Liability Company Agreement. The certificate of formation and limited liability company agreement of LLC1 in effect at the Effective Time shall be the certificate of formation and limited liability company agreement of the Surviving LLC unless and until amended in accordance with their terms and applicable law. The name of the Surviving LLC shall be [            ].

ARTICLE III

TRANSFER AND CONVEYANCE OF ASSETS

AND ASSUMPTION OF LIABILITIES

SECTION 3.01. Transfer, Conveyance and Assumption. At the Effective Time, LLC1 shall continue in existence as the Surviving LLC, and without further transfer, succeed to and possess all of the rights, privileges and powers of LLC2, and all property, real, personal and mixed, and all debts due to LLC2, as well as all other things and causes of action belonging to LLC2, shall vest in LLC1 as the Surviving LLC without further act or deed; thereafter, LLC1, as the Surviving LLC, shall be liable for all of the debts, liabilities and duties of LLC2, and any claim or judgment against LLC2 may be enforced against LLC1, as the Surviving LLC, in accordance with the Delaware LLC Act.

SECTION 3.02. Further Assurances. If at any time LLC1 shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving LLC the title to any property or right of LLC2, or otherwise to carry out the provisions hereof, the proper representatives of LLC2, as of the Effective Time, shall execute and deliver any and all proper deeds, assignments and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving LLC, and otherwise to carry out the provisions hereof.

ARTICLE IV

TERMINATION

SECTION 4.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of each of the Companies; or

(b) by any one of the Companies, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining any one of the Companies from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

SECTION 4.02. Effect of Termination. If this Agreement is terminated pursuant to Section 4.01, this Agreement shall become void and of no effect with no liability on the part of either party hereto.

ARTICLE V

CONDITIONS TO THE MERGER

SECTION 5.01. Conditions to the Obligations of Each Party. The obligations of the Companies to consummate the Merger are subject to satisfaction of the following conditions as of the Effective Time:

(a) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

(b) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger shall have been obtained.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Amendments; No Waivers.

(a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all of the Companies.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 6.02. Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, among the Companies, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding among the Companies with respect to the subject matter hereof.

SECTION 6.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

SECTION 6.04. Governing Law. This Agreement shall be governed by and construed in accordance the laws of the State of Delaware, without regard to principles of conflict of laws.

SECTION 6.05. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

[LLC1]

By:
Name:
Title:

[LLC2]

By:
Name:
Title:

EXHIBIT A

CERTIFICATE OF MERGER

OF

[SURVIVING ENTITY] LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

AND

[NON-SURVIVING ENTITY] LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

dated: [                                ], 2016

The undersigned limited liability company, formed and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name, jurisdiction of formation or organization and type of entity of each of the constituent entities which is to merge are as follows:

Name	Type of Entity	Jurisdiction of Formation or Organization
[SURVIVING ENTITY]	Limited Liability Company	Delaware

[NON-SURVIVING ENTITY]	Limited Liability Company	Delaware

SECOND: An Agreement and Plan of Merger has been approved and executed by (i) [SURVIVING ENTITY] LLC, a Delaware limited liability company (the “Surviving LLC”), and (ii) [NON-SURVIVING ENTITY] LLC, a Delaware limited liability company (the “Non-Surviving Entity”).

THIRD: The name of the surviving domestic limited liability company is [                                ] LLC.

FOURTH: The merger of the Non-Surviving Entity into the Surviving LLC shall be effective [upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware] [on                          , 2016, at     :    [a][p].m. Eastern Time].

FIFTH: The executed Agreement and Plan of Merger is on file at a place of business of the Surviving LLC. The address of such place of business of the Surviving LLC is 6775 Lenox Center Court, Suite 400, Memphis, Tennessee 38115-4436.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving LLC, on request and without cost, to any member of the Surviving LLC and any member or person holding an interest in the Non-Surviving Entity.

IN WITNESS WHEREOF, the Surviving LLC has caused this Certificate of Merger to be duly executed as of the date first written above.

[SURVIVING ENTITY] LLC

By:
Name: [ ]
Title: Authorized Person